Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Notice of 2018 Annual Meeting and Proxy Statement

January 12, 2018

Dear Fellow Shareholder,

I am pleased to invite you to our 2018 Annual Meeting of shareholders, which will be held on Thursday, March 8, 2018, at 10 a.m. at the Hobby Center for the Performing Arts in Houston, Texas.

At the meeting, we will be electing 10 members of our Board of Directors. We will also be considering ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants, re-approval of certain terms of the 2002 Executive Performance Plan, an advisory vote to approve executive compensation, and two shareholder proposals.

You may vote your shares using the Internet or the telephone by following the instructions on page 70 of the proxy statement. Of course, you may also vote by returning a proxy card or voting instruction form if you received a paper copy of this proxy statement.

If you wish to attend the meeting in person, you will need to obtain an admission ticket in advance. You can obtain a ticket by following the instructions on page 71 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you very much for your continued interest in The Walt Disney Company.

Sincerely,

Robert A. Iger
Chairman and Chief Executive Officer

The Walt Disney Company Notice of 2018 Annual Meeting

The 2018 Annual Meeting of shareholders of The Walt Disney Company will be held:

  Thursday, March 8, 2018
  10:00 a.m. Local Time
  Hobby Center for the Performing Arts
  800 Bagby Street
  Houston, Texas 77002

The items of business are:

  1.
  Election of the ten nominees named in the proxy statement as Directors, each for a term of one year.
  2.
  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal 2018.
  3.
  Approval of material terms of performance goals under the Amended and Restated 2002 Executive Performance Plan.
  4.
  Consideration of an advisory vote to approve executive compensation.
  5.
  Consideration of up to two shareholder proposals, if presented.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 8, 2018, are entitled to vote at the meeting and any postponements or adjournments of the meeting. A list of these shareholders is available at the offices of the Company in Burbank, California.

January 12, 2018
Burbank, California

Alan N. Braverman
Senior Executive Vice President,
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on March 8, 2018

The proxy statement and annual report to shareholders and the means to vote by Internet are available at www.ProxyVote.com/Disney.

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this proxy statement.

The Walt Disney Company (500 South Buena Vista Street, Burbank, California 91521) is providing you with this proxy statement relating to its 2018 Annual Meeting of shareholders. We began mailing a notice on January 12, 2018 containing instructions on how to access this proxy statement and our annual report online, and we also began mailing a full set of the proxy materials to shareholders who had previously requested delivery of the materials in paper copy. References to "the Company" or "Disney" in this Proxy Statement refer to The Walt Disney Company and its consolidated subsidiaries.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement

Proxy Summary

Proposals to be Voted On

The following proposals will be voted on at the Annual Meeting of shareholders.

		For More Information	Board Recommendation
Proposal 1: Election of ten directors		Pages 56 to 61	For Each Nominee
Susan E. Arnold	Robert A. Iger
Mary T. Barra	Maria Elena Lagomasino
Safra A. Catz	Fred H. Langhammer
John S. Chen	Aylwin B. Lewis
Francis A. deSouza	Mark G. Parker
Proposal 2:		Page 62	For
Ratification of appointment of independent registered public accountants
Proposal 3:		Pages 62 to 64	For
Approval of material terms of performance goals under the Amended and Restated 2002 Executive Performance Plan
Proposal 4:		Page 64	For
Advisory resolution on executive compensation
Proposal 5:		Pages 65 to 66	Against
Shareholder proposal requesting an annual report disclosing information regarding the Company's lobbying policies and activities
Proposal 6:		Pages 67 to 68	Against
Shareholder proposal requesting the Board amend the Company's Bylaws relating to proxy access to increase the number of permitted nominees, remove the limit on aggregating shares to meet the shareholding requirement, and remove the limitation on renomination of persons based on votes in a prior election

You may cast your vote in any of the following ways:

Internet		Phone	Mail	In Person
Visit www.ProxyVote.com/Disney. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	You can scan this QR code to vote with your mobile phone. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	See below regarding Attendance at the Meeting.

Attendance at the Meeting

If you plan to attend the meeting, you must be a shareholder on the record date and obtain an admission ticket in advance following the instructions set forth on page 71 of this proxy statement. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 7, 2018. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver's license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Large bags, backpacks, suitcases, briefcases, cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security checkpoint before being granted access to the meeting.

Proxy Summary

Proxy Summary

This summary provides highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2017 annual report before you vote.

Executive compensation in fiscal 2017 recognized significant achievements in our Parks and Resorts segment, continued strength of our Studio operations, and leadership in addressing long-term challenges created by a changing media environment, while reflecting financial performance that faced challenges identified at the outset of the year.

Fiscal 2017 Performance

As we communicated to our shareholders early in the fiscal year, fiscal 2017 faced comparability challenges relative to prior-year performance given the extraordinary success of Star Wars: The Force Awakens in fiscal 2016 and cost increases in our Media Networks segment resulting from renewal of key sports rights. Thus, despite strong growth at our Parks and Resorts segment, diluted earnings per share (EPS) declined slightly from fiscal 2016 levels.

Despite declines in fiscal 2017, EPS, net income and revenue all grew between fiscal 2015 and fiscal 2017 at a compound annual growth rate (CAGR) of 8% for EPS, 4% for net income and 3% for revenue, and segment operating income was essentially flat over the period.

  *
  For a reconciliation of segment operating income to net income, see Annex A.
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 1

At the segment level in fiscal 2017, Parks and Resorts experienced a strong increase in operating income, with growth both domestically (despite the impact of two hurricanes during the fiscal year) and internationally. Media Networks operating income declined as an increase in affiliate revenue was offset by a decrease in advertising revenues, the previously mentioned increase in sports rights costs, and higher equity losses from our investments in BAMTech and Hulu as a result of increased investment in the direct-to-consumer business. Operating income at Studio Entertainment and Consumer Products & Interactive Media declined from fiscal 2016 levels due to the extraordinary performance of Star Wars: The Force Awakens in the prior fiscal year.

        Change in Operating Income by Segment

The Company's long-term record of strong performance is reflected in five- and ten-year total shareholder returns (TSRs) that outperformed the S&P 500, by 124 percentage points in the case of the ten-year TSR.

        1-, 3-, 5- and 10-Year TSR, DIS vs. S&P 500

We also outperformed our Media Industry Peers (used for benchmarking purposes as described on page 19) for the five- and ten-year periods.

2 Proxy Summary

        1-, 3-, 5- and 10-Year TSR, DIS vs. Media Industry Peers

  *
  Market cap-weighted TSR for The Walt Disney Company, CBS, Twenty-First Century Fox, Time Warner, Viacom, and Comcast

This outperformance for the five- and ten-year periods is even greater if Disney itself is excluded from the Media Industry Peers, as the TSR for the other companies was 91% and 169% for those periods.

Compensation Structure and Philosophy

We summarize the Compensation Committee's compensation philosophy and address Mr. Iger's fiscal 2017 compensation below. We provide a more detailed explanation of our compensation program, Mr. Iger's compensation and the compensation of other named executive officers in the Compensation Discussion and Analysis beginning on page 19.

The Compensation Committee firmly believes in pay for performance. Again in fiscal 2017, over 90% of Mr. Iger's target annual total direct compensation depended on the Company's financial results and the performance of Disney stock.

Base salary is the only fixed element of Mr. Iger's annual compensation, and his base salary in fiscal 2017 remained unchanged since fiscal 2012. Substantially all other annual compensation breaks into the following performance-based categories:

•
A performance-based annual cash bonus opportunity that is:
(a)
70% dependent on achievement of performance against four financial measures (segment operating income, adjusted EPS, after-tax free cash flow, and return on invested capital), all of which the Compensation Committee believes drive long-term shareholder value creation; and
(b)
30% dependent on the Compensation Committee's assessment of individual contributions toward achievement of qualitative goals tied to the Company's strategic priorities.
•
An annual equity award, which for the Chief Executive Officer is comprised of 50% options and 50% performance-based units. The realized option value depends on the performance of Disney stock and the realized performance-unit value depends on three-year achievement of relative TSR and EPS performance.
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 3

Fiscal 2017 Chief Executive Officer Compensation

Over the course of his tenure as Chief Executive Officer, Mr. Iger has driven spectacular financial performance and created significant shareholder value, with Disney's market capitalization increasing 225% from $45.8 billion when Mr. Iger became Chief Executive Officer in October 2005 to $148.9 billion at the end of fiscal 2017. Since fiscal 2005, Disney has achieved exceptional financial performance highlighted by:

•
11% compounded annual growth in income from continuing operations attributable to Disney
•
14% compounded annual growth in diluted EPS
•
385% increase in total shareholder return, illustrating significant outperformance relative to the S&P 500 and Media Industry Peers, whose total returns increased 164% and 225% respectively, over this period

      Income from Continuing Operations Attributable to Disney

      Diluted EPS (Reported)

      TSR from Sept. 30, 2005 — Sept. 29, 2017

  *
  Market cap-weighted TSR for The Walt Disney Company, CBS, Twenty-First Century Fox, Time Warner, Viacom, and Comcast
4 Proxy Summary

Against the backdrop of this track record of consistent strong performance, the Compensation Committee made the following decisions with respect to Mr. Iger's fiscal 2017 compensation.

Salary: The Compensation Committee left Mr. Iger's annual salary rate for fiscal 2017 unchanged.

Equity Awards: The Compensation Committee left the value of Mr. Iger's equity awards for fiscal 2017 approximately equal to the values for the last five fiscal years. Half of this equity award is in the form of performance-based stock units and half is in the form of stock options.

Non-Equity Incentive Plan Compensation: Mr. Iger's performance-based cash bonus of $15.2 million (compared to $20.0 million for fiscal 2016) reflects performance against the four financial performance measures and qualitative goals as discussed below:

•
Financial Performance Measures:  The Compensation Committee sets performance ranges for the four financial performance measures that are used to determine 70% of each named executive officer's bonus award early in the fiscal year. In establishing these ranges for fiscal 2017, the Committee set ranges that generally reflected increases over the prior year's ranges while taking into account the exceptional performance in preceding years and challenges the Company would face in fiscal 2017.

  The Company demonstrated superior execution in a number of areas in fiscal 2017, including reaching profitability at Shanghai Disney Resort ahead of schedule, improvement of performance at Disneyland Paris, and continued strength in our studio, which had six films generating over $600 million in global box office sales. The Company also initiated an important strategic shift by beginning development of direct-to-consumer offerings of sports programming (planned for 2018) and Disney, Pixar, Marvel and Star Wars content (planned for 2019). Nevertheless, as measured for compensation purposes, adjusted segment operating income declined 5%, adjusted earnings per share were down $0.05, return on invested capital declined 90 basis points, and after-tax free cash flow declined 12%.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 5

  This performance resulted in performance factors that ranged from 78% to 155% across the four measures, and the weighted average of the four financial performance factors was 100%.

  In comparing actual performance for fiscal 2017 for the purposes of establishing compensation to the performance ranges, the Compensation Committee adjusted for the impacts of: a litigation settlement; restructuring charges; the gain recognized in the value of BAMTech in connection with increased ownership of BAMTech; the effects of two hurricanes during the fiscal year; and changes in accounting principles relating to restricted cash and taxation of equity compensation. Return on invested capital and after-tax free cash flow are calculated as set forth on page 30.

•
Other Performance Factor:  In setting the other performance factor for Mr. Iger, the Compensation Committee considered Mr. Iger's outstanding leadership in addressing the long-term challenges created by a changing media environment. This leadership included the strategic initiative to develop a direct-to-consumer business and the necessary investments in that initiative including the acquisition of a majority stake in BAMTech. In addition, the Compensation Committee considered the creative success reflected in the Studio's performance, the profitability of Shanghai Disney Resort in its first full year of operation, and improvements at Disneyland Paris. Taking all this into account, the Compensation Committee applied a factor of 189% for Mr. Iger's qualitative performance in fiscal 2017 versus 202% in fiscal 2016.

As a result, despite strong performance in the face of known comparability challenges and Mr. Iger's on-going strategic leadership, the absence of growth in fiscal 2017 led to a decline of $4.8 million in Mr. Iger's bonus compared to fiscal 2016.

The Committee believes Mr. Iger's compensation in fiscal 2017 continues to reflect its pay for performance orientation, as demonstrated in the following chart, which shows how declines in Mr. Iger's bonus compare to declines in performance against the Compensation Committee's performance goals (reflected in the weighted average of the financial and other performance factors multiplied by the target bonus) over the last three years.

6 Proxy Summary

The rigor of the program and pay for performance alignment is further demonstrated in a comparison of the Company's performance and Mr. Iger's compensation over the last three years. As shown below, the Company's adjusted EPS grew at a compound annual growth rate of 5% from fiscal 2015 to fiscal 2017 and operating income was flat over the period. Despite the growth in EPS, Mr. Iger's incentive bonus award decreased 18% and his total compensation decreased 10% on a compounded basis over this period.

CEO Compensation Trends

	FY2015	FY2016	FY2017	Compounded Growth FY15-FY17
Adjusted EPS	$5.15	$5.72	$5.70	5%

Operating Income ($M)	$14,681	$15,721	$14,775	0%

Mr. Iger's Cash Bonus	$22,340,000	$20,000,000	$15,200,000	(18%	)

Mr. Iger's Total Compensation	$44,913,614	$43,882,396	$36,283,680	(10%	)

*
Reconciliations of segment operating income to net income and adjusted EPS to reported EPS (diluted EPS) are set forth in Annex A.

Additional details on our compensation program and fiscal 2017 compensation can be found in the Executive Compensation section of this proxy statement beginning on page 19.

Approval of Performance Goals Under 2002 Executive Performance Plan

We are seeking approval of the material terms of the performance goals under the Company's Amended and Restated 2002 Executive Performance Plan (the 2002 Plan). The 2002 Plan is structured to allow for the deduction of compensation awarded under the plan to the extent permitted pursuant to Section 162(m) of the Internal Revenue Code. Applicable IRS regulations require shareholder approval of terms of the 2002 Plan no less than every five years, and shareholders last approved the plan in 2013. Although the deduction for compensation under the plan was recently repealed for taxable years beginning after December 31, 2017, awards made for the current fiscal year or pursuant to contracts entered into prior to repeal will, in many circumstances, remain eligible for the exemption.

The Board of Directors recommends that shareholders approve the material terms of the performance goals under the 2002 Plan so that compensation awarded under the plan will remain deductible to the extent permitted.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 7

Shareholder Proposals

In this year's proxy statement, you will find two shareholder proposals, one seeking additional disclosure regarding lobbying expenses and one requesting changes to our proxy access bylaw.

•
Lobbying Disclosure:  The proposal requests the Company to provide additional disclosure regarding its political activities, including information regarding its lobbying activities. The Company already provides substantial disclosure regarding our political activities, and the additional requested disclosure would exceed that provided by many other companies, putting the Company at a disadvantage without providing meaningful new information to shareholders. The Board therefore recommends that you vote against this proposal.

•
Proxy Access Amendments:  The proposal requests three changes to our proxy access bylaw: removing the limit on the number of shareholders that can be aggregated to reach the 3% threshold for submitting nominees; removing the limitation on repeat nominations of candidates who receive less than a 25% favorable vote; and increasing the maximum number of directors that can be nominated to 25% of the Board. The Board believes that these changes, which are outside the mainstream of current proxy access bylaws, are unnecessary and would disrupt the balanced approach reflected in our current bylaws, and therefore recommends that you vote against this proposal.

You can read our detailed positions on these proposals on pages 65 to 68.

8 Proxy Summary

Corporate Governance and Board Matters

Governing Documents

The Board of Directors has adopted Corporate Governance Guidelines, which set forth a flexible framework within which the Board, assisted by its Committees, directs the affairs of the Company. The Guidelines address, among other things, the composition and functions of the Board of Directors, director independence, stock ownership by and compensation of Directors, management succession and review, Board leadership, Board Committees and selection of new Directors.

The Company has Standards of Business Conduct, which are applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Business Conduct and Ethics for Directors, which contains provisions specifically applicable to Directors.

Each Committee on the Board of Directors is governed by a charter adopted by the Board of Directors.

The Corporate Governance Guidelines, the Standards of Business Conduct, the Code of Business Conduct and Ethics for Directors and each of the Committee charters are available on the Company's Investor Relations website under the "Corporate Governance" heading at www.disney.com/investors and in print to any shareholder who requests them from the Company's Secretary. If the Company amends or waives the Code of Business Conduct and Ethics for Directors or the Standards of Business Conduct with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at the same location on its website.

The Board of Directors

The current members of the Board of Directors are:

Susan E. Arnold	Fred H. Langhammer
Mary T. Barra	Aylwin B. Lewis
John S. Chen	Robert W. Matschullat
Jack Dorsey	Mark G. Parker
Robert A. Iger	Sheryl K. Sandberg
Maria Elena Lagomasino	Orin C. Smith

In addition, on December 5, 2017, the Board elected Safra A. Catz and Francis A. deSouza to become members of the Board effective February 1, 2018.

The Board met six times during fiscal 2017. Each current Director attended at least 75% of all of the meetings of the Board and Committees on which he or she served that occurred while he or she served on the Board or the Committees. All directors holding office at the time attended the Company's 2017 annual shareholders meeting. Under the Company's Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Board Leadership

The Company's Corporate Governance Guidelines specify that the Chairman of the Board shall in the normal course be an independent Director, unless the Board determines that, in light of the circumstances then present when any such decision is made, a different structure would better serve the best interests of the shareholders. The Guidelines also provide that the Board will disclose in each proxy statement the reasons for a different arrangement and appoint an independent Director as Lead Director with duties and responsibilities detailed in the Corporate Governance Guidelines.

Mr. Iger has served as Chairman since March of 2012, when he assumed that position upon the retirement of John Pepper who had previously served as Chairman. In making Mr. Iger Chairman, the Board determined that doing so would promote a number of important objectives: it would add a substantial strategic perspective to the Chair position and put in place an effective plan for the future transition of leadership while at the same time providing important continuity to Board leadership. In making these judgments, the Board took

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 9

into account its evaluation of Mr. Iger's performance as Chief Executive Officer and President, his very positive relationships with the other members of the Board of Directors and the strategic vision and perspective he would bring to the position of Chairman. The Board was uniformly of the view that Mr. Iger would provide excellent leadership of the Board in the performance of its duties and that naming him as Chairman would serve the best interests of shareholders.

Mr. Iger's employment agreement provides that he will serve as Chief Executive Officer and Chairman through the end of its term. Each year, the independent members of the Board determine whether to elect Mr. Iger Chairman in accordance with the employment agreement. In doing so, the Board considers whether Mr. Iger's continuing to serve as both Chairman and Chief Executive Officer would be in the best interests of shareholders. Based on the demonstrated success of this structure to date, both in terms of the functioning of the Board and the growth of the Company, and the continued benefits of retaining Mr. Iger's strategic perspective in the position of Chairman, the Board has concluded that Mr. Iger's continuing service as Chairman remains in the best interests of shareholders and that, absent an unexpected change in circumstances, he should continue to serve in the role through the term of his agreement.

At the time Mr. Iger became Chairman, the Board unanimously elected Orin Smith as independent Lead Director. The duties of the independent Lead Director were expanded in connection with the appointment of Mr. Iger as Chairman, and were further expanded in 2013 based on feedback from investors regarding Lead

Director duties. The duties of the Lead Director are as follows:

•
Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of non-management or independent Directors;
•
Call meetings of the independent or non-management Directors;
•
Serve as liaison between the Chairman and the independent and non-management Directors;
•
Advise as to the scope, quality, quantity and timeliness of information sent to the Board of Directors;
•
In collaboration with the Chief Executive Officer and Chairman, and with input from other members of the Board, develop and have final authority to approve meeting agendas for the Board of Directors, including assurance that there is sufficient time for discussion of all agenda items;
•
Organize and lead the Board's annual evaluation of the Chief Executive Officer;
•
Be responsible for leading the Board's annual self-assessment;
•
Be available for consultation and direct communication upon the reasonable request of major shareholders;
•
Advise Committee Chairs with respect to agendas and information needs relating to Committee meetings;
•
Provide advice with respect to the selection of Committee Chairs; and
•
Perform such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Committees

The Board of Directors has four standing committees: Audit, Governance and Nominating, Compensation and

Executive. Information regarding these committees is provided below.

Audit Committee

John S. Chen (Chair) Fred H. Langhammer Aylwin B. Lewis Robert W. Matschullat	The functions of the Audit Committee are described below under the heading "Audit Committee Report." The Audit Committee met seven times during fiscal 2017. All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines. The Board has determined that each of the members of the Committee is qualified as an audit committee financial expert within the meaning of SEC regulations and that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.
10

Corporate Governance and Board Matters

Governance and Nominating Committee

Susan E. Arnold Robert W. Matschullat Mark G. Parker Sheryl K. Sandberg Orin C. Smith (Chair)	The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Committee assists the Board in developing criteria for open Board positions, reviews background information on potential candidates and makes recommendations to the Board regarding such candidates. The Committee also reviews and approves transactions between the Company and Directors, officers, 5% shareholders and their affiliates under the Company's Related Person Transaction Approval Policy, supervises the Board's annual review of Director independence and the Board's annual self-evaluation, makes recommendations to the Board with respect to compensation of non-executive members of the Board of Directors, makes recommendations to the Board with respect to Committee assignments and oversees the Board's director education practices. The Committee met six times during fiscal 2017. All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

Compensation Committee

Mary T. Barra Jack Dorsey Maria Elena Lagomasino Aylwin B. Lewis (Chair) Orin C. Smith	The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluating the performance of the Chief Executive Officer and, either as a committee or together with the other independent members of the Board, determining and approving the compensation level for the Chief Executive Officer. The Committee is also responsible for making recommendations to the Board regarding the compensation of other executive officers and certain compensation plans, and the Board has also delegated to the Committee the responsibility for approving these arrangements. Additional information on the roles and responsibilities of the Compensation Committee is provided under the heading "Compensation Discussion and Analysis," below. In fiscal 2017, the Compensation Committee met six times. All of the members of the Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

Executive Committee

Robert A. Iger Orin C. Smith (Chair)	The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board. In practice, the Committee's actions are generally limited to matters such as the authorization of routine transactions including corporate credit facilities and borrowings. In fiscal 2017, the Executive Committee held no meetings.

The Board's Role in Risk Oversight

As noted in the Company's Corporate Governance Guidelines, the Board, acting directly or through Committees, is responsible for "assessing major risk factors relating to the Company and its performance" and "reviewing measures to address and mitigate such risks." In discharging this responsibility, the Board, either directly or through Committees, assesses both (a) risks that relate to the key economic and market assumptions that inform the Company's business plans and growth strategies and (b) significant operational risks related to the conduct of the Company's day-to-day operations.

Risks relating to the market and economic assumptions that inform the Company's business plans and growth strategies are specifically addressed with respect to each business unit in connection with the Board's annual review of the Company's five-year plan. The Board also has the opportunity to address such risks at each Board

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 11

meeting in connection with its regular review of significant business and financial developments. The Board reviews risks arising out of specific significant transactions when these transactions are presented to the Board for review or approval.

Significant operational risks that relate to on-going business operations are the subject of regularly scheduled reports to either the full Board or one of its committees. The Board acting through the Audit Committee periodically reviews whether these reports appropriately cover the significant risks that the Company may then be facing.

Each of the Board's committees addresses risks that fall within the committee's areas of responsibility. For example, the Audit Committee periodically reviews the audit plan of the internal audit department, the international labor standards compliance program, the Company's information technology risks and mitigation strategies, the tax function, treasury operations, insurance, and the Company's standards of business conduct compliance program. In addition, the Audit Committee receives regular reports from: corporate controllership and the outside auditor on financial reporting matters; the internal audit department about significant findings; and the general counsel regarding legal and regulatory risks. The Audit Committee reserves time at each meeting for private sessions with the chief financial officer, general counsel, head of the internal audit department and outside auditors. The Compensation Committee addresses risks arising out of the Company's executive compensation programs as described at pages 24 to 25, below.

The independent Lead Director promotes effective communication and consideration of matters presenting significant risks to the Company through his role in developing the Board's meeting agendas, advising committee chairs, chairing meetings of the independent Directors and facilitating communications between independent Directors and the Chief Executive Officer.

Director Selection Process

Working closely with the full Board, the Governance and Nominating Committee develops criteria for open Board positions. In developing these criteria, the Committee takes into account a variety of factors, which may include: the current composition of the Board and expected retirements from the Board; the range of talents, experiences and skills that would best complement those already represented on the Board; the balance of management and independent Directors; and the need for financial or other specialized expertise. Applying these criteria, the Committee considers candidates for Board membership suggested by Committee members, other Board members, management, and shareholders. The Committee retains a third-party executive search firm to identify and review candidates upon request of the Committee from time to time.

Once the Committee has identified a prospective nominee — including prospective nominees recommended by shareholders — it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the Committee takes into account the information provided to the Committee with the recommendation of the candidate, as well as the Committee's own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the criteria that the

Committee has established. If the Committee determines, in consultation with the Chairman of the Board and other Directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

•
the ability of the prospective nominee to represent the interests of the shareholders of the Company;
•
the prospective nominee's standards of integrity, commitment and independence of thought and judgment;
•
the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines;
•
the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;
•
the extent to which the prospective nominee helps the Board reflect the diversity of the Company's shareholders, employees, customers and guests and the communities in which it operates; and
12

Corporate Governance and Board Matters

•
the willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in the Company's Corporate Governance Guidelines.

If the Committee decides, on the basis of its preliminary review, to proceed with further consideration, members of the Committee, as well as other members of the Board as appropriate, interview the nominee. After completing this evaluation and interview, the Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the new Director after considering the Committee's report.

In selecting nominees for Director, the Board seeks to achieve a mix of members who together bring experience and personal backgrounds relevant to the Company's strategic priorities and the scope and complexity of the Company's business. In light of the Company's current priorities, the Board seeks experience relevant to managing branded franchises, the creation of high-quality branded entertainment products and services, addressing the impact of rapidly changing technology and the management of a multi-national business. The Board also seeks experience in large, diversified enterprises and demonstrated ability to manage complex issues that involve a balance of risk and reward and seeks Directors who have expertise in specific areas such as consumer and cultural trends, business innovation, growth strategies, financial oversight and international business and governmental issues. The background information on current nominees beginning on page 56 sets out how each of the current nominees contributes to the mix of experience and qualifications the Board seeks.

In making its recommendations with respect to the nomination for re-election of existing Directors at the annual shareholders meeting, the Committee assesses the composition of the Board at the time and considers the extent to which the Board continues to reflect the criteria set forth above.

A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company's Bylaws relating to shareholder nominations as described in "Shareholder Communications" below.

Director Independence

The provisions of the Company's Corporate Governance Guidelines regarding Director independence meet and in some areas exceed the listing standards of the New York Stock Exchange. These provisions are included in the Company's Corporate Governance Guidelines, which are available on the Company's Investor Relations website under the "Corporate Governance" heading at www.disney.com/investors.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in November 2017. During this review, the Board considered transactions and relationships between the Company and its subsidiaries and affiliates on the one hand and, on the other hand, Directors, immediate family members of Directors, or entities of which a Director or an immediate family member is an executive officer, general partner or significant equity holder. The Board also considered whether there were any transactions or relationships between any of these persons or entities and any members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that all of the Directors serving in fiscal 2017 or nominated for election at the 2018 Annual Meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Mr. Iger. Mr. Iger is considered an inside Director because of his employment as a senior executive of the Company.

In determining the independence of each Director, the Board considered and deemed immaterial to the Directors' independence transactions involving the sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies or organizations at which some of our Directors or their immediate family members were officers or employees during fiscal 2017. In each case, the amount paid to or received from these companies or organizations in each of the last three years was below the 2% of total revenue threshold in the Guidelines. The Board determined that none of the relationships it considered impaired the independence of the Directors.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 13

Certain Relationships and Related Person Transactions

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which the Company is a participant and in which any Director, executive officer, holder of more than 5% of our outstanding shares or any immediate family member of any of these persons has a direct or indirect material interest. Directors, 5% shareholders and executive officers are required to inform the Company of any such transaction promptly after they become aware of it, and the Company collects information from Directors and executive officers about their affiliations and affiliations of their family members so the Company can search its records for any such transactions. Transactions are presented to the Governance and Nominating Committee of the Board (or to the Chairman of the Committee if the Committee delegates this responsibility) for approval before they are entered into or, if this is not possible, for ratification after the transaction has been entered into. The Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company, including whether the transaction impairs independence of a Director. The policy does not require review of the following transactions:

•
Employment of executive officers approved by the Compensation Committee;
•
Compensation of Directors approved by the Board;
•
Transactions in which all shareholders receive benefits proportional to their shareholdings;
•
Ordinary banking transactions identified in the policy;
•
Any transaction specifically contemplated by the Company's Restated Certificate of Incorporation or Bylaws, or any action approved by the Board where the interest of the Director, executive officer, 5% shareholder or family member is disclosed to the Board prior to such action;
•
Commercial transactions in the ordinary course of

    business with entities affiliated with Directors, executive officers, 5% shareholders or their family members if the aggregate amount involved during a fiscal year is less than the greater of (a) $1,000,000 and (b) 2% of the Company's or other entity's gross revenues and the related person's interest in the transaction is based solely on his or her position with the entity;

•
Charitable contributions to entities where a Director is an executive officer of the entity if the amount is less than the lesser of $200,000 and 2% of the entity's annual contributions; and
•
Transactions with entities where the Director, executive officer, 5% shareholder or immediate family member's sole interest is as a non-executive officer employee of, volunteer with, or director or trustee of the entity.

Each of the investment management firms Vanguard Group, Inc. and Blackrock, Inc., through their affiliates, held more than 5% of the Company's shares during fiscal 2017. Funds managed by affiliates of Vanguard and Blackrock are included as investment options in defined contribution plans offered to Disney employees. In addition, Blackrock manages investment portfolios for the Company's pension funds and provides reporting services related to management of investment in the pension funds. Vanguard and Blackrock received fees of approximately $1 million and $11.6 million, respectively, in fiscal 2017 based on the amounts invested in funds managed by them, and Blackrock received fees of approximately $300,000 for the risk reporting services. These relationships were in place before Vanguard and Blackrock reported beneficial ownership of more than 5% of the Company's outstanding shares. The ongoing relationships were reviewed and approved by the Governance and Nominating Committee under the Related Person Transaction Approval Policy in November 2017.

Shareholder Communications

Generally. Shareholders may communicate with the Company through its Transfer Agent, Broadridge Corporate Issuer Solutions, by writing to Disney Shareholder Services, c/o Broadridge Corporate Issuer Solutions, P.O. Box 1342, Brentwood, NY 11717, by calling Disney Shareholder Services care of Broadridge at 1-855-553-4763, or by sending an e-mail to disneyshareholder@broadridge.com. Additional information about contacting the Company is available on the Disney Shareholder Services website

(www.disneyshareholder.com) under the "Contact Us" tab.

Shareholders and other persons interested in communicating directly with the independent Lead Director or with the non-management Directors as a group may do so by writing to the independent Lead Director, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030. Under a process approved by the Governance and Nominating

14

Corporate Governance and Board Matters

Committee of the Board for handling letters received by the Company and addressed to non-management members of the Board, the office of the Secretary of the Company reviews all such correspondence and forwards to Board members a summary and/or copies of any such correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Committees thereof or that he otherwise determines requires their attention. The Governance and Nominating Committee reviews summaries of all correspondence from identified shareholders at each regular meeting of the Committee. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Shareholder Proposals for Inclusion in 2019 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2019 Annual Meeting, shareholder proposals must be received by the Company's Secretary no later than the close of business on September 14, 2018. Proposals should be sent to the Secretary, The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521-1030 and follow the procedures required by SEC Rule 14a-8.

Shareholder Director Nominations for Inclusion in 2019 Proxy Statement. Under our Bylaws, written notice of shareholder nominations to the Board of Directors that are to be included in the proxy statement pursuant to the proxy access provisions in Article II, Section 11 of our Bylaws must be delivered to the Company's Secretary not later than 120 nor earlier than 150 days prior to the first anniversary of the preceding year's annual meeting. Accordingly any eligible shareholder who wishes to have a nomination considered at the 2019 Annual Meeting and included in the Company's proxy statement must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed nominee) to the Company's Secretary between October 9, 2018 and November 8, 2018.

Shareholder Director Nomination and Other Shareholder Proposals for Presentation at the 2019 Annual Meeting Not Included in 2019 Proxy Statement. Under our Bylaws, written notice of shareholder nominations to the Board of Directors or any other business proposed by a shareholder that is not to be included in the proxy statement must be delivered to the Company's Secretary not later than 90 nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2019 Annual Meeting but not included in the Company's proxy statement must deliver a written notice (containing the information specified in our bylaws regarding the shareholder and the proposed action) to the Company's Secretary between November 8, 2018 and December 8, 2018. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise shareholders how management intends to vote.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 15

Director Compensation

The elements of annual Director compensation for fiscal 2017 were as follows.

Annual Board retainer	$110,000

Annual committee retainer (except Executive Committee)[1]	$10,000

Annual Governance and Nominating Committee chair retainer[2]	$15,000

Annual Compensation Committee chair retainer[2]	$20,000

Annual Audit Committee chair retainer[2]	$25,000

Annual deferred stock unit grant	$185,000

Annual retainer for independent Lead Director[3]	$50,000

1
Per committee.
2
This is in addition to the annual committee retainer the Director receives for serving on the committee.
3
This is in addition to the annual Board retainer, committee fees and the annual deferred stock unit grant.

To encourage Directors to experience the Company's products, services and entertainment offerings personally, each non-employee Director may receive Company products and services up to a maximum of $15,000 in fair market value per calendar year plus reimbursement of associated tax liabilities. Director's spouses, children and grandchildren may also participate in this benefit within each Director's $15,000 limit.

The Company reimburses Directors for the travel expenses of, or provides transportation on Company aircraft for, immediate family members of Directors if the family members are specifically invited to attend events for appropriate business purposes. Family members (including domestic partners) may accompany Directors traveling on Company aircraft for business purposes on a space-available basis.

Directors participate in the Company's employee gift matching program on the same terms as senior executives. Under this program, the Company matches contributions of up to $50,000 per calendar year per Director to charitable and educational institutions meeting the Company's criteria.

Directors who are also employees of the Company receive no additional compensation for service as a Director.

Under the Company's Corporate Governance Guidelines, non-employee Director compensation is determined annually by the Board of Directors acting on the recommendation of the Governance and Nominating Committee. In formulating its recommendation, the Governance and Nominating Committee receives input from the third-party compensation consultant retained by the Compensation Committee regarding market practices for Director compensation.

Director Compensation for Fiscal 2017

The following table sets forth compensation earned during fiscal 2017 by each person who served as a non-employee Director during the year.

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Susan E. Arnold	$128,750	$185,246	$11,029	$325,025

Mary T. Barra	11,658	19,492	—	31,150

John S. Chen	134,167	185,246	56,459	375,872

Jack Dorsey	120,028	185,246	—	305,274

Maria Elena Lagomasino	120,000	185,246	150	305,396

Fred H. Langhammer	120,000	185,246	34,634	339,880

Aylwin B. Lewis	141,333	185,246	13,382	339,961

Robert W. Matschullat	140,903	185,246	33,860	360,009

Mark G. Parker	111,277	185,246	—	296,523

Sheryl K. Sandberg	120,000	185,246	68,860	374,106

Orin C. Smith	195,000	185,246	86,899	467,145

Fees Earned or Paid in Cash.    "Fees Earned or Paid in Cash" includes the annual Board retainer and annual committee and committee-chair retainers, whether paid currently or deferred by the Director to be paid in cash or shares after service ends. Directors are permitted to elect each year to receive all or part of their retainers in Disney stock and, whether paid in cash or stock, to defer all or part of their retainers until after service as a Director ends. Directors who elect to receive deferred compensation in cash receive a credit each quarter, and the balance in their deferred cash account earns interest at an annual rate equal to the Moody's Average Corporate (Industrial) Bond Yield, adjusted quarterly, for amounts deferred prior to calendar 2018. For amounts deferred after calendar year 2017, the interest rate will be equal to 120% of the Applicable Long-Term Federal Interest Rate as determined from time to time by the United States Internal Revenue Service. For fiscal 2017, the average interest rate was 4.07%.

The following table sets forth the form of fees received by each Director who elected to receive compensation in a form other than currently paid cash. The number of

16

Director Compensation

stock units awarded is equal to the dollar amount of fees accruing each quarter divided by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of Company common stock on each day in the ten-day period. Stock units distributed currently were accumulated throughout the year and distributed as shares following December 31, 2017.

	Cash		Stock Units

	Paid Currently	Deferred	Value Distributed Currently	Value Deferred	Number Of Units
Mary T. Barra	$1,495	—	—	$10,163	103

John S. Chen	119,167	—	$15,000	—	143

Jack Dorsey	60,014	—	60,014	—	571

Maria Elena Lagomasino	—	—	—	120,000	1,142

Aylwin B. Lewis	70,667	—	—	70,667	674

Mark G. Parker	—	—	—	111,277	1,060

Sheryl K. Sandberg	60,000	—	60,000	—	571

Stock Awards.    "Stock Awards" sets forth the market value of the deferred stock unit grants to Directors and the amount reported is equal to the market value of the Company's common stock on the date of the award times the number of shares underlying the units. Units are awarded at the end of each quarter and the number of units is determined by dividing the amount payable with respect to the quarter by the average over the last ten trading days of the quarter of the average of the high and low trading price for shares of the Company common stock on each day in the ten-day period. Each Director other than Ms. Barra was awarded 1,760 units in fiscal 2017. Ms. Barra was awarded 199 units in fiscal 2017.

Unless a Director elects to defer receipt of shares until after his or her service as a Director ends, shares with respect to annual deferred stock unit grants are normally distributed to the Director on the second anniversary of the award date, whether or not the Director is still a Director on the date of distribution.

At the end of any quarter in which dividends are distributed to shareholders, Directors receive additional stock units with a value (based on the average of the high and low trading prices of the Company common stock averaged over the last ten trading days of the quarter) equal to the amount of dividends they would have received on all stock units held by them at the end of the prior quarter. Shares with respect to these additional units are distributed when the underlying units are distributed. Units awarded in respect of dividends are included in the fair value of the stock units when the units are initially awarded and therefore are not included in the tables above, but they are included in the total units held at the end of the fiscal year in the table below.

Prior to fiscal 2011, each Director serving on March 1 of any year received an option on that date to acquire shares of Company stock. The exercise price of the options was equal to the average of the high and low prices reported on the New York Stock Exchange on the date of grant.

The following table sets forth all stock units and options held by each Director as of the end of fiscal 2017. All stock units are fully vested when granted, but shares are distributed with respect to the units only later, as described above. Stock units in this table are included in the share ownership table on page 72 except to the extent they may have been distributed as shares and sold prior to January 8, 2018.

	Stock Units	Number of Shares Underlying Options Held
Susan E. Arnold	16,370	—

Mary T. Barra	302	—

John S. Chen	26,284	12,143

Jack Dorsey	4,068	—

Maria Elena Lagomasino	5,507	—

Fred H. Langhammer	18,603	—

Aylwin B. Lewis	23,529	12,143

Robert W. Matschullat	40,089	12,143

Mark G. Parker	4,944	—

Sheryl K. Sandberg	7,854	—

Orin C. Smith	3,634	12,143

The Company's Corporate Governance Guidelines encourage Directors to own, or acquire within three years of first becoming a Director, shares of common stock of the Company (including stock units received as Director compensation) having a market value of at least five times the amount of the annual Board retainer for the Director. Unless the Board exempts a Director, each Director is also required to retain stock representing no less than 50% of the after-tax value of exercised options and shares received upon distribution of deferred stock units until he or she meets the stock holding guideline described above. Based on the holdings of units and shares on January 8, 2018, each Director complied with the minimum holding requirement on that date except Ms. Barra, who is within the three-year period following the date on which she first became a Director.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 17

All Other Compensation.    "All Other Compensation" includes:

•
Reimbursement of tax liabilities associated with the product familiarization benefits. The value of the product familiarization benefits themselves and travel benefits are not included in the table as permitted by SEC rules because the aggregate incremental cost to the Company of providing these benefits did not exceed $10,000 for any Director. The reimbursement of associated tax liabilities was less than $10,000 for each Director other than Mr. Langhammer, Mr. Lewis, Mr. Matschullat, and Ms. Sandberg for whom the reimbursement was $13,813, $13,382, $18,860, and $18,860 respectively.
•
Interest earned on deferred cash compensation, which was less than $10,000 for each Director.

•
The matching charitable contribution of the Company, which was less than $10,000 for each Director other than Mr. Chen, Mr. Langhammer, Mr. Matschullat, Ms. Sandberg and Mr. Smith, for whom the amounts were $50,000, $15,000, $15,000, $50,000 and $85,000, respectively. Matched amounts exceed $50,000 in a fiscal year if contributions for separate calendar years are made in the same fiscal year.
18

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation
Program Structure

Objectives and Methods

We design our executive compensation program to drive the creation of long-term shareholder value. We do this by tying compensation to the achievement of performance goals that promote the creation of shareholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

We have adopted the following approach to achieve these objectives.

Pay for Performance	Provide a strong relationship of pay to performance through:

•

A performance-based bonus tied to the achievement of financial performance factors and an assessment of each executive's individual performance against other performance factors

•

Equity awards that deliver value based on stock price performance and, in the case of performance-based stock units, whose vesting depends on meeting performance targets

Competitive Compensation Levels	Provide compensation opportunities that take into account compensation levels and practices of our peers, but without targeting any specific percentile of relative compensation
Compensation Mix	Provide a mix of variable and fixed compensation that:

•

Is heavily weighted toward variable performance-based compensation for senior executives

•

Uses short-term (annual performance-based bonus) and longer-term performance measures (equity awards) to balance appropriately incentives for both short and long-term performance

Peer Groups

  Establishing Compensation Levels

The Compensation Committee believes that the pool of talent with the set of creative and organizational skills needed to run a global creative organization like the Company is quite limited and that, accordingly, the market for executive talent to lead the Company is best reflected by the five other major media companies who compete for this talent — CBS, Comcast, Twenty-First Century Fox, Time Warner and Viacom (with Disney, the "Media Industry Peers"). Disney has more employees and a more extensive global footprint than any of the Media Industry Peers as well as a greater market capitalization and greater revenue, more diverse business segments and greater operating income than all but one of the Media Industry Peers.

The Committee believes that executives with the background needed to manage companies such as ours have career options with compensation opportunities that normally exceed those available in most other industries and that compensation levels within the peer group are driven by the dynamics of compensation in the entertainment industry and not the ownership structure of a particular company.

  Establishing Compensation Structure, Policies and Practice

The Committee believes that the features of the Company's overall compensation structure, policies and practices should normally be consistent for all executives. Because the four distinct segments of our operations span multiple industries, the Committee believes that a consistency of approach across the breadth of the Company's operations with respect to such features is best achieved by reference to a general industry group that is broader than the Media Industry Peers.

The peer group used for establishing compensation structure, policies and practices consists of companies that have:

•
A consumer orientation and/or strong brand recognition;
•
A global presence and operations;
•
Annual revenue no less than half and no more than twice our annual revenue; and
•
A market capitalization no less than one-quarter and no more than four times our market capitalization;
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 19

•
Plus companies that do not meet the revenue test, but that are included in the peer groups used by one or more of the Media Industry Peers.

The companies that meet these criteria and were included in the peer group at the beginning of fiscal 2017 were:
• Accenture • Alphabet • Amazon.com • AT&T • CBS • Charter Communications • Cisco Systems • Coca-Cola • Comcast • IBM	• Intel • Johnson & Johnson • Microsoft • Oracle • PepsiCo • Procter & Gamble • Time Warner • Twenty-First Century Fox • Verizon Communications • Viacom

Advised by its independent consultant, the Committee reviewed the criteria for selecting members of this peer group during fiscal 2017 and determined that the criteria remained appropriate. In connection with this review, Facebook was added because its revenue and market capitalization satisfied the criteria described above.

  Evaluating Performance

The overall financial performance of the Company is driven by the sum of the individual performances of the Company's four segments — Media Networks, Parks and Resorts, Studio Entertainment and Consumer Products & Interactive Media — each of which competes in different sectors of the overall market. The Committee believes that, given the span of the Company's businesses, the best measure of relative performance is how the Company's diverse businesses have fared in the face of the economic trends that impact companies in the overall market and that the best benchmark for measuring such success is the Company's relative performance compared to that of the companies comprising the S&P 500. Accordingly, the Committee — like the other media companies and many other businesses — has selected the S&P 500 to set the context for evaluating the Company's performance and to measure relative performance for performance-based restricted stock unit awards.

  Summary of Peer Groups

The following table summarizes the three distinct peer groups we use for the three distinct purposes described above:

Peer Group	Purpose	Composition
Media Industry Peers	Evaluating compensation levels for the named executive officers	Disney and the five other major media companies: • CBS • Comcast • Twenty-First Century Fox • Time Warner • Viacom

General Industry Peers	Evaluating general compensation structure, policies and practices	20 similarly-sized global companies with a consumer orientation and/or strong brand recognition

Performance Peers	Evaluating relative economic performance of the Company	Standard & Poor's (S&P) 500

20

Executive Compensation

Compensation Program Elements

2017 Total Direct Compensation

The following table sets forth the elements of total direct compensation for our named executive officers (NEOs) in fiscal 2017 and the objectives and key features of each element.

Compensation Type	Pay Element	Objectives and Key Features
Salary

Objectives

The Committee sets salaries to reflect job responsibilities and to provide competitive fixed pay to balance performance-based risks.

Key Features

•

Minimum salaries set in employment agreement

•

Compensation Committee discretion to adjust annually based on changes in experience, nature and responsibility of the position, competitive considerations, and CEO recommendation (except his own salary)

Performance- based Bonus

Objectives

The Committee structures the bonus program to incentivize performance at the high end of ranges for financial performance measures that it establishes each year to drive meaningful growth over the prior year. The Committee believes that incentivizing performance in this fashion will lead to long-term, sustainable gains in shareholder value.

Key Features

•

Target bonus for each NEO normally set by Committee early in the fiscal year in light of employment agreement provisions, competitive considerations, CEO recommendation (except his own target), and other factors Committee deems appropriate; bonus opportunity normally limited to 200% of target bonus

•

Payout on 70% of target determined by performance against financial performance ranges established early in the fiscal year

•

Payout on 30% of target determined by Committee's assessment of individual performance based both on other performance objectives established early in the fiscal year and on CEO recommendation (except his own payout)

•

In addition, Mr. Iger has an opportunity to earn: a performance-based retention award in fiscal 2018 to the extent the Company's cumulative adjusted operating income for the five years ending September 28, 2018 exceeds $76.01 billion; and a cash bonus of $5 million if Mr. Iger remains employed by the Company until July 2, 2019

•

Annual payments to executive officers are subject to Section 162(m) test to the extent necessary to obtain deductibility of the payments

Equity Awards Generally

Objectives

The Committee structures equity awards to directly reward long-term gains in shareholder value. Equity awards carry vesting terms that extend up to four years and include performance units whose value depends on company performance relative to the S&P 500. These awards provide incentives to create and sustain long-term growth in shareholder value.

Key Features

•

Combined value of options, performance units and time-based units determined by the Committee in light of employment agreement provisions, competitive market conditions, evaluation of executive's performance and CEO recommendation (except for his own award)

•

Allocation of annual awards for CEO (based on award value):

•

50% performance-based restricted stock units

•

50% stock options

•

Allocation of annual awards for other NEOs (based on award value):

•

30% performance-based restricted stock units

•

30% time-vesting restricted stock units

•

40% stock options

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 21

Compensation Type	Pay Element	Objectives and Key Features
	Stock Option Awards	Key Features • Exercise price equal to average of the high and low trading prices on day of award • Option re-pricing without shareholder approval is prohibited • 10-year term • Vest 25% per year

Performance- Based Restricted Stock Units

Key Features

•

Performance-based units reward executives only if specified financial performance measures are met

•

Subject to performance tests, units vest three years after grant date

•

Half of award vests based on Total Shareholder Return relative to S&P 500 and half of award vests based on Earnings Per Share relative to S&P 500, each as described on pages 40 to 41

•

All annual units awarded to executive officers are subject to Section 162(m) test

	Time-Based Restricted Stock Units	Key Features • 25% vest each year following grant date • All annual units awarded to executive officers are subject to Section 162(m) test

Compensation at Risk

The Committee believes that most of the compensation for named executive officers should be at risk and tied to a combination of long-term and short-term Company performance. Approximately 90% of the target compensation for the CEO, and approximately 80% of the target compensation for other named executive officers, varies with either short or long-term Company performance.

In establishing a mix of fixed to variable compensation, the mix of various equity awards, target bonus levels, grant date equity award values and performance ranges, the Committee seeks to maintain its goal of making compensation overwhelmingly tied to performance while at the same time affording compensation opportunities that, in success, would be competitive with alternatives available to the executive. In particular, the Committee expects that performance at the high end of ranges will result in overall compensation that is sufficiently attractive relative to compensation available at successful competitors and that performance at the low end of ranges will result in overall compensation that is less than that available from competitors who are more successful.

In determining the mix between options and restricted stock units, the Committee also considers the number of shares required for each of these types of award to deliver the appropriate value to executives.

22

Executive Compensation

The following chart shows the percentage of the target total direct compensation (constituting base salary and performance-based bonus plus the grant-date fair value of regular annual equity awards) for Mr. Iger that was variable with performance (performance-based bonus and equity awards) versus fixed (salary) in fiscal 2017.

2017 Target Total Direct Compensation Mix for CEO

92% of CEO target compensation is considered performance-based

For the other NEOs, 82% of average target compensation is considered performance-based.

Employment Agreements

We enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive or where an employment agreement is consistent with our practices with respect to other similarly situated executives.

We have employment agreements with each of the named executive officers that extend to the dates shown below:

Term Ends

Robert A. Iger	December 31, 2021*
Alan N. Braverman	July 2, 2019
Christine M. McCarthy	June 30, 2021
Kevin A. Mayer	June 30, 2021
M. Jayne Parker	June 30, 2021
*
Pursuant to an amendment dated December 13, 2017 and assuming completion of the merger transaction with Twenty-First Century Fox. Otherwise, termination is July 2, 2019 or, if later, 90 days after termination of the merger agreement without closing the transaction.

Material terms of the employment agreements with the named executive officers are reflected under "Total Direct Compensation," above, and "Benefits and Perquisites," "2017 Compensation Decisions" and "Compensation Tables — Potential Payments and Rights on Termination or Change in Control," below.

Benefits and Perquisites

The Company provides employees with benefits and perquisites based on competitive market conditions. All salaried employees, including the named executive officers, receive the following benefits:

•
health care coverage;
•
life and disability insurance protection;
•
reimbursement of certain educational expenses;
•
access to favorably priced group insurance coverage; and
•
Company matching of gifts of up to $25,000 per employee each calendar year to qualified charitable organizations.

Officers at the vice president level and above, including named executive officers, receive the following benefits:

•
complimentary access to the Company's theme parks and some resort facilities;
•
discounts on Company merchandise and resort facilities;
•
for officers at the vice president level and higher before October 1, 2012, a fixed monthly payment to offset the costs of owning and maintaining an automobile;
•
relocation assistance;
•
eligibility for annual reimbursement of up to $1,000 for wellness-related purposes such as fitness, nutrition and physical exams; and
•
personal use of tickets acquired by the Company for business entertainment when they become available because no business use has been arranged.

Named executive officers (and some other senior executives) are also entitled to the following additional benefits and perquisites: basic financial planning services, enhanced excess liability coverage, increased relocation assistance, an increased automobile benefit and an increased Company matching gift amount of $50,000.

The Company pays the cost of security services and equipment for the Chief Executive Officer in an amount that the Board of Directors believes is reasonable in light of his security needs and, in the interest of security, requires the Chief Executive Officer to use corporate

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 23

aircraft for all personal travel. Other senior executive officers may also have security expenses reimbursed and are permitted at times to use corporate aircraft for personal travel, in each case at the discretion of the Chief Executive Officer.

Retirement Plans

Named executive officers participate in defined benefit programs available to all of our salaried employees hired prior to January 1, 2012 and defined contribution retirement programs available to all of our salaried employees.

Tax-qualified defined benefit and defined contribution plans limit the benefit to participants whose compensation or benefits would exceed maximums imposed by applicable tax laws. To provide retirement benefits commensurate with compensation levels, the Company offers non-qualified plans to key salaried employees, including the named executive officers, using substantially the same formula for calculating benefits as is used under the tax-qualified defined benefit plans on compensation in excess of the compensation limitations and maximum benefit accruals. The Company also offers deferral of income in addition to that permitted under tax qualified defined contribution plans.

Additional information regarding the terms of retirement and deferred compensation programs for the named executive officers is included in "Compensation Tables — Pension Benefits" beginning on page 45 and "Compensation Tables — Fiscal 2017 Nonqualified Deferred Compensation Table" beginning on page 46.

Risk Management Considerations

The Compensation Committee believes that the following features of our annual performance-based bonus and equity programs appropriately incentivize the creation of long-term shareholder value while discouraging behavior that could lead to excessive risk:

•
Financial Performance Metrics.  The financial metrics used to determine the amount of an executive's bonus are measures the Committee believes drive long-term shareholder value. The ranges set for these measures are intended to reward success without encouraging excessive risk taking.
•
Limit on Bonus.  The overall bonus opportunity is not expected to exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the fiscal year.
•
Equity Vesting Periods.  Performance-based stock units vest in three years. Time-based stock units and options vest annually over four years and options remain exercisable for 10 years. These periods are designed to reward sustained performance over several periods, rather than performance in a single period.
•
Equity Retention Guidelines.  Named executive officers are required to acquire within five years of becoming an executive officer, and hold as long as they are executive officers of the Company, shares (including restricted stock units) having a value of at least three times their base salary amounts, or five times in the case of the Chief Executive Officer. If these levels have not been reached, these officers are required to retain ownership of shares representing at least 75% of the net after-tax gain (100% in the case of the Chief Executive Officer) realized on exercise of options for a minimum of 12 months. Based on holdings of units and shares on January 8, 2018, each named executive officer exceeded the minimum holding requirement on that date.
•
No Hedging or Pledging.  Named executive officers (and other employees subject to the Company's insider trading compliance program) are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning the Company's securities and they are prohibited from pledging Company securities.
•
Clawback Policy.  If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws as a result of misconduct by an executive officer, applicable law permits the Company to recover incentive compensation from that executive officer (including profits realized from the sale of Company securities). In such a situation, the Board of Directors would exercise its business judgment to determine what action it believes is appropriate. Action may include recovery or cancellation of any bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.
24

Executive Compensation

At the Compensation Committee's request, management conducted its annual assessment of the risk profile of our compensation programs in November 2017. The assessment included an inventory of the compensation programs at each of the Company's segments and an evaluation of whether any program contained elements that created risks that could have a material adverse impact on the Company. Management provided the results of this assessment to Frederic W. Cook & Co., Inc., which evaluated the findings and reviewed them with the Committee. As a result of this review, the Committee determined that the risks arising from the Company's policies and practices are not reasonably likely to have a material adverse effect on the Company.

Other Considerations

Timing of Equity Awards

Equity awards are made by the Compensation Committee only on dates the Committee meets. Committee meetings are normally scheduled well in advance and are not scheduled with an eye to announcements of material information regarding the Company. The Committee may make an award with an effective date in the future contingent on commencement of employment, execution of a new employment agreement or some other subsequent event, or may act by unanimous written consent on the date of such an event when the proposed issuances have been reviewed by the Committee prior to the date of the event.

Extended Vesting of Equity Awards

Options and restricted stock units continue to vest beyond retirement (and options remain exercisable) if (1) they were awarded at least one year prior to the date of an employee's retirement and (2) the employee was age 60 or older and had at least ten years of service on the date he or she retired. In these circumstances:

•
Options continue to vest following retirement according to the original vesting schedule. They remain exercisable for up to five years following retirement if the options were awarded after March 2011 and for up to three years following retirement if the options were awarded between December 2009 and March 2011. Options do not, however, remain exercisable beyond the original expiration date of the option.
•
Restricted stock units continue to vest following retirement according to the original vesting schedule, but vesting remains subject to any applicable performance conditions (except, in some cases, the test to ensure that the compensation is deductible pursuant to Section 162(m)).

The extended vesting and exercisability is not available to certain employees outside the United States.

Options and restricted stock units awarded to executive officers with employment agreements also continue to vest (and options remain exercisable) beyond termination of employment if the executive's employment is terminated by the Company without cause or by the executive with good reason. In this case, options and restricted stock units continue to vest (and options remain exercisable) as though the executive remained employed through the end of the stated term of the employment agreement. If the executive would be age 60 or older and have at least ten years of service as of the end of the stated term of the employment agreement, the options and restricted stock units awarded at least one year prior to the end of the stated term of the agreement would continue to vest (and options remain exercisable) beyond the stated term of the employment agreement as described above.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation's chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation must be included in this proxy statement because they are our most highly compensated executive officers. Section 162(m) exempts qualifying performance-based compensation with respect to taxable years beginning on or before December 31, 2017 and payable pursuant to a binding written agreement in effect on November 2, 2017. Thus, performance-based awards that are deductible in the Company's current fiscal year and performance-based awards outstanding on that date or awarded thereafter pursuant to a binding written agreement can be exempt from the deduction limit if applicable requirements are met.

The Compensation Committee has historically structured awards to executive officers under the Company's annual performance-based bonus program so that a bonus equal to the maximum amount that can be awarded the officer under the Amended and Restated 2002 Executive Performance Plan (or a lesser award pursuant to the Committee's right to exercise negative discretion) and annual equity awards issued pursuant to the Company's equity awards programs qualify for this exemption. The Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Committee has approved salaries and other awards for executive officers that were not fully deductible because

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 25

of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

To qualify for the available exemption from Section 162(m), awards to executive officers under the annual performance-based bonus program and the long-term incentive program are made payable or vest at maximum levels subject to achievement of a performance test based on adjusted net income. If this test is satisfied, the additional performance tests described in this Compensation Discussion and Analysis are applied to determine the actual payout of such bonuses and awards, which in order to remain deductible may not be more than the maximum level funded based on achievement of the Section 162(m) test. Adjusted net income means net income adjusted, as appropriate, to exclude the following items or variances: change in accounting principles; acquisitions; dispositions of a business; asset impairments; restructuring charges; extraordinary, unusual or infrequent items; and extraordinary litigation costs and insurance recoveries. For fiscal 2017, the adjusted net income target was $6.0 billion, and the Company achieved adjusted net income of $9.0 billion. Net income was adjusted by a litigation settlement, restructuring charges, and a gain recognized in the value of BAMTech in connection with the acquisition of additional interests in BAMTech.

Therefore, the Section 162(m) test was satisfied with respect to bonuses earned in fiscal 2017 and restricted stock units vesting based on fiscal 2017 results.

Compensation Process

The following table outlines the process for determining annual compensation awards for named executive officers.

Salaries	Performance-Based Bonus

•

Annually, normally at the end of the calendar year, the CEO recommends salaries for executives other than himself for the following calendar year

•

Committee reviews proposed salary changes with input from consultant

•

Committee determines annual salaries for all NEOs

•

Committee reviews determinations with the other non-management directors

•

Committee participates in regular Board review of operating plans and results and review of annual operating plan at the beginning of the fiscal year

•

Management recommends financial and other performance measures, weightings and ranges

•

Early in the fiscal year, the Committee reviews proposed performance measures and ranges with input from consultant and determines performance measures and ranges that it believes establish appropriate stretch goals

Equity Awards	• CEO recommends bonus targets for executives other

•

In first fiscal quarter, CEO recommends grant date fair value of awards for executives other than himself

•

Committee reviews proposed awards with input from consultant and reviews with other non-management directors

•

Committee determines the dollar values of awards

•

Exercise price and number of options and restricted stock units are determined by formula based on market price of common shares on the date of award than himself

•

Early in the fiscal year, the Committee reviews bonus targets with input from its consultant and in light of the targets established by employment agreements and competitive conditions and determines bonus targets as a percentage of fiscal year-end salary for each executive

•

After the end of the fiscal year, management presents financial results to the Committee

•

CEO recommends other performance factor multipliers for executives other than himself

•

Committee reviews the results and determines whether to make any adjustments to financial results and determines other performance factor multipliers and establishes bonus

•

Committee reviews determinations with the other non-management directors and, in the case of the CEO, seeks their concurrence in the Committee's determination

26

Executive Compensation

The following table outlines the process for determining terms of employment agreements and compensation plans in which the named executive officers participate.

Employment Agreements	Compensation Plans
CEO

•

Committee arrives at proposed terms of agreement with input from consultant

•

Committee recommends terms of agreement to other non-management directors following negotiation with CEO

•

Committee participates with other non-management directors in determining terms of agreement for CEO

Other NEOs

•

CEO recommends terms of agreements

•

Committee reviews proposed terms of agreements with input from consultant

•

Committee determines material terms of agreements, subject to consultation with Board where the Committee deems appropriate

•

Committee requests management and its consultant to review compensation plans

•

Management and its consultant recommend changes to compensation plans in response to requests or on their own initiative

•

Committee reviews proposed changes to compensation plans with input from its consultant

•

Committee determines changes to compensation plans or recommends to Board if Board action is required

•

Committee participates with Board in determining changes when Board action is required

Management Input

In addition to the CEO recommendations described above, management regularly:

•
provides data, analysis and recommendations to the Compensation Committee regarding the Company's executive compensation programs and policies;
•
administers those programs and policies as directed by the Committee;
•
provides an ongoing review of the effectiveness of the compensation programs, including competitiveness and alignment with the Company's objectives; and
•
recommends changes to compensation programs if needed to help achieve program objectives.

The Committee meets regularly in executive session without management present to discuss compensation decisions and matters relating to the design and operation of the executive compensation program.

Compensation Consultant

The Compensation Committee has retained the firm of Frederic W. Cook & Co., Inc. as its compensation consultant. The consultant assists the Committee's development and evaluation of compensation policies and practices and the Committee's determinations of compensation awards by:

•
attending Committee meetings;
•
meeting with the Committee without management present;
•
providing third-party data, advice and expertise on proposed executive compensation awards and plan designs;
•
reviewing briefing materials prepared by management and outside advisers and advising the Committee on the matters included in these materials, including the consistency of proposals with the Committee's compensation philosophy and comparisons to programs at other companies; and
•
preparing its own analysis of compensation matters, including positioning of programs in the competitive market and the design of plans consistent with the Committee's compensation philosophy.

The Committee considers input from the consultant as one factor in making decisions on compensation matters, along with information and analyses it receives from management and its own judgment and experience.

The Compensation Committee has adopted a policy requiring its consultant to be independent of Company management. The Committee performs an annual assessment of the consultant's independence to determine whether the consultant is independent. The Committee assessed Frederic W. Cook & Co. Inc.'s independence in November 2017 and confirmed that the firm's work has not raised any conflict of interest and the firm is independent under the policy.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 27

2017 Compensation Decisions

This section discusses the specific decisions made by the Compensation Committee in fiscal 2017 or with respect to fiscal 2017 compensation.

Investor Engagement

At our 2017 Annual Meeting, 84% of shares cast voted in favor of the advisory vote on executive compensation. We maintain a robust shareholder engagement program, and in fiscal 2017, we spoke with most of our twenty largest investors and contacted about 80% of our largest 50 investors, seeking input on compensation and governance matters. To enable the Board and the Compensation Committee to consider direct shareholder feedback, the Compensation Committee is updated on these conversations with investors and Committee and other Board members participate directly in a number of them. Consistent with views received by the Committee in connection with this engagement, the Committee remains focused on the alignment of pay and performance as well as the absolute level of executive compensation, particularly for the Chief Executive Officer.

The Committee believes that recent compensation trends demonstrate this focus, as executive compensation has consistently reflected the financial performance by the Company over recent years. This is illustrated by the decline in our chief executive officers' total compensation by 10% over the last three years on a compound annual basis (and decline of 17% in the most recent fiscal year), consistent with a decline in the growth rate for the key financial factors used in determining executive compensation over those years.

Employment Agreements

Extension of Mr. Iger's Employment Agreement

In March 2017, the Company and Mr. Iger agreed to amendments to Mr. Iger's employment agreement, extending the period during which Mr. Iger would remain employed with the Company and serve as Chairman and Chief Executive Officer. The amendments extended the end of Mr. Iger's employment from June 30, 2018 to July 2, 2019. The amendments also provided that Mr. Iger's annual compensation for the extended employment period would be determined on the same basis as his annual compensation for fiscal 2016. Specifically, the amendment stated that his annual salary would be unchanged, that he would have the opportunity to earn an award under the Incentive Bonus Program and an equity award under the Long Term Incentive Program for fiscal 2019, with the target annual incentive and target equity award value for fiscal 2019 equal to those for fiscal 2016 and with terms of any equity grants for fiscal 2019 on the same terms and conditions as would have applied to the grants made in fiscal 2018.

The amendments also provided that, if Mr. Iger remained employed until July 2, 2019, he would receive a cash bonus of $5 million. Mr. Iger also agreed to serve as a consultant to the Company for a period of three years following his retirement to enable the Company to have access to his unique skills, knowledge and experience with regard to the media and entertainment business. The amendment provided that Mr. Iger would receive a quarterly fee of $500,000 for each of the first eight quarters of this three-year period and $250,000 for each of the last four quarters. The amendment provided that Mr. Iger would receive during this three-year period the same security services (other than personal use of a Company provided aircraft) as he was provided as Chief Executive Officer. The amendment provided that the compensation described above would be provided to Mr. Iger (and the consulting period would begin at the date of termination) if his employment were terminated prior to July 2, 2019 as a result of the Company's exercise of its right to terminate without cause or Mr. Iger's exercise of his right to terminate for good reason and if Mr. Iger executed a release as provided in his employment agreement. All other terms of his pre-existing employment agreement remained unchanged.

In October 2014, Mr. Iger was granted the opportunity to receive a Growth Incentive Retention Bonus tied to the Company's cumulative operating income over the five-year period ending at the end of fiscal year 2018, subject to adjustments by the Board as provided in the agreement. In connection with the discussions regarding the extension of Mr. Iger's employment, the Compensation Committee and the Board determined that Mr. Iger's agreement should be interpreted such that the adjustment provision applies to additional commitments regarding the Company's interest in Hulu.

In December 2017, in connection with the Company's signing a merger agreement relating to the acquisition of certain businesses of 21st Century Fox, and as requested by both 21st Century Fox and Disney's Board of Directors, the Company and Mr. Iger agreed to extend to December 31, 2021 the period during which Mr. Iger would remain employed with the Company and serve as Chairman and Chief Executive Officer if the acquisition transaction is completed. The Board of Directors determined that the extension will be critical to Disney's ability to effectively drive long-term value from the acquisition. In connection with this extension, Mr. Iger's base salary increased to $3.0 million effective January 1, 2018 and his salary will increase to $3.5 million, his target annual incentive will increase to $20 million and his annual target long-term incentive award will increase to $25 million (and the potential payout on performance units may increase to 200% of target) when the acquisition transaction is completed. Mr. Iger also received an award of 245,098 restricted stock units that will vest over four years regardless of

28

Executive Compensation

whether the transaction is completed and 687,898 performance-based units that will vest on December 31, 2021 if (1) the acquisition transaction is completed and (2) subject to satisfaction of a performance-vesting requirement based on total shareholder return of the Company's common stock relative to the total shareholder returns of the S&P 500. The payout on the performance-based units will be zero if the low end of the performance range is not achieved and up to 150% of the number of units awarded if the high end of the performance range is achieved. The amendment also extended to five years the consulting period following termination of Mr. Iger's tenure as Chairman and Chief Executive Officer and provided that the quarterly fee of $500,000 and the provision of security services will remain in place for the length of the extended consulting period.

Extension of Employment for Mr. Braverman, Ms. McCarthy, Mr. Mayer and Ms. Parker

In August 2017, the Company and Mr. Braverman, Ms. McCarthy and Mr. Mayer each agreed to amendments extending the term of their employment, and Ms. Parker (whose prior agreement had expired earlier in the year) entered into a new employment agreement on substantially similar terms. The term of Mr. Braverman's agreement was extended from June 30, 2018 to July 2, 2019, and the terms of Ms. McCarthy, Mr. Mayer and Ms. Parker's agreements were extended (or set, in Ms. Parker's case) to June 30, 2021.

Ms. McCarthy and Mr. Mayer's minimum salary was increased to $1,500,000, and Ms. Parker's minimum salary was set at $975,000. Mr. Braverman's target long-term incentive award was increased to not less than 225% of his fiscal year-end salary, Ms. McCarthy and Mr. Mayer's target long-term incentive award was increased to, and Ms. Parker's target award was set at, not less than three times their respective fiscal year-end salary, and Ms. Parker's minimum opportunity under the annual performance-based bonus program was set at not less than 140% of her fiscal year-end salary. Mr. Braverman's, Ms. McCarthy's and Mr. Mayer's amendments, and Ms. Parker's agreement, each provide that the Company's Chief Executive Officer will recommend an annual cash bonus for the fiscal year in which their respective employment agreements end based on the executive's contributions during the fiscal year.

Mr. Mayer's amendment provides that, at the end of his employment term, the Company and Mr. Mayer will enter into a new one-year employment agreement through which Mr. Mayer will serve in a consulting role, with an annual salary of $200,000.

The remaining material terms of Mr. Braverman's, Ms. McCarthy's and Mr. Mayer's employment agreements were unchanged by the amendments, and the remaining terms of Ms. Parker's agreement were substantially the same as under her prior agreement.

Performance Goals

The Compensation Committee sets performance goals for each fiscal year early in that year, and evaluates performance against those goals after the fiscal year has ended to arrive at its compensation decisions.

Setting Goals

  Financial Performance

In November 2016, the Compensation Committee reviewed the functioning of the annual performance-based bonus program and retained the following financial measures and relative weights for calculating the portion of the named executive officers' bonuses that is based on financial performance:

•
segment operating income (25.0%)
•
earnings per share (28.6%)
•
after-tax free cash flow (21.4%)
•
return on invested capital (25.0%)

The Committee retained these measures and weightings because it believes successful performance against these measures promotes the creation of long-term shareholder value. The Committee places slightly more weight on earnings per share and slightly less weight on after-tax free cash flow because, between the two, it believes earnings per share is somewhat more closely related to shareholder value.

The Committee also established performance ranges for each of the measures in November 2016. These ranges are used to determine the multiplier that is applied to 70% of each named executive officer's target bonus. The overall financial performance multiple is equal to the weighted average of the performance multiples for each of the four measures. The performance multiple for each measure is zero if performance is below the bottom of the range and varies from 35% at the low end of the range to a maximum of 200% at the top end of the range. The Committee believes the top of each range represents extraordinary performance and the bottom represents disappointing performance.

In establishing these ranges for fiscal 2017, the Committee set ranges that generally reflected increases over the prior year's ranges while taking into account the exceptional performance in preceding years and known challenges the Company would face in fiscal 2017. The known challenges included increasing sports rights costs (specifically driven by the first year of ESPN's new contract with the NBA) and the absence of a film comparable to fiscal 2016's The Force Awakens, which generated $2.1 billion in worldwide box office and led to record financial performance at the Studio Entertainment and Consumer Products & Interactive Media segments. The range for free cash flow was lower than in fiscal 2016 in light of the impact of these two factors and planned changes in capital spending. The following table shows actual performance in fiscal 2016 and the target ranges chosen by the Committee for

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 29

fiscal 2017 (dollars in millions except per share amounts):

	Fiscal 2016 Actual	Fiscal 2017 Target Range

Segment Operating Income*	$15,721	$13,076-$17,689

Adjusted earnings per share*	$5.72	$4.62-$6.71

After-tax free cash flow**	$10,297	$3,990-$10,520

Return on Invested Capital***	14.0%	11.6%-14.8%

*
For purposes of the annual performance-based bonuses, "segment operating income" is calculated as set forth in Annex A and segment operating income and adjusted earnings per share reflect the adjustments described on page 31.
**
For purposes of the annual performance-based bonuses, "after-tax free cash flow" takes into account the adjustments described on page 31 and was defined as cash provided by operations plus cash paid for restructuring costs and less investments in parks, resorts and other properties, all on an equity basis (i.e., including Disneyland Paris, Hong Kong Disneyland and Shanghai Disney Resort as if they were equity investments rather than on a consolidated basis).
***
For purposes of the annual performance-based bonuses "return on invested capital" takes into account the adjustments described on page 31 and was defined as the aggregate segment operating income less corporate and unallocated shared expenses (both on an after-tax basis), divided by average net assets (including net goodwill) invested in operations, all on an equity basis (i.e., including Disneyland Paris, Hong Kong Disneyland and Shanghai Disney Resort as if they were equity investments rather than on a consolidated basis).

  Other Performance Factors

The Committee also established other performance factors for the fiscal 2017 annual bonus in November 2016. The Committee established the following factors based on the recommendation of Mr. Iger and the strategic objectives of the Company:

•
Foster quality, creativity and innovation in how we create, market and distribute all of our products
•
Drive long-term growth internationally, particularly through recent acquisitions and initiatives
•
Manage efficiency across all areas of spending
•
Support the hiring, development and talent planning of diverse executives; and put into development content, products, and guest experiences that appeal to diverse audiences

Evaluating Performance

After the fiscal year ended, the Compensation Committee reviewed the overall performance of the Company. The Company saw financial growth in a number of areas, including the achievement of profitability at Shanghai Disney Resort ahead of schedule, improvement of performance at Disneyland Paris, and continued strength in our studio, which had seven major theatrical releases that averaged over $800 million in worldwide box office. The Company also initiated an important strategic shift by beginning development of direct-to-consumer offerings of sports programming through ESPN (planned for 2018) and of Disney, Pixar, Marvel and Star Wars content (planned for 2019). Nevertheless, largely due to comparability challenges relative to the record performance in fiscal 2016 identified above, adjusted segment operating income declined 5%, adjusted earnings per share were down $0.05, return on invested capital declined 90 basis points, and after-tax free cash flow declined 12%. Additional details regarding this performance is set forth in the proxy statement summary beginning on page 1. Based on these results, the weighted financial performance factor was 100% in fiscal 2017 compared to a performance factor of 152% in fiscal 2016.

30

Executive Compensation

The following chart shows actual performance in fiscal 2017 with respect to each of these measures relative to prior year performance and the ranges established at the beginning of the fiscal year and the resulting performance factor used in calculating the aggregate financial performance goal multiple. (Dollars in millions except per share amounts.)

In comparing actual performance for fiscal 2017 to the performance ranges, the Compensation Committee adjusted for the impacts of: a litigation settlement; restructuring charges; the gain recognized in the value of BAMTech in connection with increased ownership of BAMTech; the effects of two hurricanes during the fiscal year; and changes in accounting principles relating to restricted cash and taxation of equity compensation.

The Committee also evaluated performance of each executive officer against the other performance factors established at the beginning of the year, taking into account the recommendations of Mr. Iger (except as to his own compensation) and the Company's performance during fiscal 2017.

Individual Compensation Decisions

The following table summarizes compensation decisions made by the Committee with respect to each of the named executive officers. The Committee established the performance-based bonus target multiple of salary for each of the named executive officers other than Ms. Parker early in the fiscal year and updated annual salaries for Ms. McCarthy, Mr. Mayer and Ms. Parker, and the bonus target multiple of salary for Ms. Parker, in June. The final bonus award was calculated after the fiscal year ended using the financial performance factor of 100% described above and the other performance factors determined by the Committee described below applied to the target bonus opportunity for that executive.

	Salary	Performance-Based Bonus				Equity Awards

	Fiscal Year End 2017 Annual Salary	Target	Financial Performance Factor[1]	Other Performance Factor[2]	Award Amount	Value	Target Performance Units[3]	Time- Based Units[3]	Options[3]
Robert A. Iger	$2,500,000	$12,000,000	100%	189%	$15,200,000	$17,282,513	78,874	—	321,694

Alan N. Braverman	$1,565,000	$3,130,000	100%	150%	$3,600,000	$3,130,162	8,244	8,926	48,536

Christine M. McCarthy	$1,500,000	$3,000,000	100%	150%	$3,450,000	$3,250,118	8,560	9,268	50,396

Kevin A. Mayer	$1,500,000	$3,000,000	100%	150%	$3,450,000	$3,250,118	8,560	9,268	50,396

M. Jayne Parker	$975,000	$1,365,000	100%	150%	$1,570,000	$2,200,191	5,795	6,274	34,115

1
Multiplied by 70% of the target amount.
2
Multiplied by 30% of the target amount.
3
The number of restricted stock units and options was calculated from the value of the award as described in the table on pages 21 to 22.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 31

The compensation set forth above and described below differs from the total compensation reported in the Summary Compensation Table as follows:

•
The compensation set forth above does not include the change in pension value and nonqualified deferred compensation earnings as the change in pension value does not reflect decisions made by the Committee during the fiscal year.
•
The compensation set forth above does not include perquisites and benefits and other compensation as these items are generally determined by contract and do not reflect decisions made by the Committee during the fiscal year.

The Committee's determination on each of these matters was based on the recommendation of Mr. Iger (except in the case of his own compensation), the parameters established by the executive's employment agreement and the factors described below. In determining the appropriate other performance factor for individual executives, the Committee and Mr. Iger take into consideration that the named executive officers operate as a team in contributing to success across the Company. In addition, in determining equity awards, the Committee considered its overall long-term incentive guidelines for all executives, which, in the context of the competitive market for executive talent, attempt to balance the benefits of incentive compensation tied to performance of the Company's common stock with the dilutive effect of equity compensation awards.

Mr. Iger

Salary	Mr. Iger's 2017 annual salary rate was unchanged from his 2016 salary and is equal to the amount set in his employment agreement.
Performance- based Bonus	Target Bonus
Mr. Iger's fiscal 2017 target bonus amount was unchanged from fiscal 2016 and is equal to the amount set in his employment agreement.

Other Performance Factor
The Committee applied a factor of 189% with respect to other performance factors for Mr. Iger in fiscal 2017 compared to a factor of 202% in fiscal 2016. In fiscal 2017, Mr. Iger provided outstanding leadership of the Company's superior execution in developing the Company's strategic response to a changing media environment and in managing through a number of known challenges in the year compared to prior years. Key accomplishments during the year included:

•

The development of a strategy based on direct-to-consumer offerings of sports programming (planned for 2018) and Disney, Pixar, Marvel and Star Wars content (planned for 2019) and the acquisition of a majority stake in BAMTech in support of that strategy.

•

Outstanding Studio performance with six films generating over $600 million in global box office sales, including Disney-branded films Beauty and the Beast and Moana, Marvel's Guardians of the Galaxy Vol. 2 and Lucasfilm's Rogue One.

•

Shanghai Disney Resort exceeding expectations by delivering profitability in its first full year of operations, with over 11 million guests in the first 12 months.

•

Disney was ranked #1 in the entertainment industry in Fortune's World's Most Admired Companies for 2017 and #1 Millennial Brand in MBLM's Brand Intimacy Report. Disney was also named as one of the Most Respected American Companies by Barron's and one of the Most Reputable Companies by Forbes.

Equity Award Value	The Committee left the value of Mr. Iger's equity award approximately equal to the value of his fiscal 2016 award.
32

Executive Compensation

Mr. Braverman

Salary	Mr. Braverman's 2017 annual salary rate was unchanged from his 2016 salary.
Performance- based Bonus	Target Bonus
Mr. Braverman's target bonus for fiscal 2017 is equal to two times his fiscal year end salary, as set forth in his employment agreement.

Other Performance Factor
The Committee applied a factor of 150% with respect to other performance factors for Mr. Braverman in fiscal 2017 compared to a factor of 225% in fiscal 2016. The determination this year reflected Mr. Iger's recommendation and Mr. Braverman's accomplishments during the year, which included:

•

Continued leadership of the Company's legal positions on significant litigation matters, transactions and regulatory developments including European Union copyright regulation.

•

Oversaw legal strategy of the acquisition of majority stake in BAMTech, the privatization of Disneyland Paris and development of the direct-to-consumer initiative.

•

Led oversight of the Company's governmental affairs and public policy positions on both a domestic and global level, including consolidation of public policy work under unified leadership.

•

Continued to promote diversity of hiring in the legal department and to promote development of the department's pro bono legal program, each of which resulted in industry recognition.

Equity Award Value	The equity award value for Mr. Braverman is equal to two times his fiscal year end salary as set forth in his employment agreement as in effect at the time the award was made.

Ms. McCarthy

Salary	The Committee increased Ms. McCarthy's salary in August 2017 by 15% to $1,500,000 to reflect changes in the market for executive talent and her continued outstanding performance.
Performance- based Bonus	Target Bonus
Ms. McCarthy's target bonus for fiscal 2017 is equal to two times her fiscal year end salary, as set forth in her employment agreement.

Other Performance Factor
The Committee applied a factor of 150% with respect to other performance factors for Ms. McCarthy in fiscal 2017 compared to a factor of 225% in fiscal 2016. The determination this year reflected Mr. Iger's recommendation and Ms. McCarthy's accomplishments during the year, which included:

•

Oversaw execution of financing for key business initiatives, including expansion at Hong Kong Disneyland and Disney Cruise Line and privatization of Disneyland Paris.

•

Maintained and promoted Disney's financial and capital markets strength, including successful debt offerings, structured long-term financings and achievement of favorable interest rates.

•

Restructured corporate functions for continued efficiency and consistency including enterprise social responsibility and global product and labor standards.

•

Provided active oversight of the corporate risk management function and corporate real estate projects involving changed leadership, restructuring and a number of significant projects.

Equity Award Value	The annual equity award value for Ms. McCarthy is equal to 2.5 times her expected fiscal year end salary as set forth in her employment agreement as in effect at the time the award was made.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 33

Mr. Mayer

Salary	The Committee increased Mr. Mayer's salary in August 2017 by 15% to $1,500,000 to reflect changes in the market for executive talent and his continued outstanding performance.
Performance- based Bonus	Target Bonus
Mr. Mayer's target bonus for fiscal 2017 is equal to two times his fiscal year end salary, as set forth in his employment agreement.

Other Performance Factor
The Committee applied a factor of 150% with respect to other performance factors for Mr. Mayer in fiscal 2017 compared to a factor of 225% in fiscal 2016. The determination this year reflected Mr. Iger's recommendation and Mr. Mayer's accomplishments during the year, which included:

•

Managed the Company's strategic merger and acquisition and joint venture activity, including acquisition of majority control in BAMTech and further investment in Hulu.

•

Led the development of Disney's content distribution strategy, including the development of direct-to-consumer initiatives.

•

Continued to develop the Company's research and development strategy to focus on high-value opportunities and expanded the scope of the Disney Accelerator program.

•

Supported technology innovation, including building capability for data-driven support for customer interactions in a variety of fields, rationalization of technology expenditures in significant areas and adaptation of information security programs to emerging risks.

Equity Award Value	The annual equity award value for Mr. Mayer is equal to 2.5 times his expected fiscal year end salary as set forth in his employment agreement as in effect at the time the award was made.

Ms. Parker

Salary	The Committee increased Ms. Parker's salary in August 2017 by 17% to $975,000 to reflect changes in the market for executive talent and her continued outstanding performance.
Performance- based Bonus	Target Bonus
Ms. Parker's target bonus for fiscal 2017 is equal to 1.4 times her fiscal year end salary, as set forth in her employment agreement.

Other Performance Factor
The Committee applied a factor of 150% with respect to other performance factors for Ms. Parker in fiscal 2017 compared to a factor of 225% in fiscal 2016. The determination this year reflected Mr. Iger's recommendation and Ms. Parker's accomplishments during the year, which included:

•

Hired new Chief Diversity Officer fully dedicated to driving the people, culture and diversity strategies for the Company.

•

Led the people strategy for the BAMTech acquisition from planning through integration.

•

Developed enhanced workplace technology solutions for employee communications and interaction.

•

Enhanced the ability to develop world-class talent through an executive assessment process for developing senior executive candidates and development of on-demand learning opportunities for all employees.

•

Provided leadership through unprecedented frequency of natural disasters and employee emergency events and continued the integration of strong global security and intellectual property protection practices in response to a heightened security environment worldwide.

Equity Award Value	The equity award value for Ms. Parker is equal to 2.6 times her fiscal year end salary (compared to a minimum value of two times her fiscal year end salary as set forth in her employment agreement as in effect at the time the award was made) based on Mr. Iger's recommendation, Ms. Parker's continued outstanding performance and the market for executive talent.

34

Executive Compensation

Compensation Committee Report

The Compensation Committee has:

  (1)
  reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and
  (2)
  based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement relating to the 2018 Annual Meeting of shareholders.

Members of the Compensation Committee

Mary T. Barra
Jack Dorsey
Maria Elena Lagomasino
Aylwin B. Lewis (Chair)
Orin C. Smith

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 35

Compensation Tables

Fiscal 2017 Summary Compensation Table

The following table provides information concerning the total compensation earned in fiscal 2015, in fiscal 2016 and fiscal 2017 by the chief executive officer, the chief financial officer and the three other persons serving as executive officers at the end of fiscal 2017 who were the most highly compensated executive officers of the Company in fiscal 2017. These five officers are referred to as the named executive officers or NEOs in this proxy statement. Information regarding the amounts in each column follows the table.

Name and Principal Position	Fiscal Year	Salary[1]	Stock Awards[2]	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3]	All Other Compensation	Total
Robert A. Iger	2017	$2,500,000	$8,984,191	$8,298,322	$15,200,000	—	$1,301,167	$36,283,680

Chairman and Chief Executive	2016	2,500,000	8,828,117	8,454,674	20,000,000	$2,893,778	1,205,827	43,882,396

Officer	2015	2,548,077	8,862,741	8,419,823	22,340,000	1,423,047	1,319,926	44,913,614

Alan N. Braverman	2017	1,565,000	1,878,142	1,252,020	3,600,000	56,359	95,938	8,447,459

Senior Executive Vice President,	2016	1,549,000	1,878,037	1,252,040	5,440,000	931,443	68,431	11,118,951

General Counsel and Secretary	2015	1,502,692	1,847,400	1,200,012	5,532,000	395,940	216,573	10,694,617

Christine M. McCarthy	2017	1,323,077	1,950,118	1,300,000	3,450,000	852,787	70,600	8,946,582

Senior Executive Vice President	2016	1,287,692	1,950,106	1,300,058	4,520,000	1,104,131	36,523	10,198,510

and Chief Financial Officer	2015	869,712	1,003,783	652,018	4,310,000	155,346	79,194	7,070,053

Kevin A. Mayer	2017	1,323,077	1,950,118	1,300,000	3,450,000	333,928	77,495	8,434,618

Senior Executive Vice President	2016	1,287,692	1,950,106	1,300,058	4,520,000	1,031,418	36,075	10,125,349

and Chief Strategy Officer	2015	1,050,250	1,354,785	880,006	4,310,000	303,767	107,763	8,006,571

M. Jayne Parker	2017	851,154	1,320,171	880,020	1,570,000	392,107	77,112	5,090,564

Senior Executive Vice President and	2016	826,385	1,320,122	880,052	1,815,000	711,775	51,060	5,604,394

Chief Human Resources Officer	2015	797,077	1,354,785	880,006	1,844,000	664,810	112,388	5,653,066

1
The amounts reflect compensation for 53 weeks in fiscal year 2015 compared to 52 weeks in fiscal 2016 and fiscal 2017 due to the timing of the end of the fiscal period.

2
Stock awards for each fiscal year include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values would be as follows:

Fiscal Year	Mr. Iger	Mr. Braverman	Ms. McCarthy	Mr. Mayer	Ms. Parker
2017	$12,447,500	$2,240,131	$2,325,983	$2,325,983	$1,574,625

2016	12,681,647	2,287,925	2,375,735	2,375,735	1,608,262

2015	12,629,785	2,250,073	1,222,575	1,650,084	1,650,084

3
As described more fully under "Change in Pension Value and Nonqualified Deferred Compensation Earnings" below, changes in pension value in 2016 were driven largely by changes in the discount rate applied to calculate the present value of future pension payments. In fiscal 2017, the change in pension value for Mr. Iger was negative $428,437.
36

Executive Compensation

Salary.    This column sets forth the base salary earned during each fiscal year.

Stock Awards.    This column sets forth the grant date fair value of the restricted stock unit awards granted to the named executive officers during each fiscal year as part of the Company's long-term incentive compensation program. The grant date fair value of these awards was calculated by multiplying the number of units awarded by the average of the high and low trading price of the Company's common stock on the grant date, subject to valuation adjustments for restricted stock unit awards subject to performance-based vesting conditions other than the test to assure deductibility under Section 162(m) of the Internal Revenue Code. The valuation adjustments, which reflect the fact that the number of shares received on vesting varies based on the level of performance achieved, were determined using a Monte Carlo simulation that determines the probability that the performance targets will be achieved. The grant date fair value of the restricted stock unit awards granted during fiscal 2017 is also included in the Fiscal 2017 Grants of Plan Based Awards table on page 39.

Option Awards.    This column sets forth the grant date fair value of options to purchase shares of the Company's common stock granted to the named executive officers during each fiscal year. The grant-date fair value of these options was calculated using a binomial option pricing model. The assumptions used in estimating the fair value of these options are set forth in footnote 12 to the Company's Audited Financial Statements for fiscal 2017. The grant date fair value of the options granted during fiscal 2017 is also included in the Fiscal 2017 Grants of Plan Based Awards table on page 39.

Non-Equity Incentive Plan Compensation.    This column sets forth the amount of compensation earned by the named executive officers under the Company's annual performance-based bonus program during each fiscal year. A description of the Company's annual performance-based bonus program is included in the discussion of "2017 Total Direct Compensation" in the "Executive Compensation Program Structure" section, and the determination of performance-based bonuses for fiscal 2017 is described in the "2017 Compensation Decisions" section of the Compensation Discussion and Analysis beginning on page 28.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column reflects the aggregate change in the actuarial present value of each named executive officer's accumulated benefits under all defined benefit plans, including supplemental plans, during each fiscal year. The amounts reported in this column vary with a number of factors, including the discount rate applied to determine the value of future payment streams. The discount rate used pursuant to pension accounting rules to calculate the present value of future payments was 4.40% for fiscal 2014, 4.47% for fiscal 2015, 3.73% for fiscal 2016 and 3.88% for fiscal 2017. The decrease in fiscal 2016 drove substantial increases in the present value of future payments. Neither increases nor decreases in pension value resulting from changes in the discount rate result in any increase or decrease in benefits payable to participants under the plan. Pension values in fiscal 2015 and for some executive officers in fiscal 2017 increased despite the small increases in the discount rate due to the effect of an additional year of service and higher compensation levels.

Mr. Iger, Ms. McCarthy, and Ms. Parker were credited with earnings on deferred compensation as disclosed below under "Deferred Compensation". These earnings were at rates that were not above market rates and therefore are not reported in this column.

All Other Compensation.    This column sets forth all of the compensation for each fiscal year that we could not properly report in any other column of the table, including:

•
the incremental cost to the Company of perquisites and other personal benefits;
•
the amount of Company contributions to employee savings plans;
•
the dollar value of insurance premiums paid by the Company with respect to excess liability insurance for the named executive officers;
•
a one-time payout of accumulated vacation time in fiscal 2015 resulting from a Company-wide change in policy relating to vacation accrual; and
•
the dollar amount of matching charitable contributions made to charities pursuant to the Company's charitable gift matching program, which is available to all regular US employees with at least one year of service.

The dollar amount of matching charitable contributions was $50,000, $31,693, $48,693, $50,000 and $37,850 for Mr. Iger, Mr. Braverman, Ms. McCarthy, Mr. Mayer and Ms. Parker, respectively.

In accordance with the SEC's interpretations of its rules, this column also sets forth the incremental cost to the Company of certain items that are provided to the named executive officers for business purposes but which may not be considered integrally related to his or her duties.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 37

The following table sets forth the incremental cost to the Company of each perquisite and other personal benefit that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for a named executive officer in fiscal 2017.

	Personal Air Travel	Security	Other	Total
Robert A. Iger	$310,540	$899,810	$34,529	$1,244,879

Alan N. Braverman	—	—	57,968	57,968

Christine M. McCarthy	—	—	15,735	15,735

Kevin A. Mayer	—	—	21,319	21,319

M. Jayne Parker	—	—	33,090	33,090

The incremental cost to the Company of the items specified above was determined as follows:

•
Personal air travel: the actual catering costs, landing and ramp fees, fuel costs and lodging costs incurred by flight crew plus a per hour charge based on the average hourly maintenance costs for the aircraft during the year for flights that were purely personal in nature, and a pro rata portion of catering costs where personal guests accompanied a named executive officer on flights that were business in nature. Where a personal flight coincided with the repositioning of an aircraft following a business flight, only the incremental costs of the flight compared to an immediate repositioning of the aircraft are included. As noted on pages 23 to 24, above, Mr. Iger is required for security reasons to use corporate aircraft for all of his personal travel.

•
Security: the actual costs incurred by the Company for providing security services and equipment.

The "Other" column in the table above includes, to the extent a named executive officer elected to receive any of these benefits, the incremental cost to the Company of the vehicle benefit, personal air travel, reimbursement of up to $1,000 per calendar year for wellness-related purposes such as fitness and nutrition management, and reimbursement of expenses for financial consulting.

The named executive officers also were eligible to receive the other benefits described in the Compensation Discussion and Analysis under the discussion of "Benefits and Perquisites" in the "Compensation Program Elements" section, which involved no incremental cost to the Company or are offered through group life, health or medical reimbursement plans that are available generally to all of the Company's salaried employees.

38

Executive Compensation

Fiscal 2017 Grants of Plan Based Awards Table

The following table provides information concerning the range of awards available to the named executive officers under the Company's annual performance-based bonus program for fiscal 2017 and information concerning the option grants and restricted stock unit awards made to the named executive officers during fiscal 2017. Additional information regarding the amounts reported in each column follows the table.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Closing Price of Shares Underlying Options	Grant Date Fair Value of Stock and Option Awards
			12/21/2016							321,694	$105.21	$105.56	$8,298,322

Robert A. Iger			12/21/2016				39,437	78,874	118,311				8,984,191	[1]

				$4,200,000	$12,000,000	$24,000,000

			12/21/2016							48,536	$105.21	$105.56	$1,252,020

	(A	)	12/21/2016					8,926					939,104

Alan N. Braverman	(B	)	12/21/2016				4,122	8,244	12,366				939,038	[1]

				$1,095,500	$3,130,000	$6,260,000

			12/21/2016							50,396	$105.21	$105.56	$1,300,000

	(A	)	12/21/2016					9,268					975,086

Christine M. McCarthy	(B	)	12/21/2016				4,280	8,560	12,840				975,032	[1]

				$1,050,000	$3,000,000	$6,000,000

			12/21/2016							50,396	$105.21	$105.56	$1,300,000

	(A	)	12/21/2016					9,268					975,086

Kevin A. Mayer	(B	)	12/21/2016				4,280	8,560	12,840				975,032	[1]

				$1,050,000	$3,000,000	$6,000,000

			12/21/2016							34,115	$105.21	$105.56	$880,020

	(A	)	12/21/2016					6,274					660,088

M. Jayne Parker	(B	)	12/21/2016				2,898	5,795	8,693				660,083	[1]

				$477,750	$1,365,000	$2,730,000

1
Stock awards for fiscal 2017 subject to performance conditions in addition to the test to assure deductibility under Section 162(m) were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date fair values for performance-based stock awards made in fiscal 2017 would be $12,447,500, $1,301,027, $1,350,896, $1,350,896 and $914,538 for Mr. Iger, Mr. Braverman, Ms. McCarthy, Mr. Mayer, and Ms. Parker, respectively.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 39

Grant date.    The Compensation Committee made the annual grant of stock options and restricted stock unit awards for fiscal 2017 on December 21, 2016. The Compensation Committee approved awards under the annual performance-based bonus program on November 28, 2017.

Estimated Possible Payouts Under Non-equity Incentive Plan Awards.    As described in the Compensation Discussion and Analysis, the Compensation Committee sets the target bonus opportunity for the named executive officers at the beginning of the fiscal year as a percentage of fiscal-year end salary, and the actual bonuses for the named executive officers may, except in special circumstances such as unusual challenges or extraordinary successes, range from 35% to 200% of the target level based on the Compensation Committee's evaluation of financial and other performance factors for the fiscal year. The bonus amount may be zero, if actual performance is below the specified threshold levels (including if the Section 162(m) test is not met), or less than the calculated amounts if the Compensation Committee otherwise decides to reduce the bonus. As addressed in the discussion of 2017 Compensation Decisions in the Compensation Discussion and Analysis, the employment agreements of each executive officer require that the target used to calculate the bonus opportunity (but not the actual bonus awarded) be at least the amount specified in each agreement. This column shows the range of potential bonus payments for each named executive officer from the threshold to the maximum based on the target range set at the beginning of the fiscal year. The actual bonus amounts received for fiscal 2017 are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Estimated Future Payouts Under Equity Incentive Plan Awards.    This column sets forth the number of restricted stock units awarded to the named executive officers during fiscal 2017 that are subject to the test to assure eligibility for deduction under Section 162(m) and/or to performance tests as described below. These include units awarded to each of the named executive officers as part of the annual grant in December 2016. Each of Mr. Iger's awards is subject to both the test to assure eligibility under Section 162(m) and the performance tests described below. The units in row A for each of the other named executive officers are subject to the test to assure eligibility under Section 162(m) and the units in row B are subject to this test as well as the performance tests described below. The vesting dates for all of the outstanding restricted stock unit awards held by the named executive officers as of the end of fiscal 2017 are set forth in the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table below.

All units subject to only the Section 162(m) test (Row A) (plus any shares received as dividend equivalents prior to vesting) vest if that test is met and none of the units vest if the test is not met. This amount is shown in the "target" column for Row A.

In the case of units subject to both the Section 162(m) test and the performance tests (all of Mr. Iger's units and the units in Row B for other named executive officers), none of the units vest if the Section 162(m) test is not met and units vest as follows if the Section 162(m) test is met.

Half of the units are subject to a total shareholder return test and half of the units are subject to an earnings per share test. For each half:

•
None of the units related to a measure vest if the Company's total shareholder return or earnings per share, respectively, is below the 25th percentile of the S&P 500 for that measure.
•
If the Company's total shareholder return or earnings per share, respectively, is at or above the 25th percentile of the S&P 500 for the related measure, the number of units related to that measure that vest will vary from 50% of the target number related to that measure (at the 25th percentile) to 150% of the target number related to that measure (at or above the 75th percentile) (in each case, plus dividend equivalent units).

For example, for the one-half of the grant subject to an earnings per share test, and the other half separately subject to a total shareholder return test, the total number of shares vesting would equal:

•
the number in the "threshold" column if the Company is at the 25th percentile for each test;
•
the number in the "target" column if the Company is at the 50th percentile for each test; and
•
the number in the "maximum" column if the Company is at or exceeds the 75th percentile for each test (in each case, plus dividend equivalent units).
40

Executive Compensation

Earnings per share for the Company is adjusted (i) to exclude the effect of extraordinary, unusual and/or nonrecurring items and (ii) to reflect such other factors as the Committee deems appropriate to fairly reflect earnings per share growth. Adjustments to diluted earnings per share from continuing operations of S&P 500 companies will not normally be made because the Committee has no reason to believe that the average of adjustments across the S&P 500 companies would result in an amount that is significantly different from the reported amount.

When dividends are distributed to shareholders, dividend equivalents are credited in an amount equal to the dollar amount of dividends on the number of units held on the dividend record date divided by the fair market value of the Company's shares of common stock on the dividend distribution date. Dividend equivalents vest only when, if and to the extent that the underlying units vest.

All Other Option Awards: Number of Securities Underlying Options.    This column sets forth the options to purchase shares of the Company's common stock granted to the named executive officers as part of the annual grant in December 2016. The vesting dates for these options are set forth in the Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End table below. These options are scheduled to expire ten years after the date of grant.

Exercise or Base Price of Option Awards; Grant Date Closing Price of Shares Underlying Options.    These columns set forth the exercise price for each option grant and the closing price of the Company's common stock on the date of grant. The exercise price is equal to the average of the high and low trading price on the grant date, which may be higher or lower than the closing price on the grant date.

Grant Date Fair Value of Stock and Option Awards.    This column sets forth the grant date fair value of the stock and option awards granted during fiscal 2017 calculated in accordance with applicable accounting requirements. The grant date fair value of all restricted stock unit awards and options is determined as described on page 37, above.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 41

Fiscal 2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning outstanding unexercised options and unvested restricted stock unit awards held by the named executive officers as of September 30, 2017. Additional information regarding the amounts reported in each column follows the table.

		Option Awards				Stock Awards

		Number of Securities Underlying Unexercised Options				Equity Incentive Plan Awards
	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number of Unearned Units That Have Not Vested	Market Value of Unearned Units That Have Not Vested
	1/26/2011	437,679	—	$39.65	1/26/2021	—	—

	1/18/2012	732,079	—	38.75	1/18/2022	—	—

Robert A. Iger	1/16/2013	685,550	—	51.29	1/16/2023	—	—

	12/19/2013	326,415	108,805(A)	72.59	12/19/2023	—	—

	12/18/2014	186,206	186,206(B)	92.24	12/18/2024	98,787(C)	$9,737,475

	12/17/2015	67,832	203,499(D)	113.23	12/17/2025	114,449(E)	11,281,248

	12/21/2016	—	321,694(F)	105.21	12/21/2026	119,160(G)	11,745,582

	1/13/2010	43,116	—	$31.12	1/13/2020	—	—

	1/26/2011	87,536	—	39.65	1/26/2021	—	—

Alan N. Braverman	1/18/2012	94,462	—	38.75	1/18/2022	—	—

	1/16/2013	84,095	—	51.29	1/16/2023	—	—

	12/19/2013	46,970	15,657(A)	72.59	12/19/2023	3,296(H)	324,854

	12/18/2014	26,538	26,539(B)	92.24	12/18/2024	15,639(I)	1,541,488

	12/17/2015	10,045	30,136(D)	113.23	12/17/2025	18,545(J)	1,827,962

	12/21/2016	—	48,536(F)	105.21	12/21/2026	21,445(K)	2,113,810

	1/13/2010	39,617	—	$31.12	1/13/2020	—	—

	1/26/2011	34,139	—	39.65	1/26/2021	—	—

Chistine M. McCarthy	1/18/2012	45,342	—	38.75	1/18/2022	—	—

	1/16/2013	42,533	—	51.29	1/16/2023	—	—

	12/19/2013	23,015	7,672(A)	72.59	12/19/2023	1,615(H)	159,204

	12/18/2014	14,419	14,420(B)	92.24	12/18/2024	8,497(I)	837,589

	12/17/2015	10,430	31,292(D)	113.23	12/17/2025	19,256(J)	1,898,099

	12/21/2016	—	50,396(F)	105.21	12/21/2026	22,267(K)	2,194,820

	1/18/2012	14,264	—	$38.75	1/18/2022	—	—

	1/16/2013	29,110	—	51.29	1/16/2023	—	—

Kevin A. Mayer	12/19/2013	31,313	10,438(A)	72.59	12/19/2023	2,196(H)	216,503

	12/18/2014	19,461	19,462(B)	92.24	12/18/2024	11,469(I)	1,130,479

	12/17/2015	10,430	31,292(D)	113.23	12/17/2025	19,256(J)	1,898,099

	12/21/2016	—	50,396(F)	105.21	12/21/2026	22,267(K)	2,194,820

	1/18/2012	13,225	—	$38.75	1/18/2022	—	—

	1/16/2013	45,282	—	51.29	1/16/2023	—	—

M. Jayne Parker	12/19/2013	31,313	10,438(A)	72.59	12/19/2023	2,196(H)	216,503

	12/18/2014	19,461	19,462(B)	92.24	12/18/2024	11,469(I)	1,130,479

	12/17/2015	7,060	21,183(D)	113.23	12/17/2025	13,036(J)	1,284,923

	12/21/2016	—	34,115(F)	105.21	12/21/2026	15,074(K)	1,485,832

42

Executive Compensation

Number of Securities Underlying Unexercised Options: Exercisable and Unexercisable.    These columns set forth, for each named executive officer and for each grant made to the officer, the number of shares of the Company's common stock that can be acquired upon exercise of outstanding options. The vesting schedule for each option with unexercisable shares is shown under "Vesting Schedule." The vesting of options held by the named executive officers may be accelerated in the circumstances described under "Potential Payments and Rights on Termination or Change in Control," below.

Number; Market Value of Unearned Units That Have Not Vested.    These columns set forth the maximum number and market value, respectively, of shares of the Company's common stock underlying each restricted stock unit award held by each named executive officer that is subject to performance-based vesting conditions and/or the test to assure eligibility for deduction pursuant to Section 162(m), except that the number of units and market value for units granted December 18, 2014 are the actual amount that vested based on the satisfaction of the related performance test on November 17, 2017 (excluding dividend equivalent units accruing after September 30, 2017). The number of shares includes dividend equivalent units that have accrued for dividends payable through September 30, 2017. The market value is equal to the number of shares underlying the units multiplied by the closing market price of the Company's common stock on Friday, September 29, 2017, the last trading day of the Company's fiscal year. The vesting schedule and performance tests and/or the test to assure eligibility under Section 162(m) are shown in "Vesting Schedule," below.

Vesting Schedule.    The options reported above that are not yet exercisable and restricted stock unit awards that have not yet vested are scheduled to become exercisable and vest as set forth below.

          (A)   Options granted December 19, 2013. The unexercisable options are scheduled to become exercisable on December 19, 2017.

          (B)   Options granted December 18, 2014. One-half of the unexercisable options vested on December 18, 2017 and one-half are scheduled to become exercisable on December 18, 2018.

          (C)   Restricted stock units granted December 18, 2014. The number of units shown reflects the amount that vested on December 18, 2017 based on the level at which a total shareholder return and an earnings per share test were satisfied.

          (D)   Options granted December 17, 2015. One-third of the unexercisable options vested on December 17, 2017 and one-third are scheduled to become exercisable on each of December 17, 2018 and 2019.

          (E)    Restricted stock units granted December 17, 2015. The units are scheduled to vest on December 17, 2018 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

        (F)    Options granted December 21, 2016. One-fourth of the unexercisable options vested on December 21, 2017 and one-fourth are scheduled to become exercisable on each of December 21, 2018, 2019 and 2020.

        (G)  Restricted stock units granted December 21, 2016. The units are scheduled to vest on December 21, 2019 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

        (H)   Restricted stock units granted December 19, 2013. The units vested December 19, 2017.

        (I)     Restricted stock units granted December 18, 2014 subject to performance tests. Approximately 68% of the units vested on December 18, 2017 based on the level at which a total shareholder return and an earnings per share test were satisfied and 16% of the units vested on December 18, 2017 without regard to those tests. The remaining units vest on December 18, 2018, subject to determination that the test to assure eligibility under Section 162(m) was satisfied.

        (J)    Restricted stock units granted December 17, 2015 subject to performance tests. Approximately 11% of the units vested on December 17, 2017 and 11% of the units vest on each of December 17, 2018 and 2019, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. 67% of the units vest December 17, 2018 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

        (K)   Restricted stock units granted December 21, 2016 subject to performance tests. 10% of the units vested on December 21, 2017 and 10% of the units vest on each of December 21, 2018, 2019 and 2020, in each case subject to determination that the test to assure eligibility under Section 162(m) was satisfied. 60% of the units vest December 21, 2019 subject to determination that the test to assure eligibility under Section 162(m) was satisfied and also subject to satisfaction of a total shareholder return and earnings per share test, with the number of units vesting depending on the level at which the tests were satisfied. The amount shown is the maximum number of units that could vest.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 43

Fiscal 2017 Option Exercises and Stock Vested Table

The following table provides information concerning the exercise of options and vesting of restricted stock unit awards held by the named executive officers during fiscal 2017.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert A. Iger	465,578	$34,564,152	175,110	$18,506,647

Alan N. Braverman	50,000	3,944,000	30,614	3,624,939

Christine M. McCarthy	—	—	16,343	1,922,424

Kevin A. Mayer	—	—	22,921	2,429,115

M. Jayne Parker	—	—	20,202	2,134,379

The value realized on the exercise of options is equal to the amount per share at which the named executive officer sold shares acquired on exercise (all of which occurred on the date of exercise) minus the exercise price of the option times the number of shares acquired on exercise of the options. The value realized on the vesting of stock awards is equal to the closing market price of the Company's common stock on the date of vesting times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Equity Compensation Plans

The following table summarizes information, as of September 30, 2017, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares of the Company's common stock may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	33,287,321	[2,3]	$76.68	[4]	66,284,389	[3,5]

Equity compensation plans not approved by security holders	—		—		—

Total	33,287,321	[2,3]	$76.68	[4]	66,284,389	[3,5]

1
These plans are the Company's 2011 Stock Incentive Plan and The Walt Disney Company/Pixar 2004 Equity Incentive Plan (the Disney/Pixar Plan was assumed by the Company in connection with the acquisition of Pixar).
2
Includes an aggregate of 8,988,765 restricted stock units and performance-based restricted stock units. Includes an aggregate of 129,811 restricted stock units granted under a plan assumed by the Company in connection with the acquisition of Pixar, which was approved by the shareholders of Pixar prior to the Company's acquisition.
3
Assumes shares issued upon vesting of performance-based units vest at 100% of target number of units. Actual number of shares issued on vesting of performance units could be zero to 150% of the target number of units.
4
Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.
5
Includes 420,492 securities available for future issuance under a plan assumed by the Company in connection with the acquisition of Pixar, which was approved by the shareholders of Pixar prior to the Company's acquisition. Assumes all awards are made in the form of options. Each award of one restricted stock unit under the 2011 Stock Incentive Plan reduces the number of shares available under the plan by two, so the number of securities available for issuance will be smaller to the extent awards are made as restricted stock units.
44

Executive Compensation

Pension Benefits

The Company maintains a tax-qualified, noncontributory retirement plan, called the Disney Salaried Pension Plan D, for salaried employees who commenced employment before January 1, 2012. Benefits are based on a percentage of total average monthly compensation multiplied by years of credited service. For service years after 2012, average monthly compensation includes overtime, commission and regular bonus and is calculated based on the highest five consecutive years of compensation during the ten-year period prior to termination of employment or retirement, whichever is earlier. For service years prior to 2012, average monthly compensation considers only base salary, benefits were based on a somewhat higher percentage of average monthly compensation, and benefits included a flat dollar amount based solely on years and hours of service. Retirement benefits are non-forfeitable after three years of vesting service (five years of vesting service prior to 2012) or at age 65 after one year of service. Actuarially reduced benefits are paid to participants whose benefits are non-forfeitable and who retire before age 65 but on or after age 55.

In calendar year 2017, the maximum compensation limit under a tax-qualified plan was $270,000 and the maximum annual benefit that may be accrued under a tax-qualified defined benefit plan was $215,000. To provide additional retirement benefits for key salaried employees, the Company maintains a supplemental nonqualified, unfunded plan, the Amended and Restated Key Plan, which provides retirement benefits in excess of the compensation limitations and maximum benefit accruals under tax-qualified plans. Under this plan, benefits are calculated in the same manner as under the Disney Salaried Pension Plan D, including the differences in benefit determination for years before and after January 1, 2012, described above, except as follows:

  •
  starting on January 1, 2017, average annual compensation used for calculating benefits under the plans for any participant was capped at the greater of $1,000,000 and the participant's average annual compensation determined as of January 1, 2017;
  •
  benefits for persons who were named executive officers on January 1, 2012 are limited to the amount the executive officer would have received had the plan in effect prior to its January 1, 2012 amendment continued without change; and
  •
  deferred amounts of base salary for years prior to 2006 and equity compensation paid in lieu of bonus are recognized for purposes of determining applicable retirement benefits.

Company employees (including two of the named executive officers) who transferred to the Company from ABC, Inc. after the Company's acquisition of ABC are also eligible to receive benefits under the Disney Salaried Pension Plan A (formerly known as the ABC, Inc. Retirement Plan) and a Benefits Equalization Plan which, like the Amended and Restated Key Plan, provides eligible participants retirement benefits in excess of the compensation limits and maximum benefit accruals that apply to tax-qualified plans. Mr. Iger and Mr. Braverman received credited years of service under those plans for the years prior to the Company's acquisitions of ABC, Inc. A term of the 1995 purchase agreement between ABC, Inc. and the Company provides that employees transferring employment to coverage under a Disney pension plan will receive an additional benefit under Disney plans equal to (a) the amount the employee would receive under the Disney pension plans if all of his or her ABC service were counted under the Disney pension less (b) the combined benefits he or she receives under the ABC plan (for service prior to the transfer) and the Disney plan (for service after the transfer). Both Mr. Iger and Mr. Braverman transferred from ABC, and each receives a pension benefit under the Disney plans to bring his total benefit up to the amount he would have received if all his years of service had been credited under the Disney plans. (The effect of these benefits is reflected in the present value of benefits under the Disney plans in the table below.)

As of the end of fiscal 2017, Ms. McCarthy, Mr. Mayer and Ms. Parker were eligible for early retirement and Mr. Iger and Mr. Braverman were eligible for retirement. The early retirement reduction is 50% at age 55, decreasing to 0% at age 65.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 45

Fiscal 2017 Pension Benefits Table

The following table sets forth the present value of the accumulated pension benefits that each named executive officer is eligible to receive under each of the plans described above.

Name	Plan Name	Number of Years of Credited Service at Fiscal Year End		Present Value of Accumulated Benefit at Fiscal Year End
	Disney Salaried Pension Plan D	18		$1,505,634
	Disney Amended and Restated Key Plan	18		13,441,593
Robert A. Iger	Disney Salaried Pension Plan A	25		939,202
	Benefit Equalization Plan of ABC, Inc.	25		7,414,996

			Total	$23,301,425

	Disney Salaried Pension Plan D	15		$1,180,503
	Disney Amended and Restated Key Plan	15		4,758,202
Alan N. Braverman	Disney Salaried Pension Plan A	9		246,869
	Benefit Equalization Plan of ABC, Inc.	9		1,376.357

			Total	$7,561,931

	Disney Salaried Pension Plan D	18		$1,196,733
Christine M. McCarthy	Disney Amended and Restated Key Plan	18		$3,109,669

			Total	$4,306,402

	Disney Salaried Pension Plan D	20		$977,245
Kevin A. Mayer	Disney Amended and Restated Key Plan	20		2,733,783

			Total	$3,711,028

	Disney Salaried Pension Plan D	29		$1,560,406
M. Jayne Parker	Disney Amended and Restated Key Plan	29		2,991,282

			Total	$4,551,688

These present values assume that each named executive retires at age 65 (or their age on September 30, 2017, if older) for purposes of the Disney Salaried Pension Plan D and the Amended and Restated Key Plan and age 62 (or their age on September 30, 2017, if older) for purposes of the Disney Salaried Pension Plan A, and the Amended and Restated Benefit Equalization Plan of ABC, Inc. Age 65 is the normal retirement age under each of the plans and is also the age at which unreduced benefits are payable, except the earliest age at which unreduced benefits are payable under the ABC plans is age 62 for service years prior to 2012. The values also assume a straight life-annuity payment for an unmarried participant. Participants may elect other actuarially reduced forms of payment, such as joint and survivor benefits and payment of benefits for a period certain irrespective of the death of the participant. The present values were calculated using the 3.88% discount rate assumption set forth in footnote 10 to the Company's Audited Financial Statements for fiscal 2017 and using actuarial factors including RP2014 annuitant mortality table, projected back to 2006 using the MP-2014 projection scale, and generationally with a modified version of the MP-2016 scale for males and females. The present values reported in the table are not available as lump sum payment under the plans.

Fiscal 2017 Nonqualified Deferred Compensation Table

Under the Company's Non-Qualified Deferred Compensation Plan, U.S.-based executives at the level of Senior Vice President or above may defer a portion of their compensation and applicable taxes with an opportunity to earn a tax-deferred return on the deferred amounts. The plan gives eligible executives the opportunity to defer up to 50% of their base salary and up to 100% of their annual performance-based bonus award until retirement or termination of employment or, at the executive's election, until an earlier date at least five years following the date the compensation is earned. The Company also has the option to make a contribution into an executive's deferred compensation account on terms and subject to any conditions (such as vesting conditions) the Company chooses. Amounts in an executive's deferred account earn a return based on the executive's election among a series of mutual funds designated by the Company, which are generally the same funds available under the Company's qualified deferred compensation plans. Returns on the funds available for the deferred account ranged from 0.60% to 21.71% for the year ended September 30, 2017.

46

Executive Compensation

The deferred amounts and any deemed earnings on the amounts are not actual investments and are obligations of the Company. Ms. McCarthy and Ms. Parker participated in this plan in fiscal 2017, and their contributions and aggregate earnings during the fiscal year and aggregate balance at the end of the fiscal year are reflected in the table below. Their contributions represent deferred salary (in the case of Ms. McCarthy) in the amount of $659,615 and bonus (in the cases of Ms. McCarthy and Ms. Parker) in the amounts of $3,324,826 and $1,513,037, respectively, and all are included in the amounts reported for salary and bonus in the Summary Compensation Table for each of them.

In addition, from 2000 through 2005, $500,000 per year of Mr. Iger's annual base salary was deferred. The following table sets forth the earnings on the deferred amount in fiscal 2017 and the aggregate balance of Mr. Iger's deferral account, including accumulated earnings, as of September 30, 2017. Mr. Iger's employment agreement provides that the deferred compensation will be paid, together with interest at the applicable federal rate for mid-term treasuries, reset annually, no later than 30 days after he is no longer subject to the provisions of Section 162(m) of the Internal Revenue Code (or at such later date as is necessary to avoid the imposition of an additional tax on Mr. Iger under Section 409A of the Internal Revenue Code). The interest rate is adjusted annually in March and the weighted average interest rate for fiscal 2017 was 1.813%. There were no additions during the fiscal year to the deferred amount by either the Company or Mr. Iger other than these earnings and no withdrawals during the fiscal year.

	Executive Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
Robert A. Iger	—	$74,601	$4,190,528

Christine M. McCarthy	$3,984,442	1,473,414	11,740,411

M. Jayne Parker	$1,513,037	72,370	3,660,993

Contributions by Ms. McCarthy and Ms. Parker include deferral of non-equity incentive plan awards earned with respect to fiscal 2017 but awarded after the end of the fiscal year. Because these deferrals did not occur until after the end of the fiscal year, no earnings on these amounts are included in the column for Aggregate Earnings in Last Fiscal Year and these amounts are not included in the Aggregate Balance at Last Fiscal Year End.

Because the earnings accrued under these programs were not "above market" or preferential, these amounts are not reported in the Fiscal 2017 Summary Compensation Table. A portion of the aggregate balances at last fiscal year end were however included in the Summary Compensation Table since fiscal year 2015, as follows:

		Amount Included in Summary Compensation Table
	Fiscal Year	Salary	Non-Equity Incentive Plan	Total
Robert A. Iger	2017	—	—	—
	2016	—	—	—
	2015	—	—	—

Christine M. McCarthy	2017	$659,615	—	$659,615
	2016	$643,365	$4,308,280	$4,951,645
	2015	$216,971	$4,108,116	$4,325,087

M. Jayne Parker	2017	—	—	—
	2016	—	$1,729,984	$1,729,984
	2015	—	$1,757,626	$1,757,626

Potential Payments and Rights on Termination or Change in Control

Our named executive officers may receive compensation in connection with termination of their employment. This compensation is payable pursuant to (a) the terms of compensation plans applicable by their terms to all participating employees and (b) the terms of employment agreements with each of our named executive officers.

The termination provisions serve a variety of purposes including: providing the benefits of equity incentive plans to the executive and his or her family in case of death or disability; defining when the executive may be terminated with cause and receive no further compensation; and clearly defining rights in the event of a termination in other circumstances. The availability, nature and amount of compensation on termination differ depending on whether employment terminates because of:

  •
  death or disability;
  •
  the Company's termination of the executive pursuant to the Company's termination right or the executive's decision to terminate because of action the Company takes or fails to take;
  •
  the Company's termination of the executive for cause; or
  •
  expiration of an employment agreement, retirement or other voluntary termination.

The compensation that each of our named executive officers may receive under each of these termination circumstances is described below.

It is important to note that the amounts of compensation set forth in the tables below are based on the specific assumptions noted and do not predict the actual compensation that our named executive officers would

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 47

receive. Actual compensation received would be a function of a number of factors that are unknowable at this time, including: the date of the executive's termination of employment; the executive's base salary at the time of termination; the executive's age and service with the Company at the time of termination; and, because many elements of the compensation are performance-based pursuant to the Company's compensation philosophy described in Compensation Discussion and Analysis, above, the future performance of the Company.

Moreover, the option and restricted stock unit acceleration amounts in case of a termination without cause or by the executive for good reason assume that these awards immediately accelerate, which is not the case in the absence of a change in control. Rather, options and units continue to vest over time and in most cases are subject to the same performance measures that apply if there had been no termination. (The performance measures do not apply to vesting of restricted stock unit awards when termination is due to death or disability, and the test to assure deductibility under Section 162(m) does not apply if it is not necessary to preserve deductibility.)

In addition, although the descriptions and amounts below are based on existing agreements, in connection with a particular termination of employment the Company and the named executive officer may mutually agree on severance terms that vary from those provided in his or her pre-existing agreement.

In each of the circumstances described below, our named executive officers are eligible to receive earned, unpaid salary through the date of termination and benefits that are unconditionally accrued as of the date of termination pursuant to policies applicable to all employees. This includes the deferred compensation and earnings on these deferred amounts as described under "Deferred Compensation," above. This earned compensation is not described or quantified below because these amounts represent earned, vested benefits that are not contingent on the termination of employment, but we do describe and quantify benefits that continue beyond the date of termination that are in addition to those provided for in the applicable benefit plans. The executive's accrued benefits include the pension benefits described under "Pension Benefits," above, which become payable to all participants who have reached retirement age. Because they have reached early retirement or retirement age under the plans, each executive officer would have been eligible to receive these benefits if their employment had terminated at the end of fiscal 2017. Because the pension benefits do not differ from those described above under "Pension Benefits" except in ways that are equally applicable to all salaried employees, the nature and amount of their pension benefits are not described or quantified below.

Death and Disability

The employment agreement of each named executive officer provides for payment of any unpaid bonus for any fiscal year that had been completed at the time of the executive's death or termination of employment due to disability. The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus as if the executive remained employed. In addition, Mr. Iger's employment agreement provides that if he dies or terminates employment due to disability prior to June 30, 2018 and prior to the occurrence of a change in control, Mr. Iger (or his estate) will, following the completion of fiscal year 2018, receive a Growth Incentive Retention Payment based on the extent to which the Company's cumulative adjusted operating income for the five years ending September 28, 2018 exceeds $76.01 billion, but pro-rated to reflect the period of his actual employment after fiscal year 2014.

In addition to the compensation and rights in employment agreements, the 2011 Stock Incentive Plan and award agreements thereunder provide that all options awarded to a participant (including the named executive officers) become fully exercisable upon the death or disability of the participant and remain exercisable for 18 months in the case of death and 12 months (or 18 months in the case of participants who are eligible for immediate retirement benefits) in the case of disability, and all restricted stock units awarded to the participant under the 2011 Stock Incentive Plan will, to the extent the units had not previously been forfeited, fully vest and become payable upon the death or disability of the participant.

The following table does not reflect any amount with respect to the Growth Incentive Retention Award because, if Mr. Iger's employment terminated at the end of fiscal 2017 due to death or disability, no amount would be paid until after the end of fiscal 2018 (assuming no change in control prior to that date) and the amount of the award, if any, would depend on whether and to what extent the performance measure was met. The amount of the award would be zero if cumulative adjusted operating income for the five fiscal years ending September 29, 2018 were less than $76.01 billion and, based on pro-ration through the end of fiscal 2017, could reach $48.0 million depending on the extent to which cumulative adjusted operating income exceeded $76.01 billion.

48

Executive Compensation

The following table sets forth the value of the estimated payments and benefits each of our named executive officers would have received under our compensation plans and their employment agreements if their employment had terminated at the close of business on the last day of fiscal 2017 as a result of death or disability. The value of option acceleration is equal to the difference between the $98.57 closing market price of shares of the Company's common stock on September 29, 2017 (the last trading day in fiscal 2017) and the weighted average exercise price of options with an exercise price less than the market price times the number of shares subject to such options that would accelerate as a result of termination. The value of restricted stock unit acceleration is equal to the $98.57 closing market price of shares of the Company's common stock on September 29, 2017 multiplied by the number of units that would accelerate as a result of termination, which, for performance-based units, is equal to the target number of units.

	Cash Payment[1]	Option Acceleration	Restricted Stock Unit Acceleration
Robert A. Iger[2]	$15,200,000	$4,006,369	$24,663,141

Alan N. Braverman	3,600,000	574,893	4,953,420

Christine M. McCarthy	3,450,000	290,669	4,224,745

Kevin A. Mayer	3,450,000	394,471	4,566,290

M. Jayne Parker	1,570,000	394,471	3,515,545

1
This amount is equal to the bonus awarded to the named executive officers with respect to fiscal 2017 and set forth in the "Non-Equity Incentive Plan Compensation" column of the Fiscal 2017 Summary Compensation Table.
2
Amounts for Mr. Iger reflect his employment agreement in effect as of September 30, 2017. This agreement was amended in December 2017 as described under "Compensation Discussion and Analysis — 2017 Compensation Decisions," above.

Termination Pursuant to Company Termination Right Other than for Cause or by Executive for Good Reason

The employment agreement of each named executive officer provides that he or she will receive a bonus for any fiscal year that had been completed at the time of his or her termination of employment if his or her employment is terminated by the Company pursuant to the Company's termination right other than for cause (as described below) or by the named executive officer with good reason (as described below). The amount of the bonus will be determined by the Compensation Committee using the same criteria used for determining a bonus if the executive remained employed.

In addition, each named executive officer's employment agreement provides that he or she will receive the following compensation and rights conditioned on his or her executing a mutual release of liability and (except in the case of Mr. Iger) agreeing to provide the Company with consulting services for a period of six months after his or her termination (or, if less, for the remaining term of his or her employment agreement):

  •
  A lump sum payment to be made six months and one day after termination equal to the base salary the named executive officer would have earned had he or she remained employed during the term of his or her consulting agreement or, in the case of Mr. Iger, equal to the base salary he would have earned had he remained employed until the original scheduled expiration date of his employment agreement.
  •
  In the case of the named executive officers other than Mr. Iger, if the consulting agreement was not terminated as a result of his or her material breach of the consulting agreement, a further lump sum payment to be made six months and one day after termination of employment equal to the base salary the named executive officer would have earned had he or she remained employed after the termination of his or her consulting agreement and until the original scheduled expiration date of his or her employment agreement.
  •
  A bonus for the year in which he or she is terminated equal to a pro-rata portion of a target bonus amount determined in accordance with his or her employment agreement.
  •
  All options that had vested as of the termination date or were scheduled to vest no later than three months after the original contract termination date will remain or become exercisable as though the named executive officer were employed until that date. The options will remain exercisable until the earlier of (a) the scheduled expiration date of the options and (b) three months after the original scheduled expiration date of his or her employment agreement. In addition, as is true for all employees, options awarded at least one year before termination will continue to vest and will remain exercisable until the earlier of the expiration date of the option and three years (five years for options granted after March 2011) after the termination date if the officer would be over 60 years of age and have more than 10 years of service as of that date. Pursuant to employment agreements with each of the named executive officers, the termination date for these purposes will be deemed to be the original contract termination date. For any employee that is eligible for immediate retirement benefits, options awarded within, but less than, one year of termination will vest to the extent they are scheduled to vest within three months of termination and will remain exercisable for 18 months following termination. In addition, any options granted to Mr. Iger less than one year prior to the

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 49

    date of termination will continue to vest and remain exercisable until the expiration date of the option.

  •
  All restricted stock units that were scheduled to vest prior to the original contract termination date will vest as though the named executive officer were employed until that date to the extent applicable performance tests are met (but any test to assure deductibility of compensation under Section 162(m) will be waived for any units scheduled to vest after the fiscal year in which the termination of employment occurs unless application of the test is necessary to preserve deductibility). As is true for all employees, restricted stock units awarded at least one year before termination will continue to vest through the end of the vesting schedule to the extent applicable performance criteria are met if the officer would be over 60 years of age and have more than 10 years of service as of the termination date. Pursuant to employment agreements with each of the named executive officers, the termination date for these purposes will be deemed to be the original contract termination date. Any restricted stock units awarded to Mr. Iger less than one year prior to the date of termination will continue to vest according to their original terms to the extent applicable performance criteria are met.

The employment agreements provide that the Company has the right to terminate the named executive officer's employment subject to payment of the foregoing compensation in its sole, absolute and unfettered discretion for any reason or no reason whatsoever. A termination for cause does not constitute an exercise of this right and would be subject to the compensation provisions described below under "Termination for Cause."

The employment agreements provide that a named executive officer can terminate his or her employment "for good reason" following notice to the Company within three months of his or her having actual notice of the occurrence of any of the following events (except that the Company will have 30 days after receipt of the notice to cure the conduct specified in the notice):

          (i)     a reduction in the named executive officer's base salary, annual target bonus opportunity or (where applicable) annual target long-term incentive award opportunity;

          (ii)    the removal of the named executive officer from his or her position (including in the case of Mr. Iger, the failure to elect or reelect him as a member of the Board of Directors or his removal from the position of Chairman);

        (iii)   a material reduction in his or her duties and responsibilities;

        (iv)   the assignment to him or her of duties that are materially inconsistent with his or her position or duties or that materially impair his or her ability to function in his or her office;

        (v)    relocation of his or her principal office to a location that is more than 50 miles outside of the greater Los Angeles area and, in the case of Mr. Iger, that is also more than 50 miles from Manhattan; or

        (vi)   a material breach of any material provision of his or her employment agreement by the Company.

A named executive officer (or any employee holding equity awards) can also terminate "for good reason" after a change in control (as defined in the 2011 Stock Incentive Plan) if, within 12 months following the change in control, a "triggering event" occurs, and in that case the 2011 Stock Incentive Plan provides that any outstanding options, restricted stock units, performance-based restricted stock units or other plan awards will generally become fully vested and, in certain cases, paid to the plan participant. A triggering event is defined to include: (a) a termination of employment by the Company other than for death, disability or "cause;" or (b) a termination of employment by the participant following a reduction in position, pay or other "constructive termination." Under the 2011 Stock Incentive Plan "cause" has the same meaning as in the named executive officer's employment agreement, as defined below under "Termination for Cause". Any such payments that become subject to the excess parachute tax rules may be reduced in certain circumstances.

In addition, Mr. Iger's employment agreement provides that if his employment is terminated by the Company under its termination rights or by Mr. Iger for good reason prior to June 30, 2018, absent a change in control, Mr. Iger will receive a Growth Incentive Retention Award based on the Company's actual performance through the end of fiscal year 2018, but, if his employment is terminated prior to the end of fiscal year 2017, pro-rated to reflect the period of his actual employment after fiscal year 2014.

The following table does not reflect any amount with respect to the Growth Incentive Retention Award in the absence of a change in control because the amount (if any) paid in this circumstance would not be determined until after the end of fiscal 2018 based on performance through that date. The amount of the award would be zero if cumulative adjusted operating income for the five fiscal years ending September 29, 2018 were less than $76.01 billion and, based on pro-ration through the

50

Executive Compensation

end of fiscal 2017, could reach $48.0 million depending on the extent to which cumulative adjusted operating income exceeded $76.01 billion. As noted above, pro-ration is no longer applied after the end of fiscal 2017.

The following table also does not include a payment with respect to the Growth Incentive Retention Award with a change in control. If a change in control had occurred at the end of fiscal year 2017 and Mr. Iger were terminated at that time under the circumstances described below, an award would have been payable based on the actual cumulative adjusted operating income for each completed fiscal quarter in the performance period, plus a projected measure of adjusted operating income for the remainder of the performance period determined by applying the compound annual growth rate through the date of termination to operating income for the last period prior to termination. To receive the amount, if any, payable in respect of the Growth Incentive Retention Award upon a change in control, Mr. Iger must generally remain employed until June 30, 2018. However, payment of such amount would be made earlier in the event that his employment terminated due to his death, disability, a termination by the exercise of the Company's termination rights or a termination by Mr. Iger for good reason. The amount of the payment (which is capped at $60 million) would depend on adjustments to cumulative operating income made by the Compensation Committee or the Board for certain events specified in the employment agreement and to the extent they consider such adjustments fair, reasonable and equitable under the circumstances. As discussed in Compensation Discussion and Analysis — 2017 Compensation Decisions, above, the Compensation Committee and the Board have determined that circumstances calling for an adjustment have occurred, but have not determined the amount of any such adjustment. While the amount of any payment cannot be definitively determined absent a determination by the Committee or the Board of the amount of the adjustment, the Company estimates that no payment would have been made as of the end of fiscal 2017 in the event of a termination following a change in control based on an estimate of the adjustments identified as of that date and assuming no other adjustments are made.

Mr. Iger's employment agreement as in effect on September 30, 2017 also provided that if his employment is terminated by the Company under its termination rights or by Mr. Iger for good reason prior to July 2, 2019, he will (1) receive a payment in cash of $5,000,000, (2) receive security services that are substantially comparable to those provided for his benefit on the date of termination (excluding personal use of any Company provided or leased aircraft) for three years, and (3) be retained as a consultant for three years following his termination as provided in his employment agreement receiving compensation of $500,000 per quarter for the first eight quarters of the three-year period and of $250,000 for the last four quarters. The following table reflects the $5,000,000 cash payment but does not include the costs of security services (which was approximately $900,000 in fiscal 2017) or compensation for consulting, as they would not be payable at the time of termination.

Each named executive officer's employment agreement specifies that any compensation resulting from subsequent employment will not be offset against amounts described above.

The following table provides a quantification of benefits (as calculated in the following paragraph) each of our named executive officers would have received if their employment had been terminated at the end of fiscal 2017 (under their employment agreements as in effect at that time) by the Company pursuant to its termination right or by the executive with good reason.

The "option valuation" amount is (a) the difference between the $98.57 closing market price of shares of the Company's common stock on September 29, 2017 and the weighted average exercise price of options with an exercise price less than the market price times (b) the number of options with in-the-money exercise prices that would become exercisable despite the termination. The "restricted stock unit valuation" amount is the $98.57 closing market price on September 29, 2017 times the target number of units that could vest. However, as described above, options do not become immediately exercisable and restricted stock units do not immediately vest (and would eventually vest only to the extent applicable performance conditions are met) absent a change in control. The actual value realized from the exercise of the options and the vesting of restricted stock units may therefore be more or less than the amount shown below depending on changes in the market price

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 51

of the Company's common stock and the satisfaction of applicable performance tests.

	Cash Payment[1]	Option Valuation	Restricted Stock Unit Valuation
Robert A. Iger[2]

No change in control	$24,594,231	$4,006,369	$24,663,141

Change in control	24,594,231	4,006,369	24,663,141

Alan N. Braverman

No change in control	6,350,788	574,893	4,953,420

Change in control	6,350,788	574,893	4,953,420

Christine M. McCarthy

No change in control	9,092,308	290,669	4,224,745

Change in control	9,092,308	290,669	4,224,745

Kevin A. Mayer

No change in control	9,092,308	394,471	4,566,290

Change in control	9,092,308	394,471	4,566,290

M. Jayne Parker

No change in control	5,237,500	394,471	3,515,545

Change in control	5,237,500	394,471	3,515,545

1
This amount is equal to the bonus awarded to the named executive officers with respect to fiscal 2017 and set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table, plus the lump sum payments based on salary through the end of the employment term as described above plus, in the case of Mr. Iger, the $5,000,000 payment he would receive as described above.
2
Amounts for Mr. Iger reflect his employment agreement in effect as of September 30, 2017. This agreement was amended in December 2017 as described under "Compensation Discussion and Analysis — 2017 Compensation Decisions," above.

Termination for Cause

Each named executive officer's employment agreement provides that, if his or her employment is terminated by the Company for cause, he or she will only be eligible to receive the compensation earned and benefits vested through the date of termination, including any rights he or she may have under his or her indemnification agreement with the Company or the equity plans of the Company.

"Termination for Cause" is defined in Mr. Iger's employment agreement as termination by the Company due to (i) conviction of a felony or the entering of a plea of nolo contendere to a felony charge; (ii) gross neglect, willful malfeasance or willful gross misconduct in connection with his employment which has had a material adverse effect on the business of the Company, unless he reasonably believed in good faith that such act or non-act was in, or not opposed to, the best interests of the Company; (iii) his substantial and continual refusal to perform his duties, responsibilities or obligations under the agreement that continues after receipt of written notice identifying the duties, responsibilities or obligations not being performed; (iv) a violation that is not timely cured of any Company policy that is generally applicable to all employees or all officers of the Company that he knows or reasonably should know could reasonably be expected to result in a material adverse effect on the Company; (v) any failure (that is not timely cured) to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company's business practices, whether internal or external; or (vi) any material breach that is not timely cured of covenants relating to non-competition during the term of employment and protection of the Company's confidential information.

"Termination for Cause" is defined in Mr. Braverman's, Ms. McCarthy's, Mr. Mayer's and Ms. Parker's employment agreement as termination by the Company due to gross negligence, gross misconduct, willful nonfeasance or willful material breach of the agreement by the executive unless, if the Company determines that the conduct or cause is curable, such conduct or cause is timely cured by the executive.

Expiration of Employment Term; Retirement

Each of the named executive officers is eligible to receive earned, unpaid salary and unconditionally vested accrued benefits if his or her employment terminates at the expiration of his or her employment agreement or he or she otherwise retires, but except as described below they are not contractually entitled to any additional compensation in this circumstance.

Based on his employment agreement in effect on September 30, 2017, if Mr. Iger retires at July 2, 2019 (the expiration date of that employment agreement), he would be entitled to receive (a) a bonus based on a target bonus award of $12 million, subject only to the satisfaction of the performance objectives applicable to assure that the bonus is deductible for federal income tax purposes as performance-based compensation and (b) an award of $5 million in cash for completing the term of the employment agreement. If Mr. Iger retires at or after June 30, 2018, he will also be entitled to receive a Growth Incentive Retention Award to the extent the Company's cumulative adjusted operating income for the five years ending September 29, 2018 exceeds $76.01 billion.

Based on his employment agreement in effect on September 30, 2017, following the termination of his employment at the expiration date, to enable the Company to have access to Mr. Iger's unique skills, knowledge and experience with regard to the media and entertainment business, Mr. Iger would serve as a consultant to the Company for a period of three years. In this capacity, Mr. Iger would provide assistance, up to certain specified monthly and annual maximum time commitments, on such matters as his successor as Chief Executive Officer may request from time to time. In consideration of his consulting services, Mr. Iger will receive a quarterly fee of $500,000 for each of the first

52

Executive Compensation

8 quarters and $250,000 for each of the last four quarters of this three-year period. For the three years following termination of employment, the Company would also provide Mr. Iger with the same security services (other than the personal use of a Company provided or leased aircraft) as it has made available to him as Chief Executive Officer.

As noted above, Mr. Iger's employment agreement was amended in December 2017, and this amendment changed the termination date of his agreement in certain circumstances and the length of and compensation received pursuant to the consulting arrangement, as described under "Compensation Discussion and Analysis — 2017 Decisions," above.

If Mr. Iger's employment terminates prior to the expiration date other than due to his voluntary resignation or a termination by the Company for cause, the Company will be obligated to provide him the compensation described above, and Mr. Iger's consulting obligations to the Company will commence at the date of such termination.

Mr. Braverman, Ms. McCarthy, Mr. Mayer and Ms. Parker's employment agreement each provide that the Chief Executive Officer will recommend to the Compensation Committee an annual cash bonus for the fiscal year in which their respective employment agreements end based on the executive's contributions during that fiscal year.

Mr. Mayer's employment agreement provides that, at the end of the employment term under his agreement, the Company and Mr. Mayer will enter into a new one-year employment agreement through which Mr. Mayer will serve in a consulting role, with an annual salary of $200,000.

As in the case of a termination under the Company's termination right other than for cause or the executive's right to terminate for good reason, vested options and restricted stock units will remain exercisable for 18 months for executives eligible to receive retirement benefits, and options and restricted stock units outstanding for at least one year will continue to vest, and options will remain exercisable, for up to three or five years (depending on the original grant date) if the named executive officer was age 60 or greater and had at least ten years of service at the date of retirement. In addition, if Mr. Iger retires at July 2, 2019, all options and restricted stock units awarded to him after June 30, 2016 will, subject to the satisfaction of applicable performance criteria, continue to vest and in the case of options remain exercisable following his retirement according to their original vesting schedule and expiration date.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 53

Audit-Related Matters

Audit Committee Report

The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:

•
the integrity of the Company's financial statements;
•
the adequacy of the Company's system of internal controls;
•
the Company's compliance with legal and regulatory requirements;
•
the qualifications and independence of the Company's independent registered public accountants; and
•
the performance of the Company's independent registered public accountants and of the Company's internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

•
monitors preparation of quarterly and annual financial reports by the Company's management;
•
supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation, retention and oversight; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants; and
•
oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company's internal auditing program.

The Committee met seven times during fiscal 2017. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company's independent registered public accountants, the Company's internal auditors, the Company's chief financial officer and the Company's general counsel.

As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2017, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Committee. These reviews included discussion with PricewaterhouseCoopers LLP, the Company's independent registered public accountants, of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communication With Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants' communications with the Audit Committee concerning independence.

In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

John S. Chen (Chair)
Fred K. Langhammer
Aylwin B. Lewis
Robert W. Matschullat

54

Audit-Related Matters

Policy for Approval of Audit and Permitted Non-audit Services

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related, tax and other services by the Committee on an annual basis, but individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related, tax and other services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, and the Committee has delegated to the Chairman of the Committee the authority to pre-approve services in certain circumstances.

Auditor Fees and Services

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements and internal control over financial reporting for fiscal 2017 and fiscal 2016, together with fees for audit-related, tax and other services rendered by PricewaterhouseCoopers LLP during fiscal 2017 and fiscal 2016. Audit-related services consisted principally of audits of employee benefit plans and other entities related to the Company and other attest projects, consultations on the impact of new accounting rules, and due diligence. Tax services consisted principally of planning and advisory services and tax compliance assistance. Other services consisted of attestation reports on social, environmental and cultural disclosure required by law or regulation. The Audit Committee directs and reviews the negotiations associated with the Company's retention of its independent registered public accountants.

	Fiscal 2017	Fiscal 2016

	(in millions)
Audit fees	$19.6	$18.9

Audit-related fees	3.4	2.0

Tax fees	3.9	3.0

All other fees	0.1	0.1

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 55

Items to Be Voted On

Election of Directors

The current term of office of all of the Company's Directors expires at the 2018 Annual Meeting. The Board proposes that the following directors be elected for a term of one year and until their successors are duly elected and qualified. The Board of Directors intends to reduce the size of the Board to ten directors effective upon completion of the terms expiring at the Annual Meeting. Ms. Barra, whom the Board elected a Director in August 2017, and Ms. Catz and Mr. deSouza, whom the Board elected directors in December 2017 effective as of February 1, 2018, were each identified as a potential Director by the Governance and Nominating Committee. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a Director before the 2018 Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Directors are elected by a majority of votes cast unless the election is contested, in which case Directors are elected by a plurality of votes cast. A majority of votes cast means that the number of shares voted "for" a Director exceeds the number of votes cast "against" the Director; abstentions are not counted either "for" or

"against". If an incumbent Director in an uncontested election does not receive a majority of votes cast for his or her election, the Director is required to submit a letter of resignation to the Board of Directors for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a Director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board is required to determine whether to accept or reject the resignation, or what other action should be taken, within 90 days of the date of the certification of election results.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of Directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to Directors is counted.

The Board recommends a vote "FOR" each of the persons nominated by the Board.

Susan E. Arnold, 63, has been an operating executive of The Carlyle Group, an equity investment firm, since September 2013. She retired as President — Global Business Units of Procter & Gamble in 2009, a position she had held since 2007. Prior to 2007, she was Vice Chair of P&G Beauty and Health from 2006, Vice Chair of P&G Beauty from 2004 and President Global Personal Beauty Care and Global Feminine Care from 2002. She was a director of McDonald's Corporation from 2008 to 2016, and was a director of NBTY, Inc. from 2013 to 2017. Ms. Arnold has been a Director of the Company since 2007.

Ms. Arnold contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as an executive of Procter & Gamble and her other public company board experience. At Procter & Gamble, Ms. Arnold was a senior executive responsible for major consumer brands in a large, complex retailing and global brand management company. As a result of this experience, Ms. Arnold brings to our Board in-depth knowledge of brand management and marketing, environmental sustainability, product development, international consumer markets, finance and executive management, including executive compensation and management leadership.

56

Items to Be Voted On

Mary T. Barra, 56, has been Chairman of General Motors Company since 2016 and Chief Executive Officer of General Motors since 2014. Prior to that time, she served at General Motors as Executive Vice President, Global Product Development, Purchasing and Supply Chain from 2013 to 2014, Senior Vice President, Global Product Development from 2011 to 2013, Vice President, Global Human Resources from 2009 to 2011 and Vice President, Global Manufacturing Engineering from 2008 to 2009. In addition to serving on the Board of General Motors from 2014, she served on the Board of General Dynamics Corporation from 2011 to 2017. Ms. Barra has been a Director of the Company since August 2017.

Ms. Barra contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as a leader of the General Motors Company and her other public company board experience. In her roles at General Motors, Ms. Barra has been responsible for overseeing and managing executive teams and a sizeable worldwide work force, with an emphasis on development and marketing of technology-based consumer-facing products and on human resources. As a result of this experience, Ms. Barra brings to our Board an understanding of worldwide consumer markets, changing technology and the challenges and risks facing large public companies with complex global operations.

Safra A. Catz, 56, has been a Chief Executive Officer of Oracle Corporation since 2014. She served as President of Oracle from 2004 to 2014 and as the company's Chief Financial Officer from 2011 to 2014 and from 2005 to 2008. Prior to being named President of Oracle, she held various other positions with Oracle from 1999. She has been a member of the Board of Directors of Oracle since 2001, and was a director of HSBC Holdings from 2008 through 2015. She was elected a Director of the Company in December 2017, effective February 1, 2018.

Ms. Catz contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience as both a chief executive and chief financial officer of Oracle. At Oracle, Ms. Catz has been responsible for leadership of a complex, global technology company, with an emphasis on acquisition strategy and integration of acquired companies, and also led Oracle's financial function, which has a complexity and breadth comparable to that of the Company. As a result of this experience, Ms. Catz brings to our Board valuable insights regarding the management of a complex, global organization with particular insights in acquisitions, experience in a wide range of financial and accounting matters, and an understanding of the rapidly changing technological landscape that affects our businesses.

Continues on next page ►
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 57

John S. Chen, 62, has been Executive Chair and Chief Executive Officer of BlackBerry, Ltd., a provider of mobile infrastructure, since 2013. He was a Senior Advisor of Silver Lake, a private investment firm, from 2013 to December 2016. Mr. Chen was Chairman and Chief Executive Officer of Sybase Inc., a software developer and a wholly-owned subsidiary of SAP AG from July 2010 through November 1, 2012. Prior to SAP's acquisition of Sybase in July 2010, Mr. Chen had been Chairman of the Board, Chief Executive Officer and President of Sybase, Inc., since November 1998. From February 1998 through November 1998, he served as co-Chief Executive Officer of Sybase. In addition to serving on the Board of BlackBerry since 2013, Mr. Chen has been a director of Wells Fargo & Company since 2006 and a Director of the Company since 2004.

 Mr. Chen contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as a leader of a variety of technology businesses, his experience doing business in Asia and his other public company board experience. In his roles at Blackberry, Sybase and other technology companies, Mr. Chen has been responsible for overseeing and managing executive teams and a sizeable work force engaged in high technology development, production and marketing. Mr. Chen has also interacted regularly with businesses and governments in Asia in connection with these businesses. As a result of this experience, Mr. Chen brings to our Board an understanding of the rapidly changing technological landscape and intense familiarity with all issues involved in managing technology businesses and particularly with businesses and governmental practices in Asia.

Francis A. deSouza, 47, has been President and Chief Executive Officer of Illumina, Inc., a biotechnology company, since 2016 and served as President of Illumina from 2013 to 2016. Prior to joining Illumina, Mr. deSouza was President, Products and Services, of Symantec Corporation from 2011 to 2013, and Mr. deSouza served as Symantec's Senior Vice President, Enterprise Security Group, from 2009 to 2011. Prior to that time he founded or worked in a variety of other technology businesses. He has served as a Director of Illumina since 2014 and was a director of Citrix Systems, Inc. from 2014 to 2016. He was elected a Director of the Company in December 2017, effective February 1, 2018.

Mr. deSouza contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as Chief Executive Officer of Illumina, his prior experience at Symantec and other technology companies. At Illumina, Symantec, Citrix, and the other companies he has worked at, Mr. deSouza has overseen growth and maturation of technology businesses and gained in-depth experience in the management of technology oriented businesses, including cybersecurity businesses. As a result of this experience, Mr. deSouza brings to our Board an understanding of the risks and opportunities involved in the development of diverse and changing businesses and extensive insight into technological developments that affect our business, including cybersecurity matters.

58

Items to Be Voted On

Robert A. Iger, 66, has served as Chairman and Chief Executive Officer since March 2012. Prior to that time, he served as President and Chief Executive Officer of the Company since 2005, having previously served as President and Chief Operating Officer since 2000 and as President of Walt Disney International and Chairman of the ABC Group from 1999 to 2000. From 1974 to 1998, Mr. Iger held a series of increasingly responsible positions at ABC, Inc. and its predecessor Capital Cities/ABC, Inc., culminating in service as President of the ABC Network Television Group from 1993 to 1994 and President and Chief Operating Officer of ABC, Inc. from 1994 to 1999. He is a member of the Board of Directors of Apple, Inc., the National September 11 Memorial & Museum, and the Bloomberg Family Foundation. Mr. Iger has been a Director of the Company since 2000. The Company has agreed in Mr. Iger's employment agreement to nominate him for re-election as a member of the Board and as Chairman of the Board at the expiration of each term of office during the term of the agreement, and he has agreed to continue to serve on the Board if elected.

Mr. Iger contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as Chairman and Chief Executive Officer of the Company and his long experience with the business of the Company. As Chairman and Chief Executive Officer and as a result of the experience he gained in over 40 years at ABC and Disney, Mr. Iger has an intimate knowledge of all aspects of the Company's business and close working relationships with all of the Company's senior executives.

Maria Elena Lagomasino, 68, is the Chief Executive Officer and Managing Partner of WE Family Offices, an office serving high net worth families, and has held these positions since March 2013. Ms. Lagomasino served as Chief Executive Officer of GenSpring Family Offices, LLC, an affiliate of SunTrust Banks, Inc., from November 2005 through October 2012. From 2001 to 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JPMorgan Private Bank, a division of JPMorgan Chase & Co., a global financial services firm. Prior to assuming this position, she was Managing Director of The Chase Manhattan Bank in charge of its Global Private Banking Group. Ms. Lagomasino had been with Chase Manhattan since 1983 in various positions in private banking. Ms. Lagomasino is a member of the Council on Foreign Relations, and is a founder of the Institute for the Fiduciary Standard. She is a director of the Americas Society and served as a Trustee of the National Geographic Society from 2007 to 2015. She served as a director of the Coca-Cola Company from 2003 to 2006 and from 2008 to the present, and she served as a director of Avon Products, Inc. from 2001 to March 2016. Ms. Lagomasino has been a Director of the Company since 2015.

Ms. Lagomasino contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her experience in leading a variety of firms in the wealth management industry and her experience on other public company boards. In leading firms in the wealth management industry, she has gained a deep understanding of finance, investment and capital markets and experience in leading complex organizations and in evaluating the strategies of businesses in a variety of industries with varying size and complexity. Her experience at JP Morgan Private Bank included management of that firm's international operations and this experience contributes an understanding of conducting business internationally, particularly in Latin America. Through her service on other public company boards, she brings to our Board extensive experience with and a keen understanding of global brands as well as her ability to use her experience in providing insight and guidance in overseeing executive management, including executive compensation.

Continues on next page ►
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 59

Fred H. Langhammer, 73, is Chairman, Global Affairs, of The Estée Lauder Companies Inc., a manufacturer and marketer of cosmetics products. Prior to being named Chairman, Global Affairs, Mr. Langhammer was Chief Executive Officer of The Estée Lauder Companies Inc. from 2000 to 2004, President from 1995 to 2004 and Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined The Estée Lauder Companies in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of its operations in Germany. Mr. Langhammer is a recipient of the Officer's Cross, First Class, awarded to him by the Federal Republic of Germany. He was a director of Central European Media Enterprises, Ltd., from 2009 to March 2014 and was a director of The Shinsei Bank Limited from 2005 to 2009 and a director of AIG from 2006 to 2008. Mr. Langhammer has been a Director of the Company since 2005.

Mr. Langhammer contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience at Estée Lauder, a complex worldwide branded consumer products business, and his experience with business outside the United States. In addition to serving in Estée Lauder's Japan and Germany operations and on the Board of Shinsei Bank, a Japan-based commercial bank, Mr. Langhammer served as general manager of the Japan operations of a British trading company. He also serves as Chairman Emeritus of the American Institute for Contemporary German Studies at Johns Hopkins University and he is a senior fellow of the Foreign Policy Association and a member of the Trilateral Commission. As a result of this experience, Mr. Langhammer brings to our Board an understanding of growth strategies in worldwide branded businesses, specific knowledge of Asian and European markets, and extensive familiarity with all aspects of managing and providing leadership to a complex business organization.

Aylwin B. Lewis, 63, is retired and served as Chairman, Chief Executive Officer and President of Potbelly Corporation from 2011 to 2017, and as President and Chief Executive Officer from 2008 to 2017. Prior to that, Mr. Lewis was President and Chief Executive Officer of Sears Holdings Corporation, a nationwide retailer, from 2005 to 2008. Prior to being named Chief Executive Officer of Sears, Mr. Lewis was President of Sears Holdings and Chief Executive Officer of Kmart and Sears Retail following Sears' acquisition of Kmart Holding Corporation in 2005. Prior to that acquisition, Mr. Lewis had been President and Chief Executive Officer of Kmart since 2004. Prior to that, Mr. Lewis held a variety of leadership positions at YUM! Brands, Inc., a franchisor and licensor of quick service restaurants from 2000 until 2004. Mr. Lewis served on the board of directors of Sears Holding Corp. from 2005 through 2008, on the Board of Directors of Kmart from 2004 through 2008 and on the Board of Directors of Potbelly Sandwich Works from 2008 to 2017. Mr. Lewis was a director of Starwood Hotels & Resorts Worldwide from January 2013 to September 2016, and has been a director of Marriott International Inc. since September 2016. Mr. Lewis has been a Director of the Company since 2004.

Mr. Lewis contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience in various positions at Yum! Brands, Kmart, Sears and Potbelly Corporation. At Yum! Brands, Mr. Lewis was responsible for marketing and branding of consumer-facing products and services in the quick-serve food industry, and at Kmart and Sears he was responsible for all aspects of complex, worldwide businesses offering consumer products. At Potbelly Corporation, Mr. Lewis's responsibilities included developing and implementing the company's growth strategy. As a result of this experience, Mr. Lewis brings to our Board knowledge of consumer branding strategy and tactics, management and leadership of complex worldwide retail and service businesses, and insights into promoting growth strategies for new consumer-facing businesses.

60

Items to Be Voted On

Mark G. Parker, 62, has been President and Chief Executive Officer of NIKE, Inc. since 2006 and Chairman of NIKE since 2016. He has been employed by NIKE since 1979 in a variety of positions with primary responsibilities in product research, design and development, marketing and brand management. Mr. Parker has been a member of the Board of Directors of NIKE since 2006, and has been a Director of the Company since 2016.

Mr. Parker contributes to the mix of experience and qualifications the Board seeks to maintain through his experience in various positions at NIKE. Through this experience he has gained substantial insights in designing, producing and marketing consumer products and in managing major consumer brands sold throughout the world. At NIKE, Mr. Parker has also managed a complex, global organization and brings to the Board his knowledge and skills in financial and executive management, executive compensation and management leadership.

Continues on next page ►
The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 61

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee of the Board has concluded that the continued retention of PricewaterhouseCoopers LLP is in the best interests of the Company and its shareholders and appointed PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending September 29, 2018. Services provided to the Company and its subsidiaries by PricewaterhouseCoopers LLP in fiscal 2017 are described under "Audit-Related Matters — Auditor Fees and Services," above. PricewaterhouseCoopers LLP has been the Company's external auditor continuously since 1938. The Audit Committee evaluates the independent registered public accountant's qualifications, performance, audit plan and independence each year. In addition to assuring the regular rotation of the lead audit partner every five years as required by SEC rules, one or more members of the Audit Committee also meets with candidates for the lead audit partner and the committee discusses the appointment before rotation occurs.

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

The Board recommends that shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal 2018.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of Material Terms of Performance Goals Under the Amended and Restated 2002 Executive Performance Plan

The Amended and Restated 2002 Executive Performance Plan (the 2002 Plan) is structured to satisfy the requirement for performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code and related IRS regulations and thus preserves the Company's ability to deduct the compensation awarded under the plan. Although the exemption for performance-based compensation was recently repealed with respect to taxable years beginning after December 31, 2017, awards made in respect of the Company's current fiscal year or pursuant to contracts entered into prior to the repeal will, in many circumstances, remain eligible for this exemption, and the 2002 Plan will therefore continue to be applicable to such awards.

Applicable IRS regulations require shareholder approval of terms of the 2002 Plan no less than every five years. The Company's shareholders approved the 2002 Plan in

2002, 2007, 2008, 2009 and 2013. We are seeking approval of the material terms of the performance goals under the 2002 Plan at this time to ensure that compensation within the parameters of the 2002 Plan remains deductible for federal income tax purposes to the extent permitted under Section 162(m) of the Internal Revenue Code. We are not proposing any amendments to the 2002 Plan.

Accordingly, the Board of Directors recommends that shareholders approve the terms of the 2002 Plan. The affirmative vote of a majority of shares represented in person or by proxy and entitled to vote on this item will be required for approval of the terms of the 2002 Plan. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes (as described under "Information About Voting and the Meeting — Voting") will not be considered entitled to vote on this item, and therefore will not be counted in determining the number of shares necessary for approval.

62

Items to Be Voted On

The material terms of the 2002 Plan are described below, which is qualified in its entirety by the 2002 Plan attached as Annex B to this proxy statement.

Eligibility.    The 2002 Plan is available for performance awards made to key employees (including any officer) of the Company who are (or in the opinion of the Compensation Committee may during the performance period covered by an award become) a "covered employee" for purposes of Section 162(m). As Section 162(m) has been amended, a "covered employee" generally includes the corporation's chief executive officer, its chief financial officer and up to three other executive officers who are among the five most highly compensated executive officers of the Company. Accordingly, while any of our approximately 200,000 employees are theoretically eligible to participate in the 2002 Plan, participation in fiscal 2017 was limited to our five executive officers.

Administration and Business Criteria.    The Compensation Committee administers the 2002 Plan and is charged with the responsibility for establishing specific targets for each participant in the 2002 Plan that will, if achieved, allow for deductibility to the extent the performance-based exception under Section 162(m) continues to be applicable. Concurrently with the selection of these targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. The targets may be based on one or more of the following business criteria (which are defined in the 2002 Plan), or on any combination of them, on a consolidated basis, subject to adjustment as described below:

•
Net income
•
Return on equity
•
Return on assets
•
Earnings per share (diluted)
•
Cash flow
•
Aggregate segment operating margin
•
Financial statement objectives (including revenues)
•
EBITDA (net income before net interest, income taxes, and depreciation and amortization expense)
•
Total shareholder return

The targets must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m). The measurement period can be as short as one fiscal year but can also be more than one fiscal year.

With respect to certain criteria, the 2002 Plan generally requires that adjustments be made when determining whether the applicable targets have been met so as to eliminate, in whole or in part, in any manner specified by the Committee at the time the targets are established, the gain, loss, income and/or expense resulting from the following items:

  (1)
  changes in accounting principles that become effective during the performance period;

  (2)
  extraordinary, unusual or infrequently occurring events reported in the Company's public filings; and
  (3)
  the disposition of a business, in whole or in part.

The Committee may, however, provide at the time the targets are established that one or more of these adjustments will not be made as to a specific award or awards. In addition, the Committee may determine at the time the targets are established that other adjustments will be made under the selected business criteria and applicable targets to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following:

  (a)
  gain or loss from all or certain claims and/or litigation and insurance recoveries;
  (b)
  the impact of impairment of tangible or intangible assets;
  (c)
  restructuring activities reported in the Company's public filings; and
  (d)
  the impact of investments or acquisitions.

Each of the adjustments described in this paragraph may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the performance targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. Finally, adjustments will be made as necessary to any criteria related to the Company's stock to reflect changes in corporate capitalization, such as stock splits and certain reorganizations.

Awards.    The Compensation Committee may authorize grants to participants of annual incentive bonuses payable in cash, shares of stock, restricted stock, and restricted stock units. Any award payable in, or valued by reference to, the Company's stock is granted as a joint award under an equity incentive plan approved by the Company's shareholders, subject to adjustments for stock splits and certain other changes in corporate capitalization as provided in the applicable equity incentive plan. Currently, such stock-based awards would be made under the Amended and Restated 2011 Stock Incentive Plan. It is currently expected that no awards will be made under the 2002 Plan unless such award would be eligible to qualify for the performance-based compensation exemption available under Section 162(m), including pursuant to any applicable grandfather rule.

Maximums.    Under the 2002 Plan, the maximum annual bonus for any single officer in any fiscal year is $10 million, except that the maximum annual bonus for an officer who is executive chairman, chief executive officer, president or chief operating officer of the Company in any fiscal year is $27.5 million.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 63

Annual bonuses are paid following the close of the fiscal year to which they relate, subject to certification by the Compensation Committee that the applicable criteria have been satisfied in whole or in part.

The maximum number of shares of restricted stock or restricted stock units that may be granted to any one participant under the 2002 Plan is 2.0 million in any fiscal year, subject to stock splits and certain other changes in corporate capitalization.

Negative Discretion.    The above limits provide the maximum amount that may be received by a participant under the 2002 Plan in any one year. Upon certification by the Compensation Committee that the applicable criteria have been satisfied in whole or in part, the Compensation Committee has the discretion to reduce the maximum amount otherwise payable based on other conditions, including subjective factors, such as individual performance or other criteria the Compensation Committee determines appropriate. With respect to compensation paid under the 2002 Plan, the Compensation Committee may not increase the maximum amount permitted to be paid to a participant or pay any amount under the 2002 Plan if the applicable criteria (or a portion thereof) have not been satisfied.

Amendment.    The 2002 Plan may from time to time be amended, suspended or terminated, in whole or in part, by the Board of Directors or the Compensation Committee, but no amendment will be effective without

Board and/or shareholder approval if such approval is required to satisfy the requirements of Section 162(m).

Awards Under the 2002 Plan.    The amount of annual bonuses to be paid and the amount of restricted stock or restricted stock units to be awarded in the future to the Company's current and future executive officers under the 2002 Plan cannot be determined at this time, as actual amounts will be based on the discretion of the Compensation Committee in determining the awards and actual performance. The annual bonuses and restricted stock units awarded under the 2002 Plan with respect to fiscal 2017 to the five most highly compensated executive officers currently eligible under the 2002 Plan are set forth in the Summary Compensation Table and the Fiscal 2017 Grants of Plan Based Awards table, respectively. The annual bonuses and restricted stock units awarded under the 2002 Plan with respect to fiscal 2017 to all executive officers as a group were $27,270,000 and 143,769 target units (having a grant date fair value of $16,082,740), respectively. Due to the performance test associated with a portion of the restricted stock units, the actual number of shares vesting could be different than the number awarded in 2017.

The Board recommends that shareholders vote "FOR" approval of the material terms of the performance goals under the 2002 Plan.

Advisory Vote on Executive Compensation

As we do each year, and as required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement titled "Executive Compensation." Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).

The compensation of our executive officers is based on a design that aims to align pay with both the attainment of annual operational and financial goals, which the Compensation Committee establishes, and sustained long-term value creation. The design of our compensation program is detailed in the Compensation

Discussion and Analysis section of this proxy statement, and the decisions made by the Compensation Committee under that program for fiscal 2017 are summarized in the Proxy Statement Summary beginning on page 1 and described in detail in Compensation Discussion and Analysis beginning on page 19. Shareholders should read these sections before deciding how to vote on this proposal.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company's compensation program. Broker non-votes (as described under "Information About Voting and the Meeting — Voting") are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.

The Board of Directors recommends a vote "FOR" advisory approval of the resolution set forth above.

64

Items to Be Voted On

Shareholder Proposals

The Company has been notified that two shareholders of the Company intend to present proposals for consideration at the annual meeting. The shareholders making these proposals have presented the proposals and supporting statements set forth below, and we are presenting the proposals and the supporting statements as they were submitted to us. While we take issue with certain of the statements contained in the proposals and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree. The address and stock ownership of the proponents will be furnished by the Company's Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request.

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the proposal will be required for approval of the proposals. Abstentions will be counted as represented and entitled to vote and will have the effect of a negative vote on the proposals. Broker non-votes (as described under "Information About Voting and the Meeting — Voting") will not be considered entitled to vote on these proposals and will not be counted in determining the number of shares necessary for approval of the proposal. The shareholder proposals will be voted on at the annual meeting only if properly presented by or on behalf of the proponents.

Proposal 1 — Lobbying Disclosure

Zevin Asset Management has notified the Company that it intends to present the following proposal on behalf of David Fenton, Daniel Altschuler, the Center for Community Change, Congregation of St. Joseph, and Missionary Oblates for Community Change for consideration at the annual meeting.

Whereas, we believe in full disclosure of our company's direct and indirect lobbying activities and expenditures to assess whether Disney's lobbying is consistent with Disney's expressed goals and in the best interests of shareholders.

Resolved, the shareholders of The Walt Disney Company ("Disney") request the Board authorize the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by Disney used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  Disney's membership in and payments to any tax-exempt organization that writes and endorses model legislation.

  4.
  Description of management's decision making process and the Board's oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Disney is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state, and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Disney's website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Disney spent $26,685,000 from 2010 through 2016 on federal lobbying (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Disney also lobbies but disclosure is uneven or absent. For example, Disney spent $2,524,624 on lobbying in California from 2010-2016, and Disney's lobbying in California has attracted media attention ("Family Friendly? Disney Funds Lobbyists Fighting to Deny Americans Parental Leave," Republic Report, May 29, 2012).

Disney is a member of the National Restaurant Association, which spent $8.18 million lobbying in

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 65

2015 and 2016. And according to the U.S. Chamber of Commerce ("Chamber") website, Disney joined as a member in 1922. The Chamber spent over $1.3 billion on lobbying since 1998. However, Disney does not disclose its membership in, or payments to, trade associations, or the amounts used for lobbying. Disney will disclose its non-deductible trade association payments used for political contributions, but this does not include payments used for lobbying. This leaves a serious disclosure gap, as trade associations generally spend far more on lobbying than on political contributions. Transparent reporting would reveal whether company assets are being used for objectives that increase reputational and operational risk and that undermine Disney's long-term interests. For example, Disney signed the American Business Act on Climate Pledge, yet the Chamber has sued to block the EPA Clean Power Plan to address climate change.

Board Recommendation

The Board recommends that you vote against this proposal. This is the third year this proposal has been presented, and it has failed to obtain more than 33% support in either of its prior submissions.

The Company currently provides substantial disclosure regarding our political activities. Our policy with respect to political giving and the participation in the formulation of public policy is set out on our website at www.thewaltdisneycompany.com/citizenship/policies. As we note there, many national and local public policy decisions affect our businesses, and we actively participate in the political life of the countries and communities in which we do business to promote the interests of the Company and its shareholders. We also disclose on our website the contributions we make directly and through our political action committees to candidates, political parties, and organizations that promote or oppose candidates or ballot initiatives. All political contributions are approved by the Company's Senior Vice President for Governmental Relations, and each year the Governance and Nominating Committee of the Board of Directors reviews the political contribution activity of the Company.

The proposal is specifically directed at disclosure relating to the Company's lobbying activities. But there too we already provide substantial information regarding our lobbying activities through filings with the U.S. House of Representatives and the U.S. Senate

(which are publicly available at http://lobbyingdisclosure.house.gov). These reports detail the issues the Company lobbied on, the houses of Congress and federal agencies lobbied and the total amounts expended during each calendar quarter on lobbying activities. By law, the amount disclosed by the Company contains the portion of any trade association payments that are used for lobbying as disclosed to the Company by the trade associations. The Company also files extensive lobbying disclosure reports as required by state law, which are also publicly available.

The proposal seeks the disclosure of even further detail about Company contributions to trade associations which is not legally required and would be misleadingly suggestive of the control we exercise over such organizations. As our policy notes, we have no direct control over how expenditures of organizations we support are directed and we may not concur with the position of each organization on any given candidate or issue. We support organizations based on our evaluation of whether involvement with the organization serves the interests of our shareholders taking into account the broad nature of our business and all of the activities of the organization. Specific activities of any organization that we may disagree with are only one factor in making this evaluation, and we believe that focusing on specific views of a particular organization distorts the overall benefit that support of the organization may have for our shareholders.

Many companies do not currently disclose the information sought by the proposal and the Board believes that the proposal would put the Company at a disadvantage in advancing shareholder interests through political activities by compelling disclosure of information about the Company's priorities and methods to the advantage of our adversaries on policy issues and without providing meaningful new information to our shareholders. Accordingly, the Board believes that the adoption of the proposal would effectively create an unequal playing field, making it more difficult for the Company to protect the interests of its shareholders.

Accordingly, the Board recommends that you vote "AGAINST" this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

66

Items to Be Voted On

Proposal 2 — Shareholder Proxy Access Amendment

James McRitchie has notified the Company that he intends to present the following proposal for consideration at the annual meeting:

RESOLVED: Shareholders of The Walt Disney Company (the "Company") ask the board of directors (the "Board") to amend its "Proxy Access" bylaw, and any associated documents, to include the following changes for the purpose of (1) decreasing the average amount of Company common stock the average member of a nominating group would be required to hold for three years to satisfy the aggregate ownership requirements to form a nominating group, (2) decreasing the barriers for re-nomination, and (3) increasing the potential number of nominees:

  1.
  No limitation shall be placed on the number of stockholders that can aggregate their shares to achieve the 3% of common stock required to nominate directors under our Company's proxy access provisions.

  2.
  No limitation shall be imposed on the re-nomination of stockholder nominees based on the number or percentage of votes received in any election.

  3.
  The number of stockholder nominees eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.

Supporting Statement:

Under current provisions, even if the 20 largest public pension funds were able to aggregate their shares, they would not meet the 3% holding criteria at most of companies examined by the Council of Institutional Investors (CII). Allowing an unlimited number of shareholders to aggregate shares will facilitate greater participation by individuals and institutional investors in meeting the stock ownership requirements, which are 3% of the outstanding common stock entitled to vote.

The SEC's universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC's cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, a cost-benefit analysis by CFA Institute, Proxy Access in the United States: Revisiting

the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1), found proxy access would "benefit both the markets and corporate boardrooms, with little cost or disruption," raising US market capitalization by up to $140.3 billion.

Proxy Access: Best Practices 2017 (http://www.cii.org/files/publications/misc/Proxy_Access_2017_FINAL.pdf) by CII, notes that "while proxy access has gained broad acceptance, some adopting companies have included, or are considering including, provisions that could significantly impair shareholders ability to use it." The report "highlights the best practices CII recommends for implementing proxy access."

Although the Company's Board adopted a proxy access bylaw, it contains troublesome provisions that significantly impair the ability of shareholders to participate because of the large average amount of common shares each is required to hold for three years given the current aggregation limit of 20, the ability of shareholder nominees to run again, and the ability of shareholder nominees to effectively serve if elected. Adoption of all the requested amendments would come closer to meeting best practices as described by CII.

Increase shareholder value

Vote for Shareholder Proxy Access Amendments — Proposal 2

Board Recommendation

The Board recommends that you vote against this proposal. The Company's current proxy access bylaw strikes an appropriate balance between the benefits and risks of proxy access. The proposal seeks the adoption of provisions that would unnecessarily disrupt that balance. This is the second year this proposal has been presented, and it received less than 30% support in 2017.

In June of 2016, the Board of Directors adopted a proxy access bylaw for the Company after reviewing the provisions adopted by hundreds of other companies and consulting with investors regarding their views on proxy access and the specific provisions they considered important. The bylaw adopted by the Board allows a group of up to 20 shareholders holding an aggregate of 3% of the outstanding shares of the Company for at least three years to have Director nominees representing up to the greater of 20% of the Board and two members

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 67

included in the Company's proxy statement. In crafting the bylaw, the Board sought to achieve the appropriate balance between accommodating investors' interests in proxy access as expressed to the Company while protecting against the disruption that investors and the Board acknowledged could arise from a proxy access right. In so doing, the Board considered and rejected the three provisions set out in the proposal for the reasons related below. The provisions adopted by the Board were and remain consistent with the best practices of other significant U.S. public companies with proxy access rights.

The changes to the Company's proxy access right requested by this proposal would upset the balance reflected in the current bylaw. Specifically:

•
Aggregation limit.    The proposal requests removal of the limitation on the number of shareholders that can be aggregated to reach the 3% shareholding requirement. The 20 shareholder limit included in the Company's proxy access bylaw is a reasonable limitation to control the administrative burden of confirming and monitoring share ownership within the group by the Company. The limitation also ensures that the proxy access mechanism is not driven by a large number of shareholders, no one of which has a substantial economic stake in the Company.

•
Limit on re-nomination.    The Company's proxy access bylaw prohibits re-nomination of a candidate who was nominated using proxy access provisions at either of the preceding two annual meetings and did not receive support of at least 25% of the shares voted in the prior election. The proposal requests that this limitation be removed. This limitation prevents a candidate who has not demonstrated the ability to garner significant shareholder support from continuing to impose the expense and disruption of invoking the proxy access process. The provision also prevents such a candidate from needlessly limiting the opportunity of other candidates who may have more support to use the proxy access provision.

•
Number of shareholder nominee directors.    The proposal requests an increase in the number of permitted shareholder nominees from 20% of the Board to 25% of the Board. In selecting Director nominees, the Governance and Nominating Committee of the Board seeks to achieve a mix of experience and personal backgrounds relevant to the Company's business, as well as attain independent representation and a reflection of the diversity of our shareholders, employees, customers and communities in which we do business. The limit of 20% of the Board (or at least two) for shareholder nominees through the proxy access provision ensures that shareholders have a meaningful right without overly disrupting the balance of characteristics the Board seeks to achieve through the regular nomination process. The limit also helps address concerns expressed by some investors that a shareholder could use the process to lay the groundwork for effecting a change of control that is not in the interest of all shareholders or to pursue other special interests that are not broadly supported by all shareholders.

The drawbacks of the changes requested by the proposal are reflected in their limited acceptance. According to a review of proxy access bylaws issued by the Society for Corporate Governance, of the companies that had adopted proxy access as of June 2016:

•
only 5% included a limit on the number of nominees equal to the greater of 25% or two;
•
only 3% had no limit on the aggregation of shareholders for reaching the minimum holding requirement; and
•
only 29% had no limitation on the resubmission of nominees who had not achieved a minimum level of support.

The need for the disadvantageous changes requested by this proposal should be viewed against the full array of governance practices the Company has adopted. These practices include: annual election of all Directors; majority voting for Directors in uncontested elections; a substantial majority of independent Directors (currently eleven out of twelve); tenure policies for Directors that promote Board refreshment; shareholders' ability to propose Director nominees to the Governance and Nominating Committee; shareholders' ability to nominate Directors outside of the proxy access process; and shareholders' ability to call special meetings of shareholders.

The robust proxy access provisions the Board has adopted, together with these other practices, promote Board independence and provide substantial opportunities consistent with best practices for shareholder input into the governance process. The changes to proxy access requested by the proposal are unnecessary and disrupt the balanced approach reflected in our current bylaws.

For the reasons set forth above, the Board recommends that you vote "AGAINST" this proposal, and if the proposal is presented your proxy will be voted against this proposal unless you specify otherwise.

68

Items to Be Voted On

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting, and Company Bylaws do not allow proposals to be presented at the meeting unless they were properly presented to the Company prior to December 8, 2017. However, if any other question that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 69

Information About Voting and the Meeting

Shares Outstanding

Shareholders owning Disney common stock at the close of business on January 8, 2018, (the record date) may vote at the 2018 Annual Meeting and any postponements or adjournments of the meeting. On that date, 1,506,464,999 shares of common stock were outstanding. Each share is entitled to one vote on each matter considered at the meeting.

Voting

How to Vote.    Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

•
To vote by Internet, go to www.ProxyVote.com/Disney and follow the instructions there. You will need the 16 digit number included on your proxy card, voter instruction form or notice.
•
To vote by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 16 digit number included on your proxy card, voter instruction form or notice.
•
If you received a notice and wish to vote by traditional proxy card, you can receive a full set of materials at no charge through one of the following methods:

  1)
  by internet: www.ProxyVote.com/Disney

  2)
  by Phone: 1-800-579-1639

  3)
  by email: sendmaterial@proxyvote.com (your email should contain the 16 digit number in the subject line).

Deadline for Voting.    The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Time, on March 7, 2018. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a Legal Proxy form from the institution that holds their shares.

Proxies Submitted but not Voted.    If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR the election of all nominees for Director as set forth under "Election of Directors," FOR the ratification of the appointment of the independent registered public accountants, FOR approval of the 2002 Plan provisions, FOR the advisory vote on executive compensation, and AGAINST each of the shareholder proposals.

Revocation of Proxies.    You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Secretary, by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote), or by voting in person at the Annual Meeting.

Confirmation of Voting.    From February 21, 2018 through May 8, 2018, you may confirm your vote beginning twenty-four hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto www.ProxyVote.com/Disney using the 16 digit number (located on your notice or proxy card). If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

Plan Participants.    If you participate in the Disney Savings and Investment Plan or the Disney Hourly Savings and Investment Plan, you may give voting instructions as to the number of shares of common stock you hold in the plan as of the record date. You may provide voting instructions to Fidelity Management Trust Company by voting online or by completing and returning a proxy card if you received one. If you hold shares other than through these plans and you vote electronically, voting instructions you give with respect to your other shares will be applied to Disney stock credited to your accounts in a savings and investment plan unless you request a separate control number with respect to each account. To receive separate control numbers, please call 1-855-449-0994. The trustee will vote your shares in accordance with your duly executed

70

Information About Voting and the Meeting

instructions received by March 5, 2018. If you do not send instructions, an independent fiduciary has been selected to determine how to vote all shares for which the trustee does not receive valid and timely instructions from participants. You may revoke previously given voting instructions by March 5, 2018, by either revising your instructions on line or by submitting to the trustee either a written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the trustee.

Broker Voting.    Under New York Stock Exchange Rules, the proposal to approve the appointment of independent auditors is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of Directors, the approval of the 2002 Plan provisions, the advisory vote on executive compensation, and the shareholder proposals are "non-discretionary" items. This means brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for Directors, the approval of the 2002 Plan provisions, the advisory vote on executive compensation, and the shareholder proposals.

Results of Voting.    We will post preliminary results of voting at the meeting on our Investor Relations website promptly after the meeting and file results with the Securities and Exchange Commission as required by applicable rules.

Attendance at the Meeting

If you plan to attend the meeting, you must be a holder of Company shares as of the Record Date of January 8, 2018, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners and to one guest accompanying each registered or beneficial owner. You can print your own tickets and you must bring them to the meeting to gain access. Tickets can be printed by accessing Shareholder Meeting Registration at www.ProxyVote.com/Disney and following the instructions provided (you will need the 16 digit number included on your proxy card, voter instruction form or notice).

If you are unable to print your tickets, please contact Broadridge at 1-855-449-0994 for assistance.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 11:59 p.m. Eastern Time on March 7, 2018. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis.

On the day of the meeting, each shareholder will be required to present their admission ticket along with a form of a government issued photo identification, such as a driver's license or passport at the security entrance. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Large bags, backpacks, suitcases, briefcases, cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

You can obtain directions to the meeting by visiting www.disney.com/annualmeeting2018 or by calling Broadridge at 1-855-449-0994.

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 71

Other Information

Stock Ownership

Based on a review of filings with the Securities and Exchange Commission, the Company has determined that the following persons hold more than 5% of the outstanding shares of Disney common stock.

Name and Address of Beneficial Owner	Shares	Percent of Class
Blackrock Inc 55 East 52nd Street New York, NY 10055	82,892,954	5.5%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	91,799,526	6.1%

1
According to filings with the Securities and Exchange Commission, Blackrock has sole voting power with respect to 68,490,668 shares, shared voting power with respect to 1,416 shares, sole dispositive power with respect to 82,891,538 shares, and shared dispositive power with respect to 1,416 shares.
2
According to filings with the Securities and Exchange Commission, Vanguard has sole voting power with respect to 2,342,871 shares, shared voting power with respect to 286,128 shares, sole dispositive power with respect to 89,194,362 shares, and shared dispositive power with respect to 2,605,164 shares.

The following table shows the amount of Disney common stock beneficially owned (unless otherwise indicated) by our current Directors, nominees and named executive officers and by Directors, nominees and executive officers as a group. Except as otherwise indicated, all information is as of January 8, 2018.

Name	Shares[1,2]	Stock Units[3]	Shares Acquirable Within 60 Days[4]	Percent of Class
Susan E. Arnold	27,336	16,917	—	*

Mary T. Barra	80	977	—	*

Alan N. Braverman	128,410	—	443,867	*

Safra A. Catz	—	—	—	—

John S. Chen	52,106	26,908	6,143	*

Francis A. deSouza	—	—	—	—

Jack Dorsey	5,643	4,227	—	*

Robert A. Iger	1,188,092	—	2,785,925	*

Maria Elena Lagomasino	2,815	6,245	—	*

Fred H. Langhammer	28,022	18,736	—	*

Aylwin B. Lewis	55,765	23,871	12,143	*

Robert W. Matschullat	30,542	40,818	6,143	*

Kevin A. Mayer	66,090	—	147,777	*

Christine M. McCarthy	131,252	—	247,407	*

Mark G. Parker	—	5,678		*

M. Jayne Parker	43,387	—	152,099	*

Sheryl Sandberg	556	8,042	—	*

Orin C. Smith	35,385	3,653	12,143	*

All Directors, nominees and executive officers as a group (18 persons)	1,795,481	156,072	3,813,647	*

*
Less than 1% of outstanding shares.
1
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Some Directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as indicated below:
•
Mr. Chen — 17,737 shares held for the benefit of children;
•
Mr. Iger — 107,056 shares held in trusts and by spouse;
•
Mr. Mayer — 65 shares held for the benefit of members of his family; and
•
Ms. Barra — 80 shares held for benefit of spouse

All Directors and executive officers as a group disclaim beneficial ownership of a total of 124,858 shares.
2
For executive officers, the number of shares listed includes interests in shares held in Company savings and investment plans as of January 8, 2018: Mr. Iger — 19,844 shares; Mr. Braverman — 11,210 shares; Ms. McCarthy — 3,799 shares; Ms. Parker — 13,564 shares; and all executive officers as a group — 48,417 shares.
3
Reflects the number of stock units credited as of January 8, 2018 to the account of each non-employee Director participating in the Company's Amended and Restated 1997 Non-Employee Directors Stock and Deferred Compensation Plan. These units are payable solely in shares of Company common stock as described under "Director Compensation," but do not have current voting or investment power. Excludes unvested restricted stock units awarded to executives under the Company's Amended and Restated 2011 Stock Incentive Plan that vest on a performance basis and other restricted stock units awarded to executives that have not vested under their vesting schedules.
4
Reflects the number of shares that could be purchased by exercise of options exercisable at January 8, 2018, or within 60 days thereafter under the Company's stock option plans and the number of shares underlying restricted stock units that vest within 60 days of January 8, 2018, excluding dividend equivalent units that will vest in that period.
72

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our Directors and executive officers complied during fiscal 2017 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to shareholders electronically via the Internet on the Company's website at www.disney.com/investors. On January 12, 2018, we began mailing to our shareholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.

If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year's proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Registered shareholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.disneyshareholder.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at www.ProxyVote.com/Disney. Beneficial or "street name" shareholders who wish to elect one of these options may also do so at www.ProxyVote.com/Disney. In either case, you will need the 16 digit number included on your voter instruction form or notice.

Mailings to Multiple Shareholders at the Same Address

The Company is required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record. If you have more than one account in your name or at the same address as other shareholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the box labeled "No" next to "Householding Election" on your proxy card. If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If you received only one copy of this proxy statement and the annual report or notice of availability of these materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to The Walt Disney Company, c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling Broadridge at 1-866-540-7095, and we will promptly deliver additional materials as requested.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement 73

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have retained D.F. King & Co., 48 Wall Street, New York, New York 10005, to aid in the solicitation. For these and related advisory services, we will pay D.F. King a fee of $35,000 and reimburse them for certain out-of-pocket disbursements and expenses.

Directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

74

Annex A — Reconciliation of Non-GAAP Measures

This proxy statement includes aggregate segment operating income and earnings per share excluding certain items affecting comparability, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP). These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or earnings per share as determined in accordance with GAAP. These measures as we have calculated them may not be comparable to similarly titled measures reported by other companies.

The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company's portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results. A reconciliation of segment operating income to net income is as follows (dollars in millions):

	Year Ended

	9/30/2017	10/1/2016	10/3/2015
Segment operating income	$14,775	$15,721	$14,681

Corporate & unallocated shared expenses	(582)	(640)	(643)

Restructuring and impairment charges	(98)	(156)	(53)

Other income, net	78	—	—

Interest income (expense), net	(385)	(260)	(117)

Vice Gain[1]	—	332	—

Infinity Charge[2]	—	(129)	—

Income before income taxes	13,788	14,868	13,868

Income taxes	(4,422)	(5,078)	(5,016)

Net income	9,366	9,790	8,852

Net income attributable to noncontrolling interests	(386)	(399)	(470)

Net income attributable to Disney	$8,980	$9,391	$8,382

1
Our share of the net gain recognized by A+E Television Networks in connection with an acquisition of an interest in Vice Group Holding, Inc.

2
Charge in connection with the discontinuation of our Infinity console game business.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement A-1

The Company uses earnings per share excluding certain items affecting comparability to evaluate the performance of the Company's operations exclusive of certain items that impact the comparability of results from period to period. The Company believes that information about earnings per share exclusive of these impacts is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company's business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business.

A reconciliation of earnings per share to earnings per share excluding certain items affecting comparability is as follows

	Pre-Tax Income/(Loss)	Tax Benefit/(Expense)	After-Tax Income/(Loss)	EPS[2]
Year Ended September 30, 2017

As reported	$13,788	$(4,422)	$9,366	5.69

Exclude:

Gain related to the acquisition of BAMTech	(255)	93	(162)	(0.10)

Settlement of Litigation	177	(65)	112	0.07

Restructuring and impairment charges[1]	98	(31)	67	0.04

Excluding certain items affecting comparability	$13,808	$(4,425)	$9,383	$5.70

Year Ended October 1, 2016

As reported	$14,868	$(5,078)	$9,790	$5.73

Exclude:

Vice Gain	(332)	122	(210)	(0.13)

Infinity Charge	129	(47)	82	0.05

Restructuring and impairment charges[1]	156	(43)	113	0.07

Excluding certain items affecting comparability	$14,821	$(5,046)	$9,775	$5.72

Year Ended October 3, 2015

As reported	$13,868	$(5,016)	$8,852	$4.90

Exclude:

Disnelyland Paris tax asset write-off	—	399	399	0.23

Restructuring and impairment charges[1]	53	(20)	33	0.02

Excluding certain items affecting comparability	$13,921	$(4,637)	$9,284	$5.15

1
See footnote 17 to the Company's Audited Financial Statements for fiscal 2017.

2
May not equal to the sum of rows due to rounding.
A-2

Annex B — Amended and Restated 2002 Executive Performance Plan

Section 1. Purpose of Plan

The purpose of the Plan is to promote the success of the Company by providing participating executives with incentive compensation that qualifies as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 2. Definitions and Terms

2.1    Accounting Terms.    Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and included in the consolidated financial statements of the Company, prepared in the ordinary course of business.

2.2    Specific Terms.    The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

"Adjusted Aggregate Segment Operating Margin" with respect to any Performance Period means Aggregate Segment Operating Margin, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted Cash Flow" with respect to any Performance Period means Cash Flow, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted EBITDA" with respect to any Performance Period means EBITDA, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted EPS" with respect to any Performance Period means EPS, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted Financial Statement Objectives" with respect to any Performance Period means Financial Statement Objectives, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted Net Income" with respect to any Performance Period means Net Income, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted Return on Assets" with respect to any Performance Period means Return on Assets, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Adjusted Return on Equity" with respect to any Performance Period means Return on Equity, subject to, and/or after giving effect to, any adjustments applicable pursuant to Section 4.6 at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Aggregate Segment Operating Margin" with respect to any Performance Period means the aggregate of all segment operating income divided by the aggregate of all segment revenues, as reported in the Company's consolidated financial statements for the applicable Performance Period.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement B-1

"Award" means an award under this Plan of a conditional opportunity to receive a Bonus if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period, or an award of Restricted Stock or Restricted Units the vesting of which will occur if the applicable Performance Target(s) is (are) satisfied in the applicable Performance Period.

"Bonus" means a cash payment or a cash payment opportunity under the Plan, as the context requires. Bonus shall also include any Award in respect of which the final payment amount is determined based on a dollar amount, but the ultimate form of payment is in shares in accordance with Section 4.10. Notwithstanding the immediately preceding sentence, Bonus shall exclude any award of Restricted Stock or Restricted Units made pursuant to Section 5 hereof.

"Business Criteria" means any one or any combination of Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets, Adjusted Return on Equity, Aggregate Segment Operating Margin, Cash Flow, EBITDA, EPS, Financial Statement Objectives, Net Income, Return on Assets, Return on Equity and Total Shareholder Return.

"Cash Flow" with respect to any Performance Period means either operating cash flow, as reported in the Company's consolidated financial statements related to the applicable Performance Period, or operating cash flow less investment in parks, resorts and other property, as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Compensation Committee of the Company's Board of Directors or such other Committee as from time to time the Board of Directors may designate to administer the Plan in accordance with Section 3.1 and Section 162(m).

"Company" means The Walt Disney Company, a Delaware corporation.

"EBITDA" with respect to any Performance Period means Net Income before net interest, income tax, and depreciation and amortization expense, as reported in the Company's consolidated financial statements related to the applicable Performance Period.

"EPS" with respect to any Performance Period means diluted earnings per share of the Company, as reported in the Company's consolidated financial statements related to the applicable Performance Period.

"Executive" means a key employee (including any officer) of the Company who is (or in the opinion of the Committee may during the applicable Performance Period become) a "covered employee" for purposes of Section 162(m).

"Financial Statement Objectives" with respect to any Performance Period means a positive change in (A) one or more line items of the Company's balance sheet or income statement (including revenues), in each case as specified by the Committee at the time Business Criteria and Performance Target(s) are established for the applicable Performance Period from (B) the corresponding line item or items of the Company's balance sheet or income statement, as applicable, for the Year or Years or Performance Period immediately prior to the commencement of the applicable Performance Period, in each case as reported in the Company's consolidated financial statements for the relevant period.

"Net Income" with respect to any Performance Period means the consolidated net income of the Company, as reported in the consolidated financial statements of the Company related to the applicable Performance Period.

"Participant" means an Executive selected to participate in the Plan by the Committee.

"Performance Period" means the Year or Years (or portions thereof) with respect to which the Performance Targets are set by the Committee.

"Performance Target(s)" means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 4.2 for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

B-2

Annex B — Amended and Restated 2002 Executive Performance Plan

"Plan" means this Amended and Restated 2002 Executive Performance Plan, as amended from time to time.

"Restricted Stock" means an Award of Shares under Section 5 that are nontransferable and subject to forfeiture conditions and other restrictions on ownership until specific vesting conditions established by the Committee under the Award are satisfied.

"Restricted Unit" means an Award under Section 5 of notional units of measurement that are denominated in Shares, payable to the Participant in cash or in Shares upon the satisfaction of specific conditions established by the Committee under the Award.

"Return on Assets" with respect to any Performance Period means Net Income divided by the average of the total assets of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

"Return on Equity" with respect to any Performance Period means Net Income divided by the average of the common shareholders equity of the Company for the Performance Period, as reported by the Company in its consolidated financial statements related to the applicable Performance Period.

"Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

"Section 409A" means Section 409A of the Code, and the regulations and any interpretative guidance promulgated thereunder, all as amended from time to time.

"Shares" means shares of common stock of the Company or any securities or property, including rights into which the same may be converted by operation of law or otherwise.

"Stock Plan" means the Company's Amended and Restated 1995 Stock Incentive Plan or Amended and Restated 2005 Stock Incentive Plan, in each case as amended from time to time, or any other shareholder approved stock incentive plan of the Company.

"Total Shareholder Return" with respect to any Performance Period means (i) the total return to shareholders of the Company or (ii) the average (which may be weighted or unweighted) of the total returns to shareholders in respect of any group of publicly traded companies (including the companies in any publicly reported index of publicly traded companies) as designated by the Committee, in each case determined on a consistent basis specified by the Committee at the time the Business Criteria and Performance Target(s) are established for the applicable Performance Period.

"Year" means a fiscal year of the Company commencing on or after October 1, 2001.

Section 3. Administration of the Plan

3.1    The Committee.    The Plan shall be administered by a Committee consisting of at least three members of the Board of Directors of the Company, duly authorized by the Board of Directors of the Company to administer the Plan who are "outside directors" within the meaning of Section 162(m).

3.2    Powers of the Committee.    The Committee shall have the sole authority to establish and administer the Business Criteria and Performance Target(s) and the responsibility of determining from among the Executives those persons who will participate in and receive Awards under the Plan and, subject to the terms of the Plan, the amount or Shares under such Awards, and the time or times at which and the form and manner in which Awards will be paid (which may include elective or mandatory deferral alternatives) and shall otherwise be responsible for the administration of the Plan, in accordance with its terms. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Awards under the Plan, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement B-3

3.3    Requisite Action.    A majority (but not fewer than two) of the members of the Committee shall constitute a quorum. The vote of a majority of those present at a meeting at which a quorum is present or the unanimous written consent of the Committee shall constitute action by the Committee.

3.4    Express Authority (and Limitations on Authority) to Change Terms and Conditions of Awards; Acceleration or Deferral of Payment.    Without limiting the Committee's authority under other provisions of the Plan, but subject to any express limitations of the Plan and compliance with Section 162(m) and Section 409A, the Committee shall have the authority to accelerate payment of an Award (after the attainment of the applicable Performance Target(s)) that is not treated as deferred compensation subject to Section 409A and to waive restrictive conditions for an Award, in such circumstances as the Committee deems appropriate. In the case of any acceleration of an Award after the attainment of the applicable Performance Target(s), the amount payable shall be discounted to its present value using an interest rate equal to Moody's Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)). Any deferred payment shall also be subject to Section 4.9 and, if applicable, Section 4.10. In addition, and notwithstanding anything elsewhere in the Plan to the contrary, the Committee shall have the authority to provide under the terms of an Award that payment or vesting shall be accelerated upon the death or disability of a Participant, a change in control of the Company, or upon termination of the Participant's employment without cause or as a constructive termination, as and in the manner provided by the Committee, and subject to such provision not causing the Award to fail to satisfy the requirements for performance-based compensation under Section 162(m) generally; provided, however, that to the extent any such award is deferred compensation subject to the provisions of Section 409A, no such acceleration shall occur unless it occurs pursuant to the terms of the Award as initially established (or as otherwise permitted under Section 409A) and the event upon which such acceleration occurs is a permissible distribution event under Section 409A.

Section 4. Bonus Awards

4.1    Provision for Bonus.    Each Participant may receive a Bonus if the Performance Target(s) established by the Committee, relative to the applicable Business Criteria, are attained in the applicable Performance Period established by the Committee. The applicable Performance Period and Performance Target(s) shall be determined by the Committee consistent with the terms of the Plan and Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Company may pay a Bonus of less than the amount determined by the formula or standard established pursuant to Section 4.2 or may pay no Bonus at all, unless the Committee otherwise expressly provides by written contract or other written commitment.

4.2    Selection of Performance Target(s).    The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a cumulative basis or in the alternative, and may be established on a stand-alone basis with respect to the Company or on a relative basis with respect to any peer companies or index selected by the Committee. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, and for any person who may become a Participant after the Performance Target(s) are set, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target(s) are attained, subject to Sections 4.1, 4.3, 4.7, 6.1 and 6.7. The objective formula or standard shall preclude the use of discretion to increase the amount of any Bonus earned pursuant to the terms of the Award.

4.3    Maximum Annual Bonuses.    Notwithstanding any other provision hereof, no Executive serving as the Company's executive Chairman of the Board of Directors, Chief Executive Officer, President or Chief Operating Officer (whether or not also serving in any other capacity) shall receive a Bonus under the Plan for any one year in excess of $27.5 million and no other Executive shall receive a Bonus under the Plan for any one year in excess of $10 million. The foregoing limits shall be subject to adjustments consistent with Section 3.4 in the event of acceleration or deferral.

4.4    Selection of Participants.    For each Performance Period, the Committee shall determine, at the time the Business Criteria and the Performance Target(s) are set, those Executives who will participate in the Plan.

B-4

Annex B — Amended and Restated 2002 Executive Performance Plan

4.5    Effect of Mid-Year Commencement of Service; Termination of Employment.    To the extent compatible with Sections 4.2 and 6.7, if an Executive commences service as an employee after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant such Executive a Bonus that is proportionately adjusted based on the period of actual service during the Year; provided that the amount of any Bonus paid to such person shall not exceed that proportionate amount of the applicable maximum individual bonus that could have been payable under Section 4.3, with such pro-ration based on such person's actual service as an employee during such Year. If during any Year an Executive is promoted to, or demoted from, a position such that the maximum bonus that would be applicable to such Executive under Section 4.3 would change as a result of such action, the amount of any Bonus paid to such person shall not exceed the sum of the proportionate amounts of the applicable maximum individual bonus that could have been payable for such Year under Section 4.3 in respect of the different positions, with such pro-ration based on the Executive's period of service in the positions that establish a different applicable maximum bonus. In the event of the termination of employment of a Participant prior to the payment of a Bonus, the Participant shall not be entitled to any payment in respect of the Bonus, unless otherwise expressly provided by the terms of the Awards or other written contract with the Company. Except as otherwise provided in this Section 4.5, the general rules of the Plan shall apply in determining the Bonus payable to any Executive who has a change in status during such Year.

4.6    Adjustments.    To preserve the intended incentives and benefits of an Award based on Adjusted Aggregate Segment Operating Margin, Adjusted Cash Flow, Adjusted EBITDA, Adjusted EPS, Adjusted Financial Statement Objectives, Adjusted Net Income, Adjusted Return on Assets or Adjusted Return on Equity, the Committee shall apply the objective formula or standard with respect to the applicable Performance Target in a manner that shall eliminate, in whole or in part, in such manner as is specified by the Committee, the effects of the following : (i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported by the Company in its public filings with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, and (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part. The Committee may, however, provide at the time the Performance Targets are established that one or more of the foregoing adjustments will not be made as to a specific Award. In addition, the Committee may determine at the time the Performance Targets are established that other adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period: (a) gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation, (b) the impact of impairment of tangible or intangible assets, (c) the impact of restructuring activities, including but not limited to reductions in force, that are reported in the Company's public filings covering the Performance Period and (d) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. Each of the adjustments described in this Section 4.6 may relate to the Company as a whole or any part of the Company's business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any Shares, to reflect a change in the Company's capitalization, such as a stock split or dividend, or a corporate transaction, such as a merger, consolidation, separation (including a spin-off or other distribution of stock or property), or a reorganization of the Company.

4.7    Committee Discretion to Determine Bonuses.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Bonus shall be calculated (in accordance with Sections 4.1 and 4.2), whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Bonuses (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. Except as provided in Section 3.4, the Committee may not, however, increase the maximum amount permitted to be paid to any individual under Section 4.2, 4.3, 4.4 or 4.5 of the Plan or award a Bonus under this Plan if the applicable Performance Target(s) have not been satisfied.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement B-5

4.8    Committee Certification.    No Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied. Unless the Committee is otherwise prevented from doing so under circumstances where such a delay would be permitted under Section 409A, in the case of any award the payment of which is designed to be treated as a short-term deferral within the meaning of Section 409A of the Code, the Committee shall use its reasonable best commercial efforts to meet to consider certification of the attainment of the Performance Target(s) to permit the payment of any amount determined to be payable within the requisite period to qualify as such a short-term deferral.

4.9    Time of Payment; Deferred Amounts.    Any Bonuses granted by the Committee under the Plan shall be paid as soon as practicable following the Committee's determinations under this Section 4 and the certification of the Committee's findings under Section 4.8, but in the case of any Bonuses designed not to be deferred compensation within the meaning of Section 409A of the Code, not later than the latest date at which such Bonuses would still qualify for the exemption from Section 409A applicable to short-term deferrals. Any such payment shall be in cash or cash equivalent or in such other form of equal value on such payment date (including Shares or share equivalents as contemplated by Section 4.10) as the Committee may approve or require, subject to applicable withholding requirements and, if applicable, Section 4.10. Notwithstanding the foregoing, the Committee, in its sole discretion (but subject to compliance with Section 162(m) and the applicable provisions of Section 409A and to any prior written commitments and to any conditions consistent with Sections 3.4, 4.3, 4.10 and 6.7 that it deems appropriate), may defer the payout or vesting of any Bonus and/or provide to Participants the opportunity to elect to defer the payment of any Bonus under a nonqualified deferred compensation plan and as contemplated by Section 4.10. Any action by the Committee or any election made by an Executive to defer payment of any Bonus shall be made not later than the date(s) required to avoid the acceleration of income and the imposition of an additional rate of tax under Section 409A. In the case of any deferred payment of a Bonus after the attainment of the applicable Performance Target(s), any amount in excess of the amount otherwise payable shall be based on either Moody's Average Corporate Bond Yield (or such other rate of interest that is deemed to constitute a "reasonable rate of interest" for purposes of Section 162(m)) over the deferral period or the return over the deferral period of one or more predetermined actual investments (including Shares) such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s), unless the alternative deferred payment is otherwise exempt from the limitations under Section 162(m).

4.10    Share Payouts of Bonus.    Any Shares payable under a Bonus shall be pursuant to a combined Award under the Plan and the Stock Plan. The number of Shares or stock units (or similar deferred award representing a right to receive Shares) awarded in lieu of all or any portion of a Bonus shall be equal to the largest whole number of Shares which have an aggregate fair market value no greater than the amount of cash otherwise payable as of the date the cash payment of the Bonus would have been made. For this purpose, "fair market value" shall mean the average of the high and low prices of the Shares on such date. Any such Shares, stock units (or similar rights) shall thereafter be subject to adjustments for changes in corporate capitalization as provided in the Stock Plan. Dividend equivalent rights thereafter earned may be accrued and payable in additional stock units, cash or Shares or any combination thereof, as determined by the Committee at or prior to the time at which an Executive attains a legally binding right to the underlying Award. Notwithstanding anything else in this Section 4.10 to the contrary, any election to defer the time at which any payment is made in respect of any Bonus shall be intended to satisfy the applicable requirements of Section 409A, including, but not limited to, the provisions related to the timing of initial deferral elections (including the special rules in respect of performance-based compensation) and any subsequent deferral elections.

Section 5. Restricted Stock and Units

5.1.    Awards.    The Committee may grant Awards under the Plan in the form of Restricted Stock or Restricted Units, which shall become vested or payable based upon the achievement of Performance Target(s) established by the Committee and upon the continued employment of the Participant for such period or periods as the Committee shall specify. The selection of Participants, Business Criteria, Performance Targets and Performance Period and other terms and conditions of the Award shall be established and administered by the Committee on the same basis as provided for Bonus Awards under Section 4 hereof (other than Sections 4.3 and 4.4 hereof), except as the context otherwise requires. Any Shares subject to a Restricted Stock Award or distributed to a Participant under a Restricted Unit Award shall be pursuant to a combined Award under the Plan and Stock Plan, and shall be subject to adjustments for

B-6

Annex B — Amended and Restated 2002 Executive Performance Plan

changes in corporate capitalization as provided in the Stock Plan. Unless otherwise provided by the Committee, any dividends, distributions and equivalent rights payable with respect to Restricted Stock or Restricted Units shall be subject to the same vesting or payment conditions established pursuant to the Award. Notwithstanding the fact that Performance Targets have been attained with respect to any Award in the form of Restricted Stock or Restricted Units, the Committee may reduce the amount vesting or payable, or eliminate vesting or payment, unless the Committee otherwise expressly provides by written contract or other written commitment.

5.2    Maximum Awards.    The maximum number of Shares or share units that may be subject to Restricted Stock and/or Restricted Units granted to any one Participant during any single Year shall be limited to 2,000,000 Shares, subject to adjustment to reflect changes in corporate capitalization in the same manner as provided in the Stock Plan. An Award of Restricted Stock or Restricted Units shall not affect the Participant's maximum Bonus Award under Sections 4.3 and 4.4, and the provisions of Sections 4.3 and 4.4 shall not apply to Awards under this Section 5.

Section 6. General Provisions

6.1    No Right to Awards or Continued Employment.    Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 6.1, any predecessor or subsidiary), the Board of Directors of the Company or the Committee in respect of the Plan shall be held or construed to confer upon any person any legal right to receive, or any interest in, an Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Executive in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 6.1, however, is intended to adversely affect any express independent right of any person under a separate employment agreement. Notwithstanding any other provision hereof and notwithstanding the fact that the Performance Target(s) have been attained and/or the individual maximum amounts hereunder have been calculated, the Company shall have no obligation to pay any Bonus hereunder nor to pay the maximum amount so calculated or any prorated amount based on service during the period, unless the Committee otherwise expressly provides by written contract or other written commitment.

6.2    Discretion of Company, Board of Directors and Committee.    Any decision made or action taken by the Company or by the Board of Directors of the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons. No member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or any other person.

6.3    No Funding of Plan.    The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant or former Participant shall be no greater than those of a general unsecured creditor or shareholder of the Company, as the case may be.

6.4    Non-Transferability of Benefits and Interests.    Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.4 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant's legal representative or beneficiary or (ii) after the disability of a Participant to the disabled Participant's personal representative.

6.5    Law to Govern.    All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of California.

6.6    Non-Exclusivity.    The Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, including, without limitation, the issuance of restricted stock or restricted stock units or any other awards under the Stock Plan.

Continues on next page ►

The Walt Disney Company Notice of 2018 Annual Meeting and Proxy Statement B-7

6.7    Section 162(m) Conditions; Bifurcation of Plan.    It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. As and to the extent provided under Section 162(m), the material terms of the performance criteria under the Plan must be re-approved by the Company's shareholders no later than the 2018 annual meeting of shareholders if the Company intends that the Plan continue to meet the requirements for "performance-based compensation" under Section 162(m) for Awards made following the date of such annual meeting. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to persons whose compensation is subject to Section 162(m).

Section 7. Amendments, Suspension or Termination of Plan

The Board of Directors or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board of Directors and/or shareholder approval if such approval is necessary to comply with the applicable provisions of Section 162(m). To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an award agreement to the contrary, if a Participant is a "specified employee" as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code in respect of Awards that are deferred compensation for purposes of such Section 409A, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant's separation from service (or such other period as required to comply with Section 409A).

B-8

© Disney

Your Vote is Important

Please make sure to vote your proxy:

1.      Visit www.proxyvote.com/disney and enter the control number found on the enclosed form.

2.      Dial 1-800-690-6903 and enter the control number found on the form.

3.      If you received a proxy card, complete the form with your vote, sign and return it in the enclosed postage paid envelope.

*Please note that if you do not vote your proxy, your shares will not be represented at the meeting unless you attend the meeting and vote in person.

©Disney

SCAN TO VIEW MATERIALS & VOTE
THE WALT DISNEY COMPANY C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.

Have your proxy card in hand when voting by internet or phone and follow the instructions below. See reverse side for specific deadlines.

VOTE BY INTERNET - www.proxyvote.com/disney or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information.

VOTE BY PHONE - 1-800-690-6903 - To transmit your voting instructions by telephone.

VOTE BY MAIL - Mark, sign and date your proxy card and return it in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION - Beginning February 21, 2018 through May 8, 2018, you may confirm your vote twenty-four hours after your vote is received. To obtain vote confirmation, log onto www.proxyvote.com/disney using the 16 digit number located below.

If voting by internet or phone, do NOT mail back the proxy card. You can access, view and download this year's Annual Report and Proxy Statement at www.proxyvote.com/disney.

*Note: To vote accounts separately, please call 1-855-449-0994.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35416-P00360-Z71529	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE WALT DISNEY COMPANY

The Board of Directors recommends you vote FOR each of the following Directors:

1. Election of Directors		For	Against	Abstain		The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1a. Susan E. Arnold		☐	☐	☐		2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accountants for 2018.	☐	☐	☐

1b. Mary T. Barra		☐	☐	☐

3. To approve material terms of performance goals under the Amended and Restated 2002 Executive Performance Plan.
1c. Safra A. Catz		☐	☐	☐			☐	☐	☐

1d. John S. Chen		☐	☐	☐		4. To approve the advisory resolution on executive compensation.	☐	☐	☐

1e. Francis A. deSouza		☐	☐	☐
						The Board of Directors recommends you vote AGAINST the following proposals:	For	Against	Abstain
1f. Robert A. Iger		☐	☐	☐

1g. Maria Elena Lagomasino		☐	☐	☐		5. To approve the shareholder proposal requesting an annual report disclosing information regarding the Company's lobbying policies and activities.	☐	☐	☐

1h. Fred H. Langhammer		☐	☐	☐

1i. Aylwin B. Lewis		☐	☐	☐

6.   To approve the shareholder proposal requesting the Board to amend the Company's bylaws relating to proxy access to increase the number of permitted nominees, remove the limit on aggregating shares to meet the shareholding requirement, and remove the limitation on renomination of persons based on votes in a prior election.

							☐	☐	☐

1j. Mark G. Parker		☐	☐	☐

HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household.		Yes ☐	No ☐			NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

© Disney

If you plan to attend the meeting on March 8, 2018, you must request an admission ticket in advance following the instructions set forth in the Proxy Statement. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than March 7, 2018. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present a valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:00 a.m. and the meeting will begin at 10:00 a.m. Large bags, backpacks, suitcases, briefcases, cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/disney.

If you wish to change your address, please visit www.disneyshareholder.com, or call Disney's Transfer Agent, Broadridge at 1-855-553-4763.

Shareholder Meeting Registration: To vote and/or attend the meeting, go to "Shareholder Meeting Registration" link at www.proxyvote.com/disney and follow the instructions provided (you will need your 16 digit control number).

E35417-P00360-Z71529

THE WALT DISNEY COMPANY Annual Meeting of Shareholders March 8, 2018 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) CHRISTINE M. MCCARTHY, ALAN N. BRAVERMAN and ROGER J. PATTERSON, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Walt Disney Company that the undersigned would be entitled to cast if personally present at the 2018 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; FOR PROPOSALS 2, 3 AND 4; AGAINST PROPOSALS 5 AND 6; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MARCH 7, 2018.

If you hold shares in any 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 11:59 p.m. Eastern Time on March 5, 2018, or if no choice is specified, will be voted by an independent fiduciary. Your voting instructions will be kept confidential by the trustee.

Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

(Continued and to be marked, dated and signed on the other side)

© Disney

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on March 8, 2018.

THE WALT DISNEY COMPANY

Meeting Information

 Meeting Type:         Annual Meeting

 For holders as of:  January 8, 2018

 Date: March 8, 2018          Time: 10:00 a.m.

 Location:    Hobby Center for the Performing Arts

800 Bagby Street

Houston, Texas 77002

THE WALT DISNEY COMPANY C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com/disney, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

This notice also constitutes Notice of the 2018 Annual Meeting of Shareholders.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E35418-Z71529-P00360

© Disney

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow à		XXXX XXXX XXXX XXXX	(located on the following page)
and visit: www.proxyvote.com/disney, or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.
Please choose one of the following methods to make your request:

	1) BY INTERNET:	www.proxyvote.com/disney
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow

à	XXXX XXXX XXXX XXXX	(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor or transfer agent.
Please make the request as instructed above on or before February 22, 2018 to facilitate timely delivery.

How To Vote Please Choose One of the Following Voting Methods	SCAN TO VIEW MATERIALS & VOTE

Vote In Person: All shareholders of record at January 8, 2018 (or holders in street name who have obtained a valid proxy) may vote in person at the meeting. You can obtain directions for attending the meeting as described under Attendance at the Meeting in the Proxy Statement.

Vote By Internet: Go to www.proxyvote.com/disney or from a smart phone or tablet, scan the QR Barcode above. Have the information that

is printed in the box marked by the arrow à	XXXX XXXX XXXX XXXX	available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote Confirmation: Beginning February 21, 2018 through May 8, 2018, you may confirm your vote twenty-four hours after your vote is received. To obtain vote confirmation, log onto www.proxyvote.com/disney using the 16 digit number.

Shareholder Meeting Registration: To vote and/or attend the meeting, go to "Shareholder Meeting Registration” link at www.proxyvote.com/disney and follow the instructions provided (you will need your 16 digit control number).

E35419-Z71529-P00360

Voting Items

The Board of Directors recommends you vote FOR each of the following Directors:	The Board of Directors recommends you vote FOR the following proposals:

1.

Election of Directors

1a.                Susan E. Arnold

1b.                Mary T. Barra

1c.                Safra A. Catz

1d.                John S. Chen

1e.                Francis A. deSouza

1f.                  Robert A. Iger

1g.                Maria Elena Lagomasino

1h.                Fred H. Langhammer

1i.                   Aylwin B. Lewis

1j.                   Mark G. Parker

2.      To ratify the appointment of Pricewater-houseCoopers LLP as the Company's registered public accountants for 2018.

3.      To approve material terms of performance goals under the Amended and Restated 2002 Executive Performance Plan.

4.      To approve the advisory resolution on executive compensation.

The Board of Directors recommends you vote AGAINST the following proposals:

5.      To approve the shareholder proposal requesting an annual report disclosing information regarding the Company's lobbying policies and activities.

6.      To approve the shareholder proposal requesting the Board to amend the Company's bylaws relating to proxy access to increase the number of permitted nominees, remove the limit on aggregating shares to meet the shareholding requirement, and remove the limitation on renomination of persons based on votes in a prior election.

E35420-Z71529-P00360

E35421-Z71529-P00360

2018 Annual Meeting March 8, 2018

Important proxy voting material is ready for your action.

This email relates to the following share(s):
THE WALT DISNEY COMPANY - COMMON	123,456,789,012.00000
DISNEY HOURLY 401K	123,456,789,012.00000
DISNEY SALARIED 401K	123,456,789,012.00000
DISNEY HOURLY SIP- NON ESOP	123,456,789,012.00000
DISNEY SALARIED SIP- NON ESOP	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000
*	123,456,789,012.00000

Three

Ways to Vote

Now via ProxyVote (click here)	Vote By March 7, 2018 11:59 PM ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear Disney Shareholder:

The 2018 Annual Meeting of shareholders of The Walt Disney Company will be held at the Hobby Center for the Performing Arts, 800 Bagby Street, Houston, Texas 77002, on Thursday, March 8, 2018, beginning at 10:00 a.m.

Shareholders of record of Disney common stock (NYSE: DIS) at the close of business on January 8, 2018, are entitled to vote at the meeting and any postponements or adjournments of the meeting. The items of business and the recommendations of the Board of Directors are described in the proxy materials.

This communication presents only an overview. Complete proxy materials are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

©Disney

For holders as of January 8, 2018